DERIVED INFORMATION [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FICO and LTV	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	200,934	429,396,722	31	7.2	0.1	659	41	71.5	81.5	6.3	95.5	63.1	11.3	25.5	30.7	33.7
FICO 500-525 and LTV>65	138,651	17,470,038	1.3	9.29	0	514	41.3	76.2	92.5	5.2	97.5	85.6	3	11.5	1	14
FICO 525-550 and LTV>65	155,381	50,188,168	3.6	8.82	0.1	538	40.8	78	86.6	7.8	98.1	85.1	4.3	10.6	0.4	19
FICO 550-575 and LTV>65	167,418	106,142,871	7.7	8.2	2.6	564	41.9	80.7	86.5	6.5	98	84.7	5.1	10.2	1.4	15.1
FICO 575-600 and LTV>70	143,407	166,495,500	12	8.04	1.9	588	41.1	84.1	91.5	3.5	98.7	84.5	6.2	9.2	15	16.3
FICO 600-625 and LTV>70	152,233	227,131,427	16.4	7.86	1.1	612	40.8	84.6	87.5	4.7	98.4	79.7	9.6	10.7	22.8	18.8
FICO 625-650 and LTV>70	164,572	261,505,147	18.9	7.63	1.8	637	40.8	84	84.2	6.7	96.6	72.6	11.2	16.1	27.7	24.1
FICO 650-675 and LTV>80	137,673	67,872,673	4.9	7.92	4.8	661	38.6	91.1	87.7	4.7	93.6	82.1	5	12.9	21.7	17.7
FICO 675-700 and LTV>80	148,493	34,895,817	2.5	7.7	7.9	686	37.4	90.9	77.2	5.8	91.9	75.4	14.1	10.5	18.2	20.1
FICO 700-725 and LTV>80	143,652	13,646,966	1	7.65	13.2	710	39.8	90.4	85.4	2.1	91	67.8	11.3	20.9	10.3	23.6
FICO 725-750 and LTV>85	135,243	7,303,134	0.5	7.88	7.3	738	39.7	93.5	82.8	3.5	95.5	70.4	23.2	6.4	32.7	25.5
FICO 750-775 and LTV>85	103,976	1,975,540	0.1	8.6	2.4	761	36.9	93.8	71.2	6.6	75.9	79.7	11.3	9	0	18
FICO 775-800 and LTV>85	155,213	1,241,701	0.1	7.67	9.3	781	37.5	91	90.6	0	58.9	87.7	12.3	0	0	0
FICO=>800 and LTV>85	193,246	193,246	0	8.13	0	807	46.2	90	100	0	0	100	0	0	0	0
Total:	165,586	1,385,458,952	100	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

LTV and DTI	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	161,479	1,219,169,921	88	7.76	1.2	628	39.1	80.2	84.6	6	96.4	71.3	10.4	18.3	24.6	24.4
LTV 0-60 and DTI>50	204,812	8,397,275	0.6	6.87	0	630	52.5	49.5	82.4	0	91.3	93.3	0.9	5.9	4.4	40.4
LTV 60-65 and DTI>50	193,489	5,804,684	0.4	7.31	0	580	52.8	62.5	90.6	4.2	97.1	96.3	0	3.7	5	27.3
LTV 65-70 and DTI>50	217,017	6,510,514	0.5	7.4	0	586	52.6	67.4	69.9	7.4	96	96	0	4	0	24.2
LTV 70-75 and DTI>50	243,561	15,344,323	1.1	7.09	0	594	53.1	72.2	87.8	2.6	97.2	92	2.2	5.9	3.3	35.1
LTV 75-80 and DTI>50	223,792	19,917,450	1.4	7.61	0	596	52.9	77.4	84.1	7.1	93.9	89.5	9	1.5	4.2	18.4
LTV 80-85 and DTI>50	191,646	45,995,040	3.3	7.06	3.3	632	52.9	80.6	91.4	2.6	98.6	98.5	1	0.5	8.7	18.2
LTV 85-90 and DTI>50	237,649	17,348,365	1.3	7.37	15.3	617	53.1	86.6	94.4	1.7	100	99	0	1	5	16.4
LTV 90-95 and DTI>50	217,130	31,266,748	2.3	7.48	9.9	620	53.1	90.4	92.8	1.6	98.7	97.4	2.6	0	3.7	18.8
LTV 95-100 and DTI>50	179,498	7,718,422	0.6	7.78	0	641	53.9	95.2	86.3	6.1	100	100	0	0	0	0
LTV=>100 and DTI>50	124,785	7,986,208	0.6	8.35	4.1	636	52.8	100	91.1	0	100	100	0	0	0	1.1
Total:	165,586	1,385,458,952	100	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

DTI and FICO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	152,592	729,237,688	52.6	7.59	1.8	656	35.9	81.2	83.4	6.2	95.6	69.6	10.8	19.5	27.5	25.2
DTI 0.1 - 20.0 & FICO<525	66,510	598,588	0	9.59	0	519	17.1	74.2	100	0	100	100	0	0	0	0
DTI 20.1 - 25.0 & FICO<525	58,261	815,653	0.1	9.89	0	517	22.1	73	100	0	100	93.6	0	6.4	0	0
DTI 25.1 - 30.0 & FICO<550	117,940	5,071,421	0.4	9.05	0	530	27.7	75.9	85.2	10.6	99	98	0	2	0	7.2
DTI 30.1 - 35.0 & FICO<575	137,285	25,397,698	1.8	8.42	2.1	551	32.7	74.1	88.5	4.8	97.6	89.1	3.4	7.5	0	16.1
DTI 35.1 - 40.0 & FICO<600	154,393	54,963,763	4	8.2	0.9	568	37.7	77.2	90.2	4.1	98.4	83.3	5.7	11.1	8.8	16.1
DTI 40.1 - 45.0 & FICO<625	174,581	138,442,409	10	8	0.3	586	42.6	78.5	87.7	4.2	97.5	73.1	12	14.9	17	20.9
DTI 45.1 - 50.0 & FICO<650	195,521	282,136,634	20.4	7.8	0.7	603	47.8	79.7	85.1	6.5	97.7	72.3	9.8	17.9	25.6	28
DTI 50.1 - 55.0 & FICO<675	199,679	135,782,040	9.8	7.48	3.2	606	52.7	80.9	88.9	3.7	97.3	95	2.2	2.8	5	18
DTI=>55.0 & FICO<700	200,201	13,013,058	0.9	7.35	9.5	612	56	83.7	90	0	98.9	96	4	0	0	7.5
Total:	165,586	1,385,458,952	100	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

Limited and Stated Doc	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	153,840	1,030,114,650	74.4	7.62	2.2	621	40.3	80.8	87.2	4.8	97.1	99.9	0	0	21.5	21.3
FICO 500-525 & Limited or Stated Doc	167,685	3,521,375	0.3	9.27	0	516	42.2	68.5	93.2	6.8	94.9	0	25.2	74.8	0	26.1
FICO 525-550 & Limited or Stated Doc	196,111	10,589,981	0.8	9.09	0	538	42.2	69.4	86.3	9.6	95.1	0	27.3	72.7	0	33.8
FICO 550-575 & Limited or Stated Doc	207,785	22,440,820	1.6	8.58	0	564	42.2	71.8	76.3	8.2	96	0	29.4	70.6	2.3	40.4
FICO 575-600 & Limited or Stated Doc	211,365	34,029,816	2.5	8.25	0	588	42.3	77	87.5	5.8	97.5	0	37.4	62.6	9.1	33.5
FICO 600-625 & Limited or Stated Doc	225,232	56,082,646	4	8.12	0	614	41.7	78.4	84.2	6.3	95.7	0	42.7	57.3	18	29.2
FICO 625-650 & Limited or Stated Doc	200,644	75,241,634	5.4	7.97	0	638	42.4	80.5	79.9	7.6	95	0	40.2	59.8	23.2	28
FICO 650-675 & Limited or Stated Doc	208,633	62,381,159	4.5	7.75	0	661	42.9	80.3	71.5	12.1	95.7	0	33.1	66.9	31.7	25.4
FICO 675-700 & Limited or Stated Doc	214,933	42,556,751	3.1	7.79	0	687	41.6	80.4	75.7	6.7	92.9	0	35	65	32.8	28.4
FICO 700-725 & Limited or Stated Doc	225,871	23,490,611	1.7	7.6	0	711	41.7	80.9	79.9	6.7	94.7	0	30.2	69.8	44	43.2
FICO 725-750 & Limited or Stated Doc	256,013	13,056,668	0.9	7.42	0	736	42.8	80.4	76.5	6.1	89.3	0	41.8	58.2	41.5	43.3
FICO 750-775 & Limited or Stated Doc	220,101	7,923,641	0.6	7.36	0	763	43.7	79.6	89	3.7	96.2	0	37.2	62.8	42.8	46.6
FICO 775-800 & Limited or Stated Doc	268,293	3,487,814	0.3	7.66	0	784	39.6	80.4	49.6	41.2	95.6	0	44.2	55.8	63.4	30.7
FICO=>800 & Limited or Stated Doc	270,694	541,387	0	7.87	0	805	39.2	78.1	100	0	100	0	38.1	61.9	0	0
Total:	165,586	1,385,458,952	100	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

IO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	149,250	1,077,585,987	77.8	7.85	2.1	620	40.3	80.3	85.8	5.3	96	74.9	8.6	16.4	0	18.8
FICO 500-525 & InterestOnly	170,000	170,000	0	7.95	0	518	45.2	68	0	100	100	100	0	0	100	0
FICO 525-550 & InterestOnly	225,000	225,000	0	7.41	0	549	12.7	90	0	100	100	100	0	0	100	0
FICO 550-575 & InterestOnly	216,925	1,518,475	0.1	7.66	0	561	42.9	79.3	65.7	0	81.7	65.7	18.5	15.8	100	41.4
FICO 575-600 & InterestOnly	243,390	29,936,981	2.2	7.34	0	589	42.4	78.9	90.2	3.3	100	89.6	5.7	4.7	100	30.8
FICO 600-625 & InterestOnly	258,465	59,963,853	4.3	7.4	0	613	41.5	79.6	86.3	5.4	98.8	83.2	9.7	7.1	100	32.3
FICO 625-650 & InterestOnly	245,962	76,986,244	5.6	7.35	0	638	42.4	81	85.6	7.4	98.2	77.2	12.6	10	100	35.4
FICO 650-675 & InterestOnly	284,294	61,407,456	4.4	7.11	0	661	42.2	80.8	79.6	8.4	99.3	67.8	14.3	17.9	100	45.9
FICO 675-700 & InterestOnly	288,751	35,805,100	2.6	7.03	0	687	42.4	80.5	76.5	7.3	97.6	61.1	16.1	22.9	100	46.6
FICO 700-725 & InterestOnly	310,686	21,126,626	1.5	7	0	710	42.9	79.9	77.9	8.2	97.8	51.1	12.1	36.8	100	54.8
FICO 725-750 & InterestOnly	298,498	9,850,439	0.7	6.86	0	737	44.6	82.8	79.2	4.4	100	45	20.8	34.2	100	66.3
FICO 750-775 & InterestOnly	356,905	6,781,190	0.5	6.76	0	763	46.1	79.5	94.3	0	100	50	11.6	38.4	100	74.9
FICO 775-800 & InterestOnly	400,178	3,601,600	0.3	7.48	0	786	40.4	80	65.3	25.8	100	38.6	18	43.4	100	63.3
FICO=>800 & InterestOnly	500,000	500,000	0	5.59	0	806	48	46.2	100	0	100	100	0	0	100	100
Total:	165,586	1,385,458,952	100	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

DERIVED INFORMATION [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Deal Info		v1.2	Master Servicer:
Deal Name	HEAT 2006-3		Backup Servicer:
Bloomberg Ticker:			Primary Servicer (s):	%	Name	Originator (s):	%	Name	FICO by Originator
Asset Class:	Subprime		1			1
Issuer:	Credit Suisse		2			2
Trustee:			3			3
Lead Manager(s)			4			4
Month:			5			5
To Roll			6			6
Remaining Am Term			7			7
Remaining IO Term			8			8
			9			9
% Interest Only			10			10
Cells in red font are calculations and should be left alone.			Please fill out complete list of servicers and originators even if it is greater then ten
Please put averages in gray cells at the bottom of each bucket.

FICO BUCKET
FICO	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only	MI%
NA	32	2,498,953	0.18%	146,967	9.27%	0	71.90%	38.20%	100.00%	100.00%	60.20%	100.00%	0.00%	10.70%
=<500	11	1,320,452	0.10%	153,548	8.96%	498	68.70%	38.60%	86.40%	86.60%	100.00%	64.70%	0.00%	0.00%
>500 =<520	102	13,212,256	0.95%	192,240	9.35%	511	72.30%	42.30%	97.60%	93.40%	74.70%	88.40%	1.30%	0.00%
>520 =<540	264	39,238,683	2.83%	213,341	8.93%	530	73.20%	41.10%	99.50%	93.30%	87.20%	80.90%	0.00%	0.10%
>540 =<560	408	66,461,755	4.80%	236,927	8.43%	551	75.40%	41.40%	97.30%	93.30%	82.40%	82.90%	1.70%	0.30%
>560 =<580	812	131,510,518	9.49%	220,899	8.02%	570	77.30%	41.70%	97.80%	92.30%	80.10%	83.30%	1.80%	2.40%
>580 =<600	1,204	176,791,191	12.76%	244,659	7.90%	591	80.50%	40.70%	98.40%	93.70%	66.90%	82.90%	17.20%	1.50%
>600 =<620	1,268	196,408,609	14.18%	260,978	7.79%	610	81.30%	40.50%	97.60%	92.40%	59.50%	80.60%	21.30%	1.30%
>620 =<640	1,479	239,182,476	17.26%	264,090	7.61%	630	81.80%	40.70%	95.80%	91.00%	52.20%	75.60%	26.40%	1.10%
>640 =<660	1,133	193,997,011	14.00%	277,882	7.55%	650	82.20%	40.30%	96.00%	88.80%	45.70%	67.70%	30.00%	2.00%
>660 =<680	703	130,561,753	9.42%	304,681	7.27%	669	81.50%	41.10%	96.40%	88.80%	44.10%	66.20%	31.70%	1.30%
>680 =<700	430	84,532,011	6.10%	302,957	7.28%	689	81.30%	40.30%	93.10%	85.50%	43.50%	61.00%	32.40%	3.50%
>700 =<750	396	81,096,471	5.85%	332,531	7.18%	719	81.00%	41.50%	93.90%	86.90%	36.50%	56.50%	38.20%	2.70%
>750	125	28,646,811	2.07%	367,447	6.98%	775	77.00%	39.60%	95.30%	93.30%	34.00%	58.30%	38.00%	0.60%
TOTAL	8,367	1,385,458,950	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%	1.60%

FICO Mean:	626	Median:	621	Standard Deviation:		62.87

OLTV BUCKET
LTV	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only	MI%
=<50	192	25,741,876	1.86%	184,236	7.44%	615	40.60%	39.30%	96.10%	89.10%	90.10%	72.90%	11.60%	0.00%
>50 =<55	99	13,849,690	1.00%	210,511	7.55%	601	53.00%	39.90%	91.30%	89.70%	92.90%	78.10%	18.70%	0.00%
>55 =<60	172	31,396,418	2.27%	255,211	7.38%	610	58.00%	38.30%	93.10%	87.00%	92.30%	75.80%	6.90%	0.00%
>60 =<65	256	48,477,646	3.50%	277,216	7.40%	605	63.10%	40.30%	95.90%	91.10%	88.30%	75.80%	13.10%	0.00%
>65 =<70	436	80,668,904	5.82%	292,130	7.46%	602	68.70%	39.80%	91.20%	89.30%	87.50%	80.20%	11.40%	0.00%
>70 =<75	569	111,592,249	8.05%	310,259	7.59%	606	73.90%	41.00%	93.60%	90.40%	82.90%	75.40%	14.60%	0.00%
>75 =<80	3,000	577,604,289	41.69%	277,381	7.44%	641	79.70%	42.10%	98.00%	89.90%	37.90%	64.60%	33.00%	0.00%
>80 =<85	695	139,746,822	10.09%	293,764	7.75%	613	84.40%	41.40%	95.20%	92.20%	80.10%	76.40%	18.40%	5.90%
>85 =<90	1,194	234,655,400	16.94%	273,009	7.81%	624	89.70%	41.30%	96.50%	92.50%	64.90%	82.90%	17.60%	5.50%
>90 =<95	355	49,661,732	3.58%	222,862	8.20%	638	94.70%	42.20%	99.60%	93.90%	54.60%	92.70%	18.60%	1.00%
>95 <100	1,399	72,063,926	5.20%	97,812	10.09%	639	99.90%	29.20%	99.80%	92.70%	11.60%	96.80%	1.70%	0.60%
=>100			0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%	1.60%

LTV Mean:	80.3	CLTV:	85.7	Standard Deviation:		12.7		LTV =80:	34.8		% Silent Seconds:		28.2
								LTV =100:	5	CLTV W/ Silent Seconds:			98.9

CLTV BUCKET
CLTV	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only	MI%
=<50	188	25,062,418	1.81%	182,167	7.47%	613	40.50%	39.20%	96.00%	88.80%	91.60%	72.10%	11.50%	0.00%
>50 =<55	97	13,486,141	0.97%	211,223	7.59%	600	53.00%	39.60%	91.10%	89.40%	92.70%	77.50%	19.20%	0.00%
>55 =<60	170	31,124,814	2.25%	256,242	7.40%	609	58.00%	38.30%	93.10%	86.90%	92.20%	75.60%	6.90%	0.00%
>60 =<65	254	47,774,683	3.45%	275,412	7.42%	603	63.10%	40.20%	95.90%	90.90%	88.20%	75.50%	13.50%	0.00%
>65 =<70	430	78,699,305	5.68%	280,765	7.47%	601	68.50%	40.40%	91.80%	89.10%	89.60%	79.80%	11.00%	0.00%
>70 =<75	545	106,370,323	7.68%	302,753	7.63%	604	73.80%	40.80%	93.40%	90.40%	85.70%	75.60%	13.20%	0.00%
>75 =<80	1,035	206,306,771	14.89%	291,483	7.55%	612	79.30%	40.90%	94.90%	91.00%	77.40%	77.40%	18.10%	0.00%
>80 =<85	676	139,162,581	10.04%	302,128	7.72%	613	84.20%	41.40%	95.20%	92.60%	79.70%	76.30%	18.70%	5.60%
>85 =<90	1,217	242,398,409	17.50%	279,540	7.77%	625	89.10%	41.30%	96.50%	92.30%	64.20%	82.40%	19.80%	5.00%
>90 =<95	484	77,893,320	5.62%	260,862	7.90%	642	89.30%	42.20%	98.10%	94.20%	48.80%	84.20%	23.80%	1.40%
>95 <100	3,271	417,180,186	30.11%	234,048	7.85%	654	83.40%	40.40%	99.80%	89.60%	13.60%	63.80%	33.80%	0.30%
=>100			0.00%
TOTAL	8,367	1,385,458,951	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%	1.60%

DTI BUCKET
DTI	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
=<20	959	77,680,656	5.61%	220,043	8.67%	638	85.00%	13.40%	94.30%	92.00%	40.10%	93.00%	9.70%
>20 =<25	496	46,974,752	3.39%	198,663	8.26%	624	81.70%	22.70%	94.40%	91.10%	50.70%	89.70%	12.40%
>25 =<30	624	79,011,627	5.70%	235,144	7.85%	621	79.60%	27.60%	94.10%	91.40%	62.80%	84.00%	17.20%
>30 =<35	852	126,998,399	9.17%	231,596	7.74%	620	79.40%	32.70%	96.70%	91.00%	63.10%	78.00%	18.00%
>35 =<40	1,062	176,656,160	12.75%	254,028	7.69%	625	79.80%	37.70%	97.70%	92.50%	61.50%	70.80%	19.70%
>40 =<45	1,534	292,417,917	21.11%	276,611	7.70%	629	79.70%	42.70%	95.50%	90.10%	55.50%	63.20%	26.80%
>45 =<50	2,023	419,430,411	30.27%	294,257	7.59%	631	80.10%	47.90%	97.50%	89.80%	53.10%	66.50%	32.70%
>50 =<55	760	154,051,769	11.12%	285,236	7.36%	617	80.60%	52.70%	97.60%	92.40%	65.30%	96.10%	5.20%
>55 =<60	56	12,177,609	0.88%	263,034	7.15%	618	83.40%	56.20%	98.80%	89.50%	85.20%	100.00%	0.00%
>60	1	59,652	0.00%	59,652	9.04%	642	95.00%	65.70%	100.00%	100.00%	100.00%	100.00%	0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

DTI Mean:	40.8	Median:	40.8	Standard Deviation:		12.3

PURPOSE BUCKET
Purpose	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Purchase	3,633	515,272,280	37.19%	259,563	7.89%	645	83.80%	40.20%	96.40%	88.60%	0.00%	63.90%	29.10%
Refi (Cash out)	4,184	789,216,269	56.96%	276,182	7.60%	614	78.00%	41.30%	96.80%	91.90%	100.00%	79.90%	18.40%
Refi (no Cash)			0.00%
Refi (Rate Term)	550	80,970,403	5.84%	235,069	7.62%	630	80.90%	40.10%	95.10%	95.00%	0.00%	85.80%	15.90%
Consolidation			0.00%
Other			0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

OCCUPANCY BUCKET
Occ Type	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Primary (OOC)	8,061	1,337,897,717	96.57%	267,698	7.70%	626	80.40%	40.90%	100.00%	91.70%	57.10%	74.70%	22.70%
Investment	261	37,975,897	2.74%	246,985	8.11%	643	77.60%	38.60%	0.00%	63.90%	55.30%	64.90%	5.60%
2nd / Vacation	45	9,585,337	0.69%	335,359	7.80%	658	73.80%	35.40%	0.00%	78.30%	42.00%	57.20%	21.40%
Rental			0.00%
Other			0.00%
TOTAL	8,367	1,385,458,951	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

	Investment LTV = 80:		0.5

DOCUMENTATION BUCKET
Doc Type	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Full	6,687	1,028,984,548	74.27%	259,356	7.62%	621	80.80%	40.30%	97.10%	92.10%	61.30%	100.00%	21.50%
Alternative			0.00%
Limited	581	130,258,131	9.40%	307,407	8.09%	644	80.80%	42.20%	93.70%	83.80%	14.70%	0.00%	29.20%
Stated	1,091	225,263,431	16.26%	282,680	7.92%	643	77.60%	42.20%	95.90%	89.30%	61.60%	0.00%	21.40%
No Ratio			0.00%
NINA	8	952,841	0.07%	160,843	8.14%	630	62.40%	34.20%	92.10%	100.00%	97.30%	0.00%	7.90%
No Doc			0.00%
Other			0.00%
TOTAL	8,367	1,385,458,951	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

PROPERTY BUCKET
Property Type	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Single Family	7,261	1,179,897,743	85.16%	264,295	7.70%	625	80.40%	40.80%	97.40%	100.00%	58.30%	76.10%	21.70%
PUD	401	78,631,069	5.68%	306,495	7.98%	634	81.30%	40.20%	98.20%	100.00%	47.00%	63.30%	26.90%
2-4 Unit	258	57,461,684	4.15%	315,474	7.73%	633	77.30%	42.00%	81.40%	0.00%	57.80%	54.50%	14.20%
Townhouse			0.00%
Condo	447	69,468,456	5.01%	240,082	7.62%	640	80.40%	40.50%	92.70%	0.00%	44.60%	72.60%	33.30%
MH			0.00%
Other			0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

PRINCIPAL BUCKET
UPB	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
=<50	1,295	39,518,384	2.85%	34,401	10.51%	621	93.20%	25.40%	96.00%	93.10%	26.80%	95.80%	0.00%
>50 =<75	755	47,479,626	3.43%	63,736	9.03%	619	83.50%	32.80%	94.10%	92.40%	37.40%	85.80%	2.10%
>75 =<100	940	82,656,366	5.97%	88,596	8.27%	617	80.40%	36.80%	96.20%	92.70%	45.50%	83.00%	6.20%
>100 =<125	871	97,736,319	7.05%	112,660	8.00%	616	79.80%	39.10%	96.60%	92.10%	52.30%	79.40%	10.20%
>125 =<150	835	115,038,193	8.30%	138,159	7.79%	619	78.90%	40.10%	97.60%	91.80%	55.90%	79.30%	13.60%
>150 =<200	1,291	224,527,384	16.21%	175,178	7.60%	620	79.20%	41.70%	95.90%	90.50%	61.50%	78.20%	16.40%
>200 =<250	798	178,574,209	12.89%	224,674	7.55%	623	79.90%	42.80%	97.20%	90.30%	64.00%	74.40%	20.20%
>250 =<300	519	141,757,072	10.23%	273,897	7.47%	627	80.10%	43.20%	97.50%	90.20%	63.10%	68.90%	27.70%
>300 =<350	335	108,902,501	7.86%	325,713	7.51%	631	80.00%	43.20%	97.00%	91.80%	56.10%	61.70%	26.90%
>350 =<400	215	80,098,404	5.78%	373,137	7.44%	637	80.80%	42.80%	97.70%	88.90%	56.70%	61.40%	31.60%
>400 =<450	167	71,149,368	5.14%	426,531	7.27%	641	80.50%	42.10%	93.90%	86.80%	63.10%	64.80%	33.60%
>450 =<500	123	58,698,366	4.24%	477,676	7.26%	638	79.70%	42.20%	95.20%	91.30%	56.20%	66.10%	40.00%
>500 =<600	126	68,956,831	4.98%	549,042	7.32%	639	81.50%	42.10%	97.60%	87.90%	62.50%	73.30%	46.80%
>600 =<700	53	34,309,459	2.48%	648,525	7.33%	653	79.60%	42.30%	96.20%	92.30%	60.30%	66.10%	41.70%
=>700	44	36,056,467	2.60%	831,964	6.87%	658	75.80%	38.10%	97.50%	95.50%	49.90%	89.70%	42.20%
TOTAL	8,367	1,385,458,949	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%
* In $1,000
	Min	5,894	Max	1,254,646

State Concentration Bucket *
State*	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
California	1,089	330,164,717	23.83%	389,836	7.29%	639	77.80%	42.50%	96.50%	89.50%	63.20%	66.30%	38.60%
Florida	825	146,214,911	10.55%	239,601	7.79%	622	79.80%	42.00%	95.50%	87.50%	57.90%	64.50%	14.60%
Maryland	355	70,831,355	5.11%	268,136	7.58%	618	79.30%	40.90%	98.00%	94.20%	72.00%	87.10%	23.20%
Arizona	353	65,644,722	4.74%	250,062	7.71%	625	78.20%	40.40%	95.60%	97.80%	66.80%	74.70%	36.20%
Illinois	365	59,717,951	4.31%	239,443	7.90%	627	81.00%	41.00%	97.10%	80.70%	57.90%	69.50%	9.20%
Virginia	285	49,609,512	3.58%	258,622	7.64%	619	79.60%	40.60%	98.10%	93.90%	65.50%	84.10%	22.90%
New Jersey	186	42,330,352	3.06%	306,075	7.80%	616	76.50%	42.10%	98.40%	78.10%	75.00%	70.90%	10.90%
Washington	243	42,107,612	3.04%	248,630	7.61%	634	82.20%	40.10%	96.70%	94.10%	55.10%	67.70%	28.40%
Texas	413	41,494,211	2.99%	178,599	8.09%	629	81.70%	39.00%	97.20%	96.50%	20.30%	72.50%	8.60%
New York	171	37,219,491	2.69%	349,535	7.74%	628	80.50%	41.30%	94.90%	75.20%	48.10%	63.30%	22.10%
Nevada	175	35,708,968	2.58%	273,448	7.71%	630	81.10%	40.60%	95.00%	92.90%	50.30%	69.10%	39.20%
Pennsylvania	292	34,920,933	2.52%	186,592	7.76%	618	80.70%	38.10%	95.20%	94.40%	62.70%	83.60%	6.00%
Georgia	258	31,748,066	2.29%	176,371	8.24%	621	84.40%	40.10%	98.90%	97.20%	49.20%	84.40%	17.00%
Oregon	152	26,591,823	1.92%	252,653	7.51%	645	80.60%	39.50%	94.80%	96.70%	45.30%	75.60%	25.60%
Missouri	270	26,508,715	1.91%	144,296	8.16%	610	84.50%	38.10%	98.30%	97.70%	61.70%	88.70%	9.90%
Other	2,935	344,645,615	24.88%	197,875	7.96%	622	82.70%	39.40%	96.70%	92.90%	49.00%	82.90%	12.40%
TOTAL	8,367	1,385,458,954	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%
* Fill in top 15 states only, combine the remaining in the "Other" Bucket.					Total % of GA, IL, IN, MI, MS, ND, OH, SC, TN, TX AND UT						17.3%
*Separate California into North and South if possible.
California Breakdown	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
CA North	465	146,288,998	44.31%	413,071	7.25%	647	79.00%	42.90%	95.40%	91.50%	56.90%	68.40%	45.00%
CA South	624	183,875,719	55.69%	371,351	7.32%	633	76.90%	42.20%	97.30%	88.00%	68.30%	64.60%	33.40%
	1,089	330,164,717	100.00%	389,836	7.29%	639	77.80%	42.50%	96.50%	89.50%	63.20%	66.30%	38.60%

FIXED / FLOATING (ii)
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Fixed	2,276	194,107,522	14.01%	190,080	8.53%	634	82.10%	34.40%	97.20%	93.30%	62.30%	91.20%	0.00%
Fixed IO	27	6,586,276	0.48%	332,451	7.25%	651	77.40%	39.60%	93.70%	86.20%	55.10%	82.90%	100.00%
Balloon	481	91,007,034	6.57%	279,074	7.60%	638	78.50%	42.80%	94.70%	91.90%	57.90%	59.10%	0.00%
2/28	3,885	661,344,318	47.73%	243,366	7.72%	613	80.30%	41.40%	95.80%	91.30%	58.00%	75.30%	0.00%
3/27	185	32,996,158	2.38%	251,060	7.47%	629	79.50%	40.70%	99.00%	92.30%	52.80%	72.90%	0.00%
5/25	8	1,541,586	0.11%	236,416	8.34%	622	80.60%	42.80%	100.00%	85.60%	77.80%	38.90%	0.00%
2/28 IO	1,040	281,508,850	20.32%	355,947	7.22%	650	80.40%	42.30%	98.80%	89.50%	47.00%	72.20%	100.00%
3/27 IO	72	16,961,550	1.22%	333,453	7.40%	654	80.10%	43.80%	98.40%	94.80%	41.80%	62.80%	100.00%
5/25 IO	8	2,816,288	0.20%	432,773	6.56%	690	73.60%	44.00%	100.00%	100.00%	67.30%	79.70%	100.00%
Other	385	96,589,369	6.97%	306,338	7.75%	621	78.40%	42.70%	94.70%	84.70%	70.60%	56.00%	0.00%
TOTAL	8,367	1,385,458,951	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%
List all loan types and separate the IO loans i.e. 2/28 and 2/28 IO should have separate rows.
% of 30/40 Year Loans		10.75	% of 40/40 Year Loans		0

LIEN BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
First	6,991	1,330,010,778	96.00%	276,385	7.58%	626	79.50%	41.60%	96.40%	90.80%	58.70%	73.30%	23.10%
Second	1,376	55,448,173	4.00%	56,834	10.86%	638	99.10%	22.10%	99.70%	92.40%	16.40%	96.40%	0.00%
Third			0.00%
Other			0.00%
TOTAL	8,367	1,385,458,951	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

PREPAYMENT BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
None	2,831	350,390,818	25.29%	254,632	8.32%	631	82.30%	38.00%	95.90%	86.90%	52.20%	75.00%	18.40%
6 Months	3	771,793	0.06%	262,647	7.83%	656	82.80%	42.40%	100.00%	100.00%	28.50%	39.90%	71.50%
1 Year	169	37,113,602	2.68%	331,013	7.87%	633	79.20%	39.90%	88.70%	85.50%	52.40%	62.70%	27.30%
2 Year	4,159	783,932,275	56.58%	267,630	7.51%	622	80.30%	42.10%	97.20%	92.00%	56.10%	73.70%	25.40%
3 Year	1,198	212,250,858	15.32%	278,289	7.43%	637	77.30%	40.80%	97.00%	93.90%	68.80%	77.40%	15.70%
5 Year	7	999,604	0.07%	167,059	7.88%	659	85.60%	36.00%	61.00%	88.30%	84.00%	58.40%	16.00%
Other			0.00%
TOTAL	8,367	1,385,458,950	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

INDEX BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
Libor - 6 Month	5,862	1,152,265,054	100.00%	279,338	7.58%	625	80.10%	41.80%	96.50%	90.30%	55.60%	71.00%	26.10%
			0.00%
			0.00%
			0.00%
			0.00%
			0.00%
			0.00%
Other			0.00%
TOTAL	5,862	1,152,265,054	100.00%	279,338	7.58%	625	80.10%	41.80%	96.50%	90.30%	55.60%	71.00%	26.10%
List all reset rates

MORTGAGE RATE (WAC) BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
=> 5.00	6	2,264,247	0.16%	440,710	4.90%	716	79.50%	50.70%	100.00%	100.00%	36.60%	100.00%	49.00%
>5.00 =<5.50	27	8,719,160	0.63%	472,101	5.43%	686	75.00%	47.40%	100.00%	92.00%	30.00%	97.90%	58.00%
>5.50 =<6.00	142	45,755,411	3.30%	432,247	5.86%	669	73.30%	41.60%	98.50%	93.40%	64.80%	97.60%	30.80%
>6.00 =<6.50	488	119,442,771	8.62%	326,773	6.35%	649	77.70%	41.70%	97.90%	88.60%	62.80%	93.30%	37.10%
>6.50 =<7.00	1,137	253,490,333	18.30%	304,952	6.82%	641	78.30%	41.40%	98.20%	92.30%	62.40%	86.00%	26.30%
>7.00 =<7.50	1,294	253,599,716	18.30%	268,427	7.31%	634	79.80%	41.80%	97.10%	89.90%	55.70%	74.10%	28.10%
>7.50 =<8.00	1,490	276,746,280	19.98%	260,253	7.80%	624	80.10%	41.50%	96.50%	90.10%	57.80%	64.20%	21.90%
>8.00 =<8.50	896	154,310,400	11.14%	254,587	8.27%	613	80.90%	41.50%	95.30%	90.80%	56.70%	59.80%	16.80%
>8.50 =<9.00	758	114,675,699	8.28%	224,648	8.76%	599	81.80%	41.60%	92.10%	90.50%	57.50%	60.10%	11.20%
>9.00 =<9.50	385	54,376,720	3.92%	224,217	9.28%	586	81.30%	40.70%	95.00%	90.90%	57.00%	59.20%	9.10%
>9.50 =<10.00	457	43,911,884	3.17%	170,881	9.78%	599	85.90%	35.70%	94.10%	91.90%	46.30%	73.10%	2.10%
>10.00 =<10.50	322	18,311,524	1.32%	98,494	10.31%	611	90.50%	30.80%	96.60%	93.10%	37.40%	92.50%	0.00%
>10.50 =<11.00	310	14,180,912	1.02%	90,920	10.85%	619	92.70%	26.10%	96.80%	92.10%	29.70%	85.30%	0.00%
>11.00 =<11.50	288	12,427,006	0.90%	73,231	11.37%	609	96.30%	23.20%	99.80%	93.60%	20.90%	92.60%	0.00%
>11.50 =<12.00	278	10,461,063	0.76%	53,876	11.84%	595	96.70%	24.60%	100.00%	95.10%	23.70%	96.80%	0.00%
>12.00 =<12.50	81	2,587,432	0.19%	42,190	12.24%	595	98.60%	25.60%	98.60%	96.80%	29.20%	92.80%	0.00%
>12.50 =<13.00	6	139,622	0.01%	25,166	12.97%	636	93.80%	42.30%	100.00%	84.50%	29.70%	44.00%	0.00%
>13.00	2	58,772	0.00%	38,536	14.08%	590	100.00%	46.50%	100.00%	100.00%	0.00%	100.00%	0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	22.20%

MARGIN (WAM) BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	Interest only
=> 2.00	1	899,950	0.08%	899,950	5.95%	670	75.00%	43.10%	100.00%	100.00%	0.00%	100.00%	100.00%
>2.00 =<2.50	1	920,612	0.08%	920,612	5.50%	672	75.00%	49.90%	100.00%	100.00%	0.00%	100.00%	0.00%
>2.50 =<3.00	8	2,681,484	0.23%	533,460	6.25%	659	76.30%	31.60%	98.80%	100.00%	37.80%	100.00%	0.00%
>3.00 =<3.50	67	18,883,989	1.64%	402,304	6.14%	672	76.60%	40.70%	99.40%	91.20%	48.80%	94.90%	13.00%
>3.50 =<4.00	316	77,890,609	6.76%	351,587	6.44%	647	77.10%	41.40%	97.10%	91.40%	60.20%	97.20%	25.50%
>4.00 =<4.50	539	118,045,790	10.24%	295,359	6.86%	630	79.50%	42.20%	98.40%	87.30%	67.00%	99.00%	41.80%
>4.50 =<5.00	501	100,640,961	8.73%	277,309	7.29%	616	82.00%	42.50%	97.60%	89.80%	66.60%	97.90%	41.60%
>5.00 =<5.50	819	178,377,261	15.48%	299,743	7.53%	631	82.10%	42.00%	96.20%	88.40%	57.10%	71.50%	26.30%
>5.50 =<6.00	1,041	213,959,092	18.57%	279,110	7.60%	627	79.30%	42.20%	96.50%	89.00%	55.40%	63.00%	23.00%
>6.00 =<6.50	761	136,575,026	11.85%	255,257	7.58%	630	79.50%	41.40%	98.10%	93.10%	47.30%	64.70%	26.80%
>6.50 =<7.00	832	150,774,823	13.09%	254,550	7.96%	622	79.40%	41.80%	94.10%	91.90%	48.70%	50.70%	20.30%
>7.00 =<7.50	424	71,788,134	6.23%	247,443	8.45%	609	80.70%	41.60%	96.30%	91.20%	52.00%	50.30%	18.40%
>7.50 =<8.00	333	49,282,995	4.28%	204,764	8.86%	596	81.50%	41.50%	93.70%	93.20%	51.80%	50.70%	16.30%
>8.00 =<8.50	160	23,682,598	2.06%	215,075	9.32%	575	81.10%	40.10%	94.90%	92.20%	49.90%	47.70%	8.80%
>8.50 =<9.00	42	5,577,225	0.48%	180,990	9.76%	565	82.70%	40.80%	96.10%	92.60%	65.10%	59.20%	4.30%
>9.00 =<9.50	10	1,438,055	0.12%	333,777	10.21%	586	87.20%	36.50%	83.90%	100.00%	34.40%	56.20%	0.00%
>9.50 =<10.00	5	409,353	0.04%	90,838	10.50%	558	86.70%	38.20%	81.10%	63.30%	32.70%	51.60%	0.00%
>10.00 =<10.50	2	437,096	0.04%	285,796	11.32%	578	94.40%	38.20%	100.00%	100.00%	22.30%	77.70%	0.00%
>12.50 =<13.00			0.00%
>13.00 =<13.50			0.00%
>13.50 =<14.00			0.00%
>14.00			0.00%
TOTAL	5,862	1,152,265,053	100.00%	279,338	7.58%	625	80.10%	41.80%	96.50%	90.30%	55.60%	71.00%	26.10%

	Deal Coverage
	Percentage of the deal based on FICO and LTV buckets.*		Loan-to-Value (LTV)
			=<55	>55 =<60	>60 =<65	>65 =<70	>70 =<75	>75 =<80	>80 =<85	>85 =<90	>90 =<95	>95 <100	=>100
	FICO	NA	0.02	0.00	0.03	0.03	0.02	0.02	0.03	0.02	0.00	0.00	0.00
		=<500	0.01	0.00	0.01	0.05	0.01	0.01	0.00	0.00	0.00	0.00	0.00
		>500 =<550	0.45	0.30	0.44	0.93	1.27	1.66	0.85	0.33	0.00	0.00	0.00
		>550 =<600	0.90	0.88	1.30	2.18	2.84	6.59	3.52	4.99	0.70	0.03	0.69
		>600 =<625	0.49	0.34	0.71	1.08	1.25	7.21	1.95	3.87	0.76	0.09	1.36
		>625 =<650	0.37	0.33	0.45	0.67	1.02	9.93	1.70	3.53	0.91	0.06	1.28
		>650 =<675	0.22	0.13	0.28	0.40	0.74	7.21	1.06	2.26	0.56	0.03	0.90
		>675 =<700	0.15	0.13	0.19	0.17	0.47	4.25	0.59	1.10	0.33	0.02	0.42
		>700 =<725	0.08	0.02	0.00	0.12	0.22	2.46	0.25	0.39	0.19	0.01	0.10
		>725 =<750	0.07	0.01	0.00	0.15	0.06	1.14	0.05	0.29	0.11	0.01	0.14
		>750 <800	0.05	0.09	0.10	0.07	0.13	1.17	0.09	0.15	0.01	0.00	0.06
		=>800	0.05	0.03	0.00	0.00	0.03	0.03	0.00	0.01	0.00	0.00	0.00
	* This table should be filled out with the percentage of the deal corresponding to each cross LTV and FICO buckets

	MI Coverage
	Percentage of MI coverage based on FICO and LTV buckets.*		Loan-to-Value (LTV)
			=<55	>55 =<60	>60 =<65	>65 =<70	>70 =<75	>75 =<80	>80 =<85	>85 =<90	>90 =<95	>95 <100	=>100
	FICO	NA	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.02	0.00	0.00	0.00
		=<500	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		>500 =<550	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		>550 =<600	0.00	0.00	0.00	0.00	0.00	0.00	0.14	0.30	0.00	0.00	0.00
		>600 =<625	0.00	0.00	0.00	0.00	0.00	0.00	0.14	0.05	0.00	0.00	0.02
		>625 =<650	0.00	0.00	0.00	0.00	0.00	0.00	0.06	0.26	0.00	0.00	0.01
		>650 =<675	0.00	0.00	0.00	0.00	0.00	0.00	0.11	0.10	0.01	0.00	0.00
		>675 =<700	0.00	0.00	0.00	0.00	0.00	0.00	0.06	0.13	0.03	0.00	0.01
		>700 =<725	0.00	0.00	0.00	0.00	0.00	0.00	0.07	0.04	0.00	0.00	0.00
		>725 =<750	0.00	0.00	0.00	0.00	0.00	0.00	0.01	0.04	0.00	0.00	0.00
		>750 <800	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.01	0.00	0.00	0.00
		=>800	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	* This table should be filled out with the percentage of MI corresponding to each cross LTV and FICO buckets

IO ONLY FICO BUCKET
	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
Type	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	LTV =>80
NA			0.00%
=<500			0.00%
>500 =<520	1	170,000	0.06%	170,000	7.95%	518	68.00%	45.20%	100.00%	100.00%	0.00%	100.00%	0.00%
>520 =<540			0.00%
>540 =<560	4	876,025	0.28%	225,625	7.75%	555	81.70%	35.00%	68.20%	100.00%	100.00%	100.00%	47.70%
>560 =<580	6	1,385,450	0.45%	239,674	7.55%	569	81.50%	45.30%	100.00%	62.40%	100.00%	45.50%	67.60%
>580 =<600	121	29,418,981	9.56%	318,593	7.33%	590	78.80%	42.30%	100.00%	93.40%	66.60%	90.30%	69.80%
>600 =<620	156	40,979,708	13.31%	357,958	7.35%	608	79.30%	41.80%	98.20%	93.70%	63.50%	90.00%	68.10%
>620 =<640	261	62,776,722	20.39%	324,362	7.40%	629	80.90%	41.30%	98.00%	90.50%	48.50%	79.70%	78.90%
>640 =<660	225	59,435,614	19.31%	337,198	7.30%	649	80.90%	43.00%	99.80%	91.60%	45.20%	68.20%	82.00%
>660 =<680	145	41,141,298	13.36%	380,373	7.01%	668	80.60%	42.20%	98.10%	87.60%	43.70%	66.20%	82.50%
>680 =<700	98	29,829,311	9.69%	379,154	7.03%	689	80.30%	42.30%	98.20%	83.60%	36.90%	60.60%	78.80%
>700 =<750	101	30,977,065	10.06%	392,992	6.96%	719	80.80%	43.50%	98.50%	85.30%	26.50%	49.20%	88.10%
>750	29	10,882,790	3.53%	471,341	6.94%	773	78.20%	44.30%	100.00%	93.50%	23.90%	48.50%	85.00%
TOTAL	1,147	307,872,964	100.00%	354,908	7.22%	651	80.30%	42.30%	98.60%	89.80%	47.10%	72.00%	78.60%

IO ONLY PRINCIPAL BUCKET
UPB	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	LTV =>80
=<50			0.00%
>50 =<75	15	1,008,890	0.33%	67,947	7.83%	640	75.50%	39.00%	92.60%	80.00%	21.00%	70.80%	80.30%
>75 =<100	57	5,153,404	1.67%	90,924	7.50%	636	78.70%	39.60%	98.10%	77.10%	31.50%	87.30%	75.00%
>100 =<500	975	239,854,348	77.91%	289,094	7.24%	650	80.40%	42.60%	98.60%	88.90%	46.70%	70.80%	80.20%
>500 =<600	59	32,306,274	10.49%	549,382	7.16%	651	81.10%	41.60%	98.30%	89.60%	53.10%	71.50%	81.30%
>600 =<700	22	14,317,501	4.65%	652,371	7.10%	654	81.10%	43.20%	100.00%	100.00%	49.70%	73.10%	81.70%
=>700	19	15,232,547	4.95%	807,490	7.06%	676	77.40%	39.60%	100.00%	100.00%	45.60%	85.30%	45.60%
TOTAL	1,147	307,872,964	100.00%	354,908	7.22%	651	80.30%	42.30%	98.60%	89.80%	47.10%	72.00%	78.60%
* In $1,000

INITIAL IO PERIOD
UPB	Deal Size			WA Loan Balance	Weighted Average Collateral Characteristics
	# Loans	Balance	%		WAC	FICO	%LTV	% DTI	Primary	SF/PUD	Refi Cachout	Full Doc	LTV =>80
None	7,220	1,077,585,987	77.78%	242,654	7.85%	620	80.30%	40.30%	96.00%	91.10%	59.80%	74.90%	68.30%
2 Year	18	4,389,519	0.32%	308,806	7.43%	633	75.40%	41.80%	100.00%	100.00%	65.70%	58.40%	69.60%
3 Year	2	293,500	0.02%	165,711	7.07%	628	83.30%	47.10%	100.00%	100.00%	68.00%	68.00%	100.00%
5 Year	1,107	298,361,501	21.54%	356,569	7.22%	651	80.30%	42.40%	98.70%	89.80%	46.80%	72.80%	78.50%
7 Year			0.00%
10 year	20	4,828,445	0.35%	305,640	7.17%	660	82.30%	40.80%	95.20%	84.20%	48.50%	30.80%	92.70%
Other			0.00%
TOTAL	8,367	1,385,458,952	100.00%	267,598	7.71%	627	80.30%	40.80%	96.60%	90.80%	57.00%	74.30%	70.60%

DERIVED INFORMATION [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

*OLTV should include first mortgage balance on the property at the time of origination
*COLTV should include first mortgage balance and any additional mortgages on the property (whether in this collateral pool or not) at the time of origination
*Front end DTI should include only first mortgage expenses (P and I, Property Taxes and Insurance)
*Back end DTI Should include all mortgage expenses and all other debt
* Each line item's "Deal Percentage" should reflect its respective relative percentage of the deal.
*For example the purchase row and owner occupied column interesection should equal the percentage of purchase loans that are owner occupied.
* Cells corresponding to, for instance, the IO row and the IO column, should equal 100%, NOT its respective relative percentage of the deal.

Deal Name	Loan Characteristics	Loan Number	Balance	Deal Percentage	WAC	WALA	FICO	OLTV	COLTV	Front End DTI	Back End DTI	Full Doc	Owner Occ	Single Family	Purchase	Simul 2nds	IO	Init Cap	Subs Cap	Life Cap
HEAT 2006-3	Aggregate	8,367	1,385,458,952	10000.00%	7.71	3	627	80.3	85.7		40.8	74.3	96.6	90.8	37.2	28.2	22.2	2.91	1.14	13.69

	Rate 9.5-10	457	43,911,884	3.20%	9.78	3	599	85.9	86.8		35.7	73.1	94.1	91.9	46.8	5.9	2.1	2.91	1.29	15.94
	RATE 10.001-10.5	322	18,311,524	1.30%	10.31	3	611	90.5	90.8		30.8	92.5	96.6	93.1	52.6	2.5	0.0	2.96	1.12	16.36
	RATE 10.501-11	310	14,180,912	1.00%	10.85	4	619	92.7	92.8		26.1	85.3	96.8	92.1	64.5	0.7	0.0	2.86	1.08	16.77
	RATE 11.001-11.5	288	12,427,006	0.90%	11.37	6	609	96.3	96.8		23.2	92.6	99.8	93.6	74.3	5.9	0.0	3.00	1.27	17.89
	RATE greater than 11.5	367	13,246,889	1.00%	11.94	4	596	97.0	97.0		25.1	95.5	99.7	95.4	65.6	0.0	0.0	2.88	1.53	18.38
	LB <50,000	1,295	39,518,384	2.90%	10.51	4	621	93.2	93.4		25.4	95.8	96.0	93.1	67.8	1.6	0.0	2.99	1.05	15.04
	LB 50,001-100K	1,695	130,135,992	9.40%	8.55	3	618	81.5	87.2		35.3	84.1	95.4	92.6	49.2	29.2	4.7	2.98	1.11	14.27
	LB 100-200K	2,997	437,301,897	31.60%	7.74	3	619	79.3	85.1		40.7	78.8	96.5	91.2	34.4	29.9	14.3	2.94	1.13	13.82
	LB 200-300k	1,317	320,331,281	23.10%	7.51	3	625	80.0	85.1		43.0	71.9	97.4	90.3	31.8	26.7	23.5	2.88	1.16	13.64
	LB 300K-400K	550	189,000,905	13.60%	7.48	3	633	80.3	86.3		43.0	61.6	97.3	90.6	38.7	31.6	28.9	2.87	1.17	13.61
	LB 400K-500k	290	129,847,734	9.40%	7.26	3	640	80.1	84.9		42.1	65.4	94.5	88.8	36.9	25.8	36.5	2.92	1.14	13.42
	LB 500-600k	126	68,956,831	5.00%	7.32	3	639	81.5	87.7		42.1	73.3	97.6	87.9	33.5	33.9	46.8	2.88	1.14	13.37
	LB 600-700k	53	34,309,459	2.50%	7.33	3	653	79.6	85.1		42.3	66.1	96.2	92.3	37.9	29.2	41.7	2.87	1.18	13.52
	LB 700-800k	25	18,772,538	1.40%	7.02	3	659	77.2	82.4		35.4	80.2	100.0	96.2	36.3	28.0	52.8	2.79	1.26	13.34
	LB 800-900k	12	10,397,767	0.80%	7.01	4	662	75.9	81.4		41.4	100.0	91.4	91.4	41.9	25.4	33.1	2.77	1.00	13.15
	LB 900-1MM	6	5,631,516	0.40%	6.09	6	660	72.5	76.6		38.5	100.0	100.0	100.0	66.4	33.1	33.3	3.00	1.00	12.06
	LB > 1MM	1	1,254,646	0.10%	6.88	4	622	70.0	70.0		50.5	100.0	100.0	100.0	0.0	0.0	0.0	0.00	0.00	0.00
	FICO Unavailable	32	2,498,953	0.20%	9.27	3	0	71.9	72.6		38.2	100.0	100.0	100.0	22.4	9.6	0.0	3.00	1.00	15.09
	FICO 1-500	11	1,320,452	0.10%	8.96	4	498	68.7	68.7		38.6	64.7	86.4	86.6	0.0	0.0	0.0	2.88	1.16	15.08
	FICO 501-525	173	23,610,463	1.70%	9.21	3	517	72.4	72.8		41.6	84.3	98.6	94.6	12.7	4.2	0.7	2.92	1.18	15.24
	FICO 526-550	403	62,615,477	4.50%	8.70	3	539	74.0	74.1		40.9	81.8	97.9	93.2	11.0	1.4	0.4	2.91	1.20	14.85
	FICO 551-575	798	132,053,523	9.50%	8.09	3	565	76.7	77.0		41.8	83.3	97.6	91.5	14.8	2.0	1.1	2.92	1.16	14.16
	FICO 576-600	1,416	208,934,940	15.10%	7.91	3	589	80.3	82.3		40.9	83.0	98.5	94.0	26.4	11.5	15.4	2.92	1.16	13.87
	FICO 601-625	1,691	264,718,040	19.10%	7.76	3	614	81.4	85.9		40.8	78.6	97.1	91.5	35.9	23.3	23.1	2.89	1.13	13.67
	FICO 626-650	1,689	280,627,759	20.30%	7.58	3	638	81.9	89.3		40.3	73.4	95.8	90.7	43.6	38.8	26.9	2.89	1.16	13.55
	FICO 651-700	1,633	299,336,063	21.60%	7.34	3	671	81.7	90.3		40.6	65.0	95.5	87.9	49.3	44.8	31.8	2.92	1.12	13.28
	>700	521	109,743,282	7.90%	7.13	3	734	80.0	90.2		41.0	57.0	94.2	88.6	59.4	52.6	38.1	2.92	1.09	13.12
	LTV 0-80	4,724	889,331,071	64.20%	7.46	3	628	74.8	83.1		41.4	68.8	96.4	89.9	39.1	43.0	25.9	2.90	1.14	13.57
	LTV 80.01-85	695	139,746,822	10.10%	7.75	3	613	84.4	84.8		41.4	76.4	95.2	92.2	15.1	2.7	18.4	2.87	1.19	13.88
	LTV 85.01-90	1,194	234,655,400	16.90%	7.81	3	624	89.7	89.8		41.3	82.9	96.5	92.5	29.1	2.0	17.6	2.95	1.13	13.90
	LTV 90.01-95	355	49,661,732	3.60%	8.20	3	638	94.7	94.7		42.2	92.7	99.6	93.9	39.1	0.2	18.6	2.96	1.16	14.03
	LTV 95.01-100	1,399	72,063,926	5.20%	10.09	4	639	99.9	99.9		29.2	96.8	99.8	92.7	82.0	0.0	1.7	2.97	1.01	14.39
	LTV >100
	2nd Home	45	9,585,337	0.70%	7.80	3	658	73.8	76.0		35.4	57.2	0.0	78.3	42.0	10.6	21.4	2.98	1.28	13.94
	Invest Property	261	37,975,897	2.70%	8.11	3	643	77.6	78.1		38.6	64.9	0.0	63.9	38.3	3.0	5.6	2.84	1.21	14.24
	2nd lien	1,376	55,448,173	4.00%	10.86	4	638	99.1	99.1		22.1	96.4	99.7	92.4	77.2	0.0	0.0	0.00	0.00	0.00
	Simultaneous 2nds	2,074	391,285,262	28.20%	7.37	3	656	79.8	98.9		42.7	58.7	99.4	89.6	76.4	100.0	40.2	2.91	1.11	13.49
	Stated Doc	1,091	225,263,431	16.30%	7.92	3	643	77.6	85.9		42.2	0.0	95.9	89.3	34.1	42.0	21.4	2.87	1.20	14.03
	Limited	581	130,258,131	9.40%	8.09	3	644	80.8	90.6		42.2	0.0	93.7	83.8	83.9	51.2	29.2	2.79	1.21	14.24
	No Doc	8	952,841	0.10%	8.14	3	630	62.4	62.4		34.2	0.0	92.1	100.0	2.7	0.0	7.9	3.00	1.00	13.16
	Purchase	3,633	515,272,280	37.20%	7.89	3	645	83.8	95.0		40.2	63.9	96.4	88.6	100.0	58.0	29.1	2.92	1.11	13.74
	Cash Out Refi	4,184	789,216,269	57.00%	7.60	3	614	78.0	79.5		41.3	79.9	96.8	91.9	0.0	8.4	18.4	2.90	1.17	13.68
	Rate Term Refi	550	80,970,403	5.80%	7.62	3	630	80.9	86.8		40.1	85.8	95.1	95.0	0.0	32.4	15.9	2.92	1.12	13.50
	2-4 Family	258	57,461,684	4.10%	7.73	3	633	77.3	82.1		42.0	54.5	81.4	0.0	40.7	24.5	14.2	2.74	1.24	13.79
	Condo	447	69,468,456	5.00%	7.62	3	640	80.4	87.9		40.5	72.6	92.7	0.0	50.7	38.4	33.3	2.92	1.14	13.59
	Fixed	2,505	233,193,898	16.80%	8.35	4	636	81.4	83.4		35.6	90.6	96.8	93.4	29.1	11.0	2.8	0.00	0.00	0.00
	Arm	5,862	1,152,265,054	83.20%	7.58	3	625	80.1	86.2		41.8	71.0	96.5	90.3	38.8	31.7	26.1	2.91	1.14	13.69
	Back End DTI 45-49.99	2,024	418,858,973	30.20%	7.59	3	631	80.1	87.4		47.8	66.5	97.5	89.9	41.5	38.0	32.7	2.90	1.16	13.70
	Back End DTI 50-54.99	758	155,248,535	11.20%	7.36	3	618	80.6	84.0		52.7	95.7	97.6	91.9	26.5	18.2	5.7	2.96	1.07	13.38
	Back End DTI >= 55	70	13,794,428	1.00%	7.30	3	618	83.9	85.4		56.1	96.2	99.0	90.6	18.4	8.6	0.0	3.00	1.04	13.20
	IO	1,147	307,872,965	22.20%	7.22	3	651	80.3	90.1		42.3	72.0	98.6	89.8	48.7	51.1	100.0	2.88	1.11	13.35
	Cali	1,089	330,164,717	51.50%	7.29	3	639	77.8	83.6		42.5	66.3	96.5	89.5	33.1	31.1	38.6	2.84	1.19	13.35
	N Cali	465	146,288,998	44.30%	7.25	3	647	79.0	85.8		42.9	68.4	95.4	91.5	39.1	37.2	45.0	2.89	1.17	13.24
	S Cali	624	183,875,719	55.70%	7.32	3	633	76.9	82.0		42.2	64.6	97.3	88.0	28.4	26.2	33.4	2.81	1.22	13.43
	NY	171	37,219,491	5.80%	7.74	3	628	80.5	84.8		41.3	63.3	94.9	75.2	49.9	21.9	22.1	2.79	1.16	13.68
	FL	825	146,214,911	22.80%	7.79	3	622	79.8	84.6		42.0	64.5	95.5	87.5	39.9	25.6	14.6	2.91	1.15	13.95
	Georgia	258	31,748,066	4.90%	8.24	3	621	84.4	91.1		40.1	84.4	98.9	97.2	39.7	33.8	17.0	2.97	1.13	14.08
	Ohio	240	25,215,077	3.90%	7.83	3	623	83.9	90.0		38.8	90.0	95.0	95.2	38.1	33.4	12.1	2.98	1.06	13.70
	Maryland	355	70,831,355	11.00%	7.58	3	618	79.3	82.1		40.9	87.1	98.0	94.2	22.6	14.3	23.2	2.92	1.10	13.49
	40 yr Amortization Loans	632	149,004,242	10.8%	7.72	3	626	78.6	84.7		43.1	48.6	95.1	87.6	31.7	31.4	0.0	2.72	1.38	13.82
	Purchase Loans w/Simul 2nds	1,626	298,755,228	21.60%	7.45	3	657	80.0	99.4		42.7	53.9	99.3	88.4	100.0	100.0	40.7	2.92	1.11	13.57
	Stated Doc Purchase Loans w/Simul 2nds	406	74,122,327	5.40%	7.72	3	679	80.0	99.9		43.1	0.0	99.6	90.1	100.0	100.0	31.8	2.99	1.08	13.85
	IO Purchase Loans w/Simul 2nds	490	121,645,767	8.80%	7.23	3	668	79.9	99.5		43.5	59.4	99.6	87.6	100.0	100.0	100.0	2.90	1.11	13.39
	Stated Doc IO Purchase Loans w/Simul 2nds	84	23,567,575	1.70%	7.61	2	704	80.0	99.8		44.1	0.0	100.0	98.3	100.0	100.0	100.0	3.00	1.05	13.71

	FICO Std Dev	62.87
	LTV Std Dev	12.68

Non-IO	** Please use loan count

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	134	160	191	19	3	< 550	3	9	2	0	0
	>= 550 / < 570	103	118	158	111	3	>= 550 / < 570	4	8	2	0	0
	>= 570 / < 590	121	125	233	177	125	>= 570 / < 590	6	10	1	1	0
	>= 590 / < 610	87	117	273	188	281	>= 590 / < 610	5	10	8	2	0
	>= 610 / < 630	65	77	365	212	244	>= 610 / < 630	11	13	10	2	0
	>= 630 / < 650	48	75	278	151	245	>= 630 / < 650	10	5	10	7	0
	>= 650 / < 670	37	39	182	72	185	>= 650 / < 670	4	5	3	8	0
	>= 670 / < 690	26	25	110	53	99	>= 670 / < 690	3	7	7	7	0
	>= 690 / < 710	11	11	41	24	40	>= 690 / < 710	1	1	5	5	0
	>= 710 / < 730	7	5	21	16	28	>= 710 / < 730	0	3	2	3	0
	>= 730	21	7	33	19	24	>= 730	1	2	4	4	0

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	28	28	16	1	0	< 550	2	1	0	0	0
	>= 550 / < 570	31	19	30	1	0	>= 550 / < 570	0	1	0	0	0
	>= 570 / < 590	23	29	41	16	0	>= 570 / < 590	2	1	1	0	0
	>= 590 / < 610	23	30	52	29	2	>= 590 / < 610	2	4	1	1	0
	>= 610 / < 630	21	24	110	17	5	>= 610 / < 630	3	5	5	0	0
	>= 630 / < 650	14	24	163	33	10	>= 630 / < 650	2	2	6	0	1
	>= 650 / < 670	10	9	144	11	7	>= 650 / < 670	2	2	5	2	0
	>= 670 / < 690	6	11	93	14	10	>= 670 / < 690	1	1	5	1	0
	>= 690 / < 710	5	6	56	5	5	>= 690 / < 710	0	2	3	3	0
	>= 710 / < 730	2	2	34	5	0	>= 710 / < 730	0	0	1	0	0
	>= 730	2	6	40	2	3	>= 730	0	1	1	3	2

IO
(IO expiration MATCHS hybrid reset term)
** Please use loan count

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	1	0	0	0	0	< 550	0	0	0	0	0
	>= 550 / < 570	0	0	0	0	0	>= 550 / < 570	0	0	0	0	0
	>= 570 / < 590	0	1	1	0	0	>= 570 / < 590	0	0	0	0	0
	>= 590 / < 610	1	2	0	1	0	>= 590 / < 610	0	0	0	0	0
	>= 610 / < 630	1	0	3	0	0	>= 610 / < 630	0	0	0	0	0
	>= 630 / < 650	2	0	2	0	0	>= 630 / < 650	0	0	0	0	0
	>= 650 / < 670	0	0	0	0	0	>= 650 / < 670	0	0	0	0	0
	>= 670 / < 690	0	1	0	0	0	>= 670 / < 690	0	0	0	0	0
	>= 690 / < 710	0	1	1	0	0	>= 690 / < 710	0	0	0	0	0
	>= 710 / < 730	0	0	0	0	0	>= 710 / < 730	0	0	0	0	0
	>= 730	1	0	0	0	0	>= 730	0	0	0	0	0

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0	0	0	0	0	< 550	0	0	0	0	0
	>= 550 / < 570	0	0	0	0	0	>= 550 / < 570	0	0	0	0	0
	>= 570 / < 590	0	0	1	0	0	>= 570 / < 590	0	0	0	0	0
	>= 590 / < 610	1	0	0	0	0	>= 590 / < 610	0	0	0	0	0
	>= 610 / < 630	0	0	2	0	0	>= 610 / < 630	0	0	0	0	0
	>= 630 / < 650	0	0	0	0	0	>= 630 / < 650	0	0	0	0	0
	>= 650 / < 670	0	0	2	0	0	>= 650 / < 670	0	0	0	0	0
	>= 670 / < 690	0	0	1	0	0	>= 670 / < 690	0	0	0	0	0
	>= 690 / < 710	0	0	0	0	0	>= 690 / < 710	0	0	0	0	0
	>= 710 / < 730	0	0	2	0	0	>= 710 / < 730	0	0	0	0	0
	>= 730	0	0	0	0	0	>= 730	0	0	0	0	0

IO
(IO expiration DOES NOT match hybrid reset term)
** Please use loan count

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0	0	0	1	0	< 550	0	0	0	0	0
	>= 550 / < 570	0	2	1	0	0	>= 550 / < 570	0	1	0	0	0
	>= 570 / < 590	7	10	30	5	0	>= 570 / < 590	0	0	0	0	0
	>= 590 / < 610	12	21	87	20	1	>= 590 / < 610	0	0	0	0	0
	>= 610 / < 630	17	20	93	22	0	>= 610 / < 630	3	0	1	0	0
	>= 630 / < 650	10	22	123	31	3	>= 630 / < 650	0	0	3	1	0
	>= 650 / < 670	7	11	79	21	0	>= 650 / < 670	0	0	0	0	0
	>= 670 / < 690	1	10	50	17	0	>= 670 / < 690	0	2	0	0	0
	>= 690 / < 710	1	8	31	3	0	>= 690 / < 710	0	0	1	0	0
	>= 710 / < 730	1	0	13	1	0	>= 710 / < 730	0	0	1	0	0
	>= 730	1	2	19	3	1	>= 730	0	0	0	0	0

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0	0	0	0	0	< 550	0	0	0	0	0
	>= 550 / < 570	0	1	1	0	0	>= 550 / < 570	0	0	0	0	0
	>= 570 / < 590	1	0	1	1	0	>= 570 / < 590	0	0	0	0	0
	>= 590 / < 610	3	2	9	3	0	>= 590 / < 610	0	0	0	0	0
	>= 610 / < 630	3	5	22	6	0	>= 610 / < 630	1	0	0	0	0
	>= 630 / < 650	2	7	40	3	0	>= 630 / < 650	0	0	0	0	0
	>= 650 / < 670	3	8	37	6	0	>= 650 / < 670	0	1	0	0	0
	>= 670 / < 690	2	6	25	1	0	>= 670 / < 690	0	0	1	0	0
	>= 690 / < 710	0	5	35	1	0	>= 690 / < 710	0	0	0	0	0
	>= 710 / < 730	1	1	13	0	0	>= 710 / < 730	0	0	1	0	0
	>= 730	0	1	27	2	0	>= 730	0	0	0	0	0

Non-IO	** Please use % of loan count divided by the total number of loans to complete this matrix, NOT loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.02	0.02	0.02	0.00	0.00	< 550	0.00	0.00	0.00	-	-
	>= 550 / < 570	0.01	0.01	0.02	0.01	0.00	>= 550 / < 570	0.00	0.00	0.00	-	-
	>= 570 / < 590	0.01	0.01	0.03	0.02	0.01	>= 570 / < 590	0.00	0.00	0.00	0.00	-
	>= 590 / < 610	0.01	0.01	0.03	0.02	0.03	>= 590 / < 610	0.00	0.00	0.00	0.00	-
	>= 610 / < 630	0.01	0.01	0.04	0.03	0.03	>= 610 / < 630	0.00	0.00	0.00	0.00	-
	>= 630 / < 650	0.01	0.01	0.03	0.02	0.03	>= 630 / < 650	0.00	0.00	0.00	0.00	-
	>= 650 / < 670	0.00	0.00	0.02	0.01	0.02	>= 650 / < 670	0.00	0.00	0.00	0.00	-
	>= 670 / < 690	0.00	0.00	0.01	0.01	0.01	>= 670 / < 690	0.00	0.00	0.00	0.00	-
	>= 690 / < 710	0.00	0.00	0.00	0.00	0.00	>= 690 / < 710	0.00	0.00	0.00	0.00	-
	>= 710 / < 730	0.00	0.00	0.00	0.00	0.00	>= 710 / < 730	-	0.00	0.00	0.00	-
	>= 730	0.00	0.00	0.00	0.00	0.00	>= 730	0.00	0.00	0.00	0.00	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.00	0.00	0.00	0.00	-	< 550	0.00	0.00	-	-	-
	>= 550 / < 570	0.00	0.00	0.00	0.00	-	>= 550 / < 570	-	0.00	-	-	-
	>= 570 / < 590	0.00	0.00	0.00	0.00	-	>= 570 / < 590	0.00	0.00	0.00	-	-
	>= 590 / < 610	0.00	0.00	0.01	0.00	0.00	>= 590 / < 610	0.00	0.00	0.00	0.00	-
	>= 610 / < 630	0.00	0.00	0.01	0.00	0.00	>= 610 / < 630	0.00	0.00	0.00	-	-
	>= 630 / < 650	0.00	0.00	0.02	0.00	0.00	>= 630 / < 650	0.00	0.00	0.00	-	0.00
	>= 650 / < 670	0.00	0.00	0.02	0.00	0.00	>= 650 / < 670	0.00	0.00	0.00	0.00	-
	>= 670 / < 690	0.00	0.00	0.01	0.00	0.00	>= 670 / < 690	0.00	0.00	0.00	0.00	-
	>= 690 / < 710	0.00	0.00	0.01	0.00	0.00	>= 690 / < 710	-	0.00	0.00	0.00	-
	>= 710 / < 730	0.00	0.00	0.00	0.00	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	0.00	0.00	0.00	0.00	0.00	>= 730	-	0.00	0.00	0.00	0.00

IO
(IO expiration MATCHS hybrid reset term)
** Please use % of loan count divided by the total number of loans to complete this matrix, NOT loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.00	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	-	-	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	-	0.00	0.00	-	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	-	0.00	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	-	0.00	-	-	>= 610 / < 630	-	-	-	-	-
	>= 630 / < 650	0.00	-	0.00	-	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	-	-	-	-	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	-	0.00	-	-	-	>= 670 / < 690	-	-	-	-	-
	>= 690 / < 710	-	0.00	0.00	-	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	-	-	-	-	-	>= 710 / < 730	-	-	-	-	-
	>= 730	0.00	-	-	-	-	>= 730	-	-	-	-	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	-	-	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	-	-	0.00	-	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	-	-	-	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	-	-	0.00	-	-	>= 610 / < 630	-	-	-	-	-
	>= 630 / < 650	-	-	-	-	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	-	-	-	-	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	-	-	0.00	-	-	>= 670 / < 690	-	-	-	-	-
	>= 690 / < 710	-	-	0.00	-	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	-	-	0.00	-	-	>= 710 / < 730	-	-	-	-	-
	>= 730	-	-	-	-	-	>= 730	-	-	-	-	-

IO
(IO expiration DOES NOT match hybrid reset term)
** Please use % of loan count divided by the total number of loans to complete this matrix, NOT loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	0.00	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	0.00	0.00	-	-	>= 550 / < 570	-	0.00	-	-	-
	>= 570 / < 590	0.00	0.00	0.00	0.00	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	0.01	0.00	0.00	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	0.00	0.01	0.00	-	>= 610 / < 630	0.00	-	0.00	-	-
	>= 630 / < 650	0.00	0.00	0.01	0.00	0.00	>= 630 / < 650	-	-	0.00	0.00	-
	>= 650 / < 670	0.00	0.00	0.01	0.00	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	0.00	0.00	0.01	0.00	-	>= 670 / < 690	-	0.00	-	-	-
	>= 690 / < 710	0.00	0.00	0.00	0.00	-	>= 690 / < 710	-	-	0.00	-	-
	>= 710 / < 730	0.00	-	0.00	0.00	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	0.00	0.00	0.00	0.00	0.00	>= 730	-	-	-	-	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	0.00	0.00	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	0.00	-	0.00	0.00	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	0.00	0.00	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	0.00	0.00	0.00	-	>= 610 / < 630	0.00	-	-	-	-
	>= 630 / < 650	0.00	0.00	0.00	0.00	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	0.00	0.00	0.00	0.00	-	>= 650 / < 670	-	0.00	-	-	-
	>= 670 / < 690	0.00	0.00	0.00	0.00	-	>= 670 / < 690	-	-	0.00	-	-
	>= 690 / < 710	-	0.00	0.00	0.00	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	0.00	0.00	0.00	-	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	-	0.00	0.00	0.00	-	>= 730	-	-	-	-	-

Non-IO	** Please use % loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.01	0.02	0.02	0.00	0.00	< 550	0.00	0.00	0.00	-	-
	>= 550 / < 570	0.01	0.02	0.02	0.01	0.00	>= 550 / < 570	0.00	0.00	0.00	-	-
	>= 570 / < 590	0.01	0.02	0.03	0.02	0.00	>= 570 / < 590	0.00	0.00	0.00	0.00	-
	>= 590 / < 610	0.01	0.02	0.03	0.02	0.01	>= 590 / < 610	0.00	0.00	0.00	0.00	-
	>= 610 / < 630	0.01	0.01	0.04	0.02	0.01	>= 610 / < 630	0.00	0.00	0.00	0.00	-
	>= 630 / < 650	0.01	0.01	0.04	0.02	0.01	>= 630 / < 650	0.00	0.00	0.00	0.00	-
	>= 650 / < 670	0.01	0.01	0.02	0.01	0.01	>= 650 / < 670	0.00	0.00	0.00	0.00	-
	>= 670 / < 690	0.00	0.01	0.01	0.01	0.00	>= 670 / < 690	0.00	0.00	0.00	0.00	-
	>= 690 / < 710	0.00	0.00	0.01	0.00	0.00	>= 690 / < 710	0.00	0.00	0.00	0.00	-
	>= 710 / < 730	0.00	0.00	0.00	0.00	0.00	>= 710 / < 730	-	0.00	0.00	0.00	-
	>= 730	0.00	0.00	0.00	0.00	0.00	>= 730	0.00	0.00	0.00	0.00	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.00	0.00	0.00	0.00	-	< 550	0.00	0.00	-	-	-
	>= 550 / < 570	0.00	0.00	0.00	0.00	-	>= 550 / < 570	-	0.00	-	-	-
	>= 570 / < 590	0.00	0.00	0.01	0.00	-	>= 570 / < 590	0.00	0.00	0.00	-	-
	>= 590 / < 610	0.00	0.00	0.01	0.00	0.00	>= 590 / < 610	0.00	0.00	0.00	0.00	-
	>= 610 / < 630	0.00	0.00	0.02	0.00	0.00	>= 610 / < 630	0.00	0.00	0.00	-	-
	>= 630 / < 650	0.00	0.00	0.02	0.01	0.00	>= 630 / < 650	0.00	0.00	0.00	-	0.00
	>= 650 / < 670	0.00	0.00	0.02	0.00	0.00	>= 650 / < 670	0.00	0.00	0.00	0.00	-
	>= 670 / < 690	0.00	0.00	0.01	0.00	0.00	>= 670 / < 690	0.00	0.00	0.00	0.00	-
	>= 690 / < 710	0.00	0.00	0.01	0.00	0.00	>= 690 / < 710	-	0.00	0.00	0.00	-
	>= 710 / < 730	0.00	0.00	0.00	0.00	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	0.00	0.00	0.01	0.00	0.00	>= 730	-	0.00	0.00	0.00	0.00

IO
(IO expiration MATCHS hybrid reset term)
** Please use % loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	0.00	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	-	-	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	-	0.00	0.00	-	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	-	0.00	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	-	0.00	-	-	>= 610 / < 630	-	-	-	-	-
	>= 630 / < 650	0.00	-	0.00	-	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	-	-	-	-	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	-	0.00	-	-	-	>= 670 / < 690	-	-	-	-	-
	>= 690 / < 710	-	0.00	0.00	-	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	-	-	-	-	-	>= 710 / < 730	-	-	-	-	-
	>= 730	0.00	-	-	-	-	>= 730	-	-	-	-	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	-	-	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	-	-	0.00	-	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	-	-	-	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	-	-	0.00	-	-	>= 610 / < 630	-	-	-	-	-
	>= 630 / < 650	-	-	-	-	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	-	-	0.00	-	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	-	-	0.00	-	-	>= 670 / < 690	-	-	-	-	-
	>= 690 / < 710	-	-	-	-	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	-	-	0.00	-	-	>= 710 / < 730	-	-	-	-	-
	>= 730	-	-	-	-	-	>= 730	-	-	-	-	-

IO
(IO expiration DOES NOT match hybrid reset term)
** Please use % loan balance

	Doc Stat = full						Doc Stat = full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	0.00	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	0.00	0.00	-	-	>= 550 / < 570	-	0.00	-	-	-
	>= 570 / < 590	0.00	0.00	0.01	0.00	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	0.02	0.00	0.00	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	0.00	0.01	0.00	-	>= 610 / < 630	0.00	-	0.00	-	-
	>= 630 / < 650	0.00	0.00	0.02	0.01	0.00	>= 630 / < 650	-	-	0.00	0.00	-
	>= 650 / < 670	0.00	0.00	0.02	0.00	-	>= 650 / < 670	-	-	-	-	-
	>= 670 / < 690	0.00	0.00	0.01	0.00	-	>= 670 / < 690	-	0.00	-	-	-
	>= 690 / < 710	0.00	0.00	0.01	0.00	-	>= 690 / < 710	-	-	0.00	-	-
	>= 710 / < 730	0.00	-	0.00	0.00	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	0.00	0.00	0.00	0.00	0.00	>= 730	-	-	-	-	-

	Doc Stat = not full						Doc Stat = not full
	Occ Stat = owner occupied						Occ Stat = not owner occupied
		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100		< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
	< 550	-	-	-	-	-	< 550	-	-	-	-	-
	>= 550 / < 570	-	0.00	0.00	-	-	>= 550 / < 570	-	-	-	-	-
	>= 570 / < 590	0.00	-	0.00	0.00	-	>= 570 / < 590	-	-	-	-	-
	>= 590 / < 610	0.00	0.00	0.00	0.00	-	>= 590 / < 610	-	-	-	-	-
	>= 610 / < 630	0.00	0.00	0.00	0.00	-	>= 610 / < 630	0.00	-	-	-	-
	>= 630 / < 650	0.00	0.00	0.01	0.00	-	>= 630 / < 650	-	-	-	-	-
	>= 650 / < 670	0.00	0.00	0.01	0.00	-	>= 650 / < 670	-	0.00	-	-	-
	>= 670 / < 690	0.00	0.00	0.00	0.00	-	>= 670 / < 690	-	-	0.00	-	-
	>= 690 / < 710	-	0.00	0.01	0.00	-	>= 690 / < 710	-	-	-	-	-
	>= 710 / < 730	0.00	0.00	0.00	-	-	>= 710 / < 730	-	-	0.00	-	-
	>= 730	-	0.00	0.01	0.00	-	>= 730	-	-	-	-	-

DERIVED INFORMATION [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CUSIP or ISIN
BBERG ID
Deal Name	CS HEAT 2006-3
Issuer Name
Parent Name
Original Class Balance	$22,400,000
Current Class Balance
Portfolio Name
Sector
Settle Date	3/30/06
Collateral Balance	1,385,458,952
Original # of Loans	8367
Avg. Loan Balance	165,586
Initial WAC	7.71
Initial WAM	355
Rem. WAM	352
Moody's	A2
S&P	AA-
Fitch	A+
Moody's
S&P
Fitch
WA FICO	627
< 500	0.2
< 550	6.2
<575	15.5
< 600	30.2
> 650	29.5
> 700	7.9
WA DTI	40.8
> 40%	63.4
> 45%	42.3
WA LTV	80.3
> 80	35.8
> 90	8.8
% IO	22.2
IO FICO	651
IO with FICO <575	0.1
IO Term	60
IO Term %	0(77.8%), 60(21.5%),120(0.3%), 24(0.3%), 36(0.0%)
IO LTV	80.3
% 15 yr Fixed	0.7
%30 yr FIXED	13.6
% Balloons	6.6
40 yr	10.8
2/28 Hybrids	78.4
3/27 Hybrids	3.7
5/25 Hybrids	0.4
<= 1/29 Hybrids	0.6
% 2nd Lien	4
% Silent 2nds	28.2
MTA?
MTA Limit
Negam?	0
MI Company	RMIC,PMI,TGIC,RDN,UGI,MGIC
MI coverage %	0.2
Single Family	85.2
2-4 Family	4.1
Condo	5
Co-op	0
PUD	5.7
MH	0
Owner	96.6
Second Home	0.7
Investor	2.7
Refi	5.8
Cash Out	57
Purchase	37.2
Full Doc	74.3
Reduced Doc	9.4
No Doc	0.1
State 1	CA
% State 1	23.8%
State 2	FL
% State 2	10.6%
State 3	MD
% State 3	5.1%
State 4	AZ
% State 4	4.7%
Sub %
Initial OC %	0.75%
Target OC % before stepdown	18.40%
Target OC % after stepdown	1.50%
Other CE%	0
Total CE %	0
Initial Excess Interest
Orignators 1	ASC (Wells Fargo)
% Orignators 1	43.3%
Orignators 2	Decision One Mortgage Company LLC
% Orignators 2	15.6%
Orignators 3	Encore Credit Corporation
% Orignators 3	13.9%
Issuer Contact
Issuer Number
Servicers 1	Select Portfolio Servicing
% Servicers 1	55.00%
Servicers 2	Wells Fargo Bank, N.A.
% Servicers 2	45.00%
Servicers 3
% Servicers 3
Servicer Contact
Servicer Number
Master Servicer
Trustee	U.S. Bank, N.A.
Trustee Contact
Trustee Number
Credit Risk Manager
Underwriter
Derivatives
Credit Comments

Maxim Owned
Intex Stress
Term Sheet
Hard Prossup
Elect. Prossup

Intex Cashflow Assumptions
Loss Severity %
Delinquency %
Breakeven CDR %
# Lag Months

# Months till OC grows to Target

IO Class in deal? (Y/N)
IO Coupon
First IO interest payment $

CUSIP or ISIN
BBERG ID	FBRSI 2005-4 M9
Deal Name	FBRSI 2005-4
Issuer Name	FBR SECURITIZATION 2005-4
Parent Name
Original Class Balance	$8,956,000
Current Class Balance
Portfolio Name
Sector
Settle Date
Collateral Balance	$995,151,745
Original # of Loans	5,170
Avg. Loan Balance	$192,486
Initial WAC	7.17%
Initial WAM
Rem. WAM
Moody's	Baa3
S&P	A-
Fitch
Moody's
S&P
Fitch
WA FICO	642
< 500	0.00%
< 550	8.10%
<575	13.33%
< 600	21.85%
> 650	44.43%
> 700	16.73%
WA DTI
> 40%
> 45%
WA LTV	81.74%
> 80	31.47%
> 90	11.06%
% IO	49.03%
IO FICO	656
IO with FICO <575
IO Term	24
IO Term %	46.68%
IO LTV	80.84%
% 15 yr Fixed	0.37%
%30 yr FIXED	5.59%
% Balloons	6.70%
40 yr
2/28 Hybrids	84.84%
3/27 Hybrids	2.49%
5/25 Hybrids	0.00%
<= 1/29 Hybrids	0.00%
% 2nd Lien	6.78%
% Silent 2nds
MTA?
MTA Limit
Negam?
MI Company
MI coverage %
Single Family	75.80%
2-4 Family	1.20%
Condo	9.16%
Co-op	0.00%
PUD	11.10%
MH	0.00%
Owner	95.31%
Second Home	0.92%
Investor	3.77%
Refi	1.61%
Cash Out	39.94%
Purchase	58.45%
Full Doc	39.93%
Reduced Doc	60.07%
No Doc	0.00%
State 1	CA
% State 1	60.76%
State 2	IL
% State 2	9.89%
State 3	TX
% State 3	7.86
State 4	FL
% State 4	5.93%
Sub %	3.45%
Initial OC %	0.70%
Target OC % before stepdown	0.70%
Target OC % after stepdown	1.40%
Other CE%
Total CE %
Initial Excess Interest
Orignators 1	RESMAE MORTGAGE
% Orignators 1
Orignators 2
% Orignators 2
Orignators 3
% Orignators 3
Issuer Contact
Issuer Number
Servicers 1	JPMORGAN
% Servicers 1
Servicers 2
% Servicers 2
Servicers 3
% Servicers 3
Servicer Contact
Servicer Number
Master Servicer	WELLS
Trustee	HSBC/WELINGTON
Trustee Contact
Trustee Number
Credit Risk Manager	CLAYTON
Underwriter	JPMROGAN
Derivatives
Credit Comments

Negam
Maxim Owned
Intex Stress
Term Sheet
Hard Prossup
Elect. Prossup

HOME EQUITY ASSET TRUST 2006-3

________________________________________________________________________________________________________

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The below charts display the excess interest in HEAT 2006-3 at 100% of the Prospectus Prepayment Curve (PPC) assuming no loss and (i) spot libor, (ii) forward libor and (iii) forward libor plus 100 basis points.  Amounts available from the Interest Rate Cap are incorporated in this calculation.

EXCESS INTEREST				EXCESS INTEREST
PERIOD	SPOT LIBOR	FWD LIBOR	FWD LIBOR+100	PERIOD	SPOT LIBOR	FWD LIBOR	FWD LIBOR+100
1	2.84%	2.84%	2.84%	46	4.13%	4.02%	4.00%
2	1.85%	1.85%	1.87%	47	4.14%	4.03%	4.00%
3	1.84%	1.84%	1.88%	48	4.53%	4.44%	4.49%
4	1.85%	1.85%	1.88%	49	4.14%	4.08%	4.05%
5	1.84%	1.84%	1.88%	50	4.27%	4.23%	4.23%
6	1.84%	1.84%	1.88%	51	4.14%	4.09%	4.07%
7	1.84%	1.84%	1.87%	52	4.27%	4.22%	4.22%
8	1.84%	1.84%	1.88%	53	4.14%	4.08%	4.05%
9	1.85%	1.85%	1.88%	54	4.14%	4.06%	4.04%
10	1.84%	1.84%	1.88%	55	4.27%	4.19%	4.18%
11	1.84%	1.84%	1.88%	56	4.14%	4.05%	4.02%
12	1.86%	1.86%	1.87%	57	4.27%	4.19%	4.18%
13	1.83%	1.83%	1.87%	58	4.15%	4.05%	4.02%
14	1.84%	1.84%	1.87%	59	4.15%	4.07%	4.04%
15	1.82%	1.82%	1.87%	60	4.53%	4.47%	4.51%
16	1.83%	1.83%	1.86%	61	4.20%	4.07%	3.76%
17	1.81%	1.81%	1.87%	62	4.37%	4.25%	3.96%
18	1.81%	1.81%	1.86%	63	4.21%	4.08%	3.76%
19	1.82%	1.82%	1.85%	64	4.38%	4.27%	3.98%
20	1.80%	1.80%	1.86%	65	4.21%	4.08%	3.76%
21	1.81%	1.80%	1.85%	66	4.21%	4.07%	3.75%
22	3.83%	3.83%	3.85%	67	4.38%	4.24%	3.95%
23	3.91%	3.91%	3.93%	68	4.22%	4.06%	3.73%
24	3.92%	3.92%	3.94%	69	4.39%	4.24%	3.94%
25	3.86%	3.86%	3.87%	70	4.23%	4.07%	3.74%
26	3.86%	3.86%	3.88%	71	4.23%	4.08%	3.75%
27	3.83%	3.83%	3.85%	72	4.57%	4.44%	4.17%
28	3.95%	3.95%	4.58%
29	3.93%	3.93%	4.59%
30	3.91%	3.92%	4.57%
31	3.92%	3.93%	4.57%
32	3.89%	3.89%	4.54%
33	3.91%	3.91%	4.51%
34	4.06%	4.00%	4.08%
35	4.06%	3.99%	3.98%
36	4.44%	4.37%	4.44%
37	4.03%	3.96%	3.95%
38	4.16%	4.09%	4.10%
39	4.07%	3.99%	3.98%
40	4.23%	4.18%	4.21%
41	4.11%	4.06%	4.06%
42	4.12%	4.06%	4.06%
43	4.25%	4.20%	4.22%
44	4.12%	4.05%	4.05%
45	4.25%	4.15%	4.17%

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 8% CPR in month 1, increasing by 2% in each of the following 11 months.  In months 12 through 22, 100% PPC for the adjustable rate Mortgage Loans assumes 30% CPR.  In months 23 through 27, 100% PPC for the adjustable rate Mortgage Loans assumes 55% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate Mortgage Loans is assumed to remain constant at 35%.

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  Approximately 22.2% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	8,367
Total Outstanding Loan Balance	$1,385,458,952*	Min	Max
Average Loan Current Balance	$165,586	$5,894	$1,254,646
Weighted Average Original LTV	80.3%**
Weighted Average Coupon	7.71%	4.50%	14.38%
Arm Weighted Average Coupon	7.58%
Fixed Weighted Average Coupon	8.35%
Weighted Average Margin	5.74%	1.88%	10.20%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	96.0%
% Second Liens	4.0%
% Arms	83.2%
% Fixed	16.8%
% of Loans with Mortgage Insurance	1.6%

*

Total collateral will be approximately [$1,400,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

FICO and LTV	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	200,934	429,396,722	31.0	7.20	0.1	659	41.0	71.5	81.5	6.3	95.5	63.1	11.3	25.5	30.7	33.7
FICO 500-525 and LTV>65	138,651	17,470,038	1.3	9.29	0.0	514	41.3	76.2	92.5	5.2	97.5	85.6	3.0	11.5	1.0	14.0
FICO 525-550 and LTV>65	155,381	50,188,168	3.6	8.82	0.1	538	40.8	78.0	86.6	7.8	98.1	85.1	4.3	10.6	0.4	19.0
FICO 550-575 and LTV>65	167,418	106,142,871	7.7	8.20	2.6	564	41.9	80.7	86.5	6.5	98.0	84.7	5.1	10.2	1.4	15.1
FICO 575-600 and LTV>70	143,407	166,495,500	12.0	8.04	1.9	588	41.1	84.1	91.5	3.5	98.7	84.5	6.2	9.2	15.0	16.3
FICO 600-625 and LTV>70	152,233	227,131,427	16.4	7.86	1.1	612	40.8	84.6	87.5	4.7	98.4	79.7	9.6	10.7	22.8	18.8
FICO 625-650 and LTV>70	164,572	261,505,147	18.9	7.63	1.8	637	40.8	84.0	84.2	6.7	96.6	72.6	11.2	16.1	27.7	24.1
FICO 650-675 and LTV>80	137,673	67,872,673	4.9	7.92	4.8	661	38.6	91.1	87.7	4.7	93.6	82.1	5.0	12.9	21.7	17.7
FICO 675-700 and LTV>80	148,493	34,895,817	2.5	7.70	7.9	686	37.4	90.9	77.2	5.8	91.9	75.4	14.1	10.5	18.2	20.1
FICO 700-725 and LTV>80	143,652	13,646,966	1.0	7.65	13.2	710	39.8	90.4	85.4	2.1	91.0	67.8	11.3	20.9	10.3	23.6
FICO 725-750 and LTV>85	135,243	7,303,134	0.5	7.88	7.3	738	39.7	93.5	82.8	3.5	95.5	70.4	23.2	6.4	32.7	25.5
FICO 750-775 and LTV>85	103,976	1,975,540	0.1	8.60	2.4	761	36.9	93.8	71.2	6.6	75.9	79.7	11.3	9.0	0.0	18.0
FICO 775-800 and LTV>85	155,213	1,241,701	0.1	7.67	9.3	781	37.5	91.0	90.6	0.0	58.9	87.7	12.3	0.0	0.0	0.0
FICO=>800 and LTV>85	193,246	193,246	0.0	8.13	0.0	807	46.2	90.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0
Total:	165,586	1,385,458,952	100.0	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

LTV and DTI	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	161,479	1,219,169,921	88.0	7.76	1.2	628	39.1	80.2	84.6	6.0	96.4	71.3	10.4	18.3	24.6	24.4
LTV 0-60 and DTI>50	204,812	8,397,275	0.6	6.87	0.0	630	52.5	49.5	82.4	0.0	91.3	93.3	0.9	5.9	4.4	40.4
LTV 60-65 and DTI>50	193,489	5,804,684	0.4	7.31	0.0	580	52.8	62.5	90.6	4.2	97.1	96.3	0.0	3.7	5.0	27.3
LTV 65-70 and DTI>50	217,017	6,510,514	0.5	7.40	0.0	586	52.6	67.4	69.9	7.4	96.0	96.0	0.0	4.0	0.0	24.2
LTV 70-75 and DTI>50	243,561	15,344,323	1.1	7.09	0.0	594	53.1	72.2	87.8	2.6	97.2	92.0	2.2	5.9	3.3	35.1
LTV 75-80 and DTI>50	223,792	19,917,450	1.4	7.61	0.0	596	52.9	77.4	84.1	7.1	93.9	89.5	9.0	1.5	4.2	18.4
LTV 80-85 and DTI>50	191,646	45,995,040	3.3	7.06	3.3	632	52.9	80.6	91.4	2.6	98.6	98.5	1.0	0.5	8.7	18.2
LTV 85-90 and DTI>50	237,649	17,348,365	1.3	7.37	15.3	617	53.1	86.6	94.4	1.7	100.0	99.0	0.0	1.0	5.0	16.4
LTV 90-95 and DTI>50	217,130	31,266,748	2.3	7.48	9.9	620	53.1	90.4	92.8	1.6	98.7	97.4	2.6	0.0	3.7	18.8
LTV 95-100 and DTI>50	179,498	7,718,422	0.6	7.78	0.0	641	53.9	95.2	86.3	6.1	100.0	100.0	0.0	0.0	0.0	0.0
LTV=>100 and DTI>50	124,785	7,986,208	0.6	8.35	4.1	636	52.8	100.0	91.1	0.0	100.0	100.0	0.0	0.0	0.0	1.1
Total:	165,586	1,385,458,952	100.0	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

DTI and FICO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	152,592	729,237,688	52.6	7.59	1.8	656	35.9	81.2	83.4	6.2	95.6	69.6	10.8	19.5	27.5	25.2
DTI 0.1 - 20.0 & FICO<525	66,510	598,588	0.0	9.59	0.0	519	17.1	74.2	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0
DTI 20.1 - 25.0 & FICO<525	58,261	815,653	0.1	9.89	0.0	517	22.1	73.0	100.0	0.0	100.0	93.6	0.0	6.4	0.0	0.0
DTI 25.1 - 30.0 & FICO<550	117,940	5,071,421	0.4	9.05	0.0	530	27.7	75.9	85.2	10.6	99.0	98.0	0.0	2.0	0.0	7.2
DTI 30.1 - 35.0 & FICO<575	137,285	25,397,698	1.8	8.42	2.1	551	32.7	74.1	88.5	4.8	97.6	89.1	3.4	7.5	0.0	16.1
DTI 35.1 - 40.0 & FICO<600	154,393	54,963,763	4.0	8.20	0.9	568	37.7	77.2	90.2	4.1	98.4	83.3	5.7	11.1	8.8	16.1
DTI 40.1 - 45.0 & FICO<625	174,581	138,442,409	10.0	8.00	0.3	586	42.6	78.5	87.7	4.2	97.5	73.1	12.0	14.9	17.0	20.9
DTI 45.1 - 50.0 & FICO<650	195,521	282,136,634	20.4	7.80	0.7	603	47.8	79.7	85.1	6.5	97.7	72.3	9.8	17.9	25.6	28.0
DTI 50.1 - 55.0 & FICO<675	199,679	135,782,040	9.8	7.48	3.2	606	52.7	80.9	88.9	3.7	97.3	95.0	2.2	2.8	5.0	18.0
DTI=>55.0 & FICO<700	200,201	13,013,058	0.9	7.35	9.5	612	56.0	83.7	90.0	0.0	98.9	96.0	4.0	0.0	0.0	7.5
Total:	165,586	1,385,458,952	100.0	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

Limited and Stated Doc	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	153,840	1,030,114,650	74.4	7.62	2.2	621	40.3	80.8	87.2	4.8	97.1	99.9	0.0	0.0	21.5	21.3
FICO 500-525 & Limited or Stated Doc	167,685	3,521,375	0.3	9.27	0.0	516	42.2	68.5	93.2	6.8	94.9	0.0	25.2	74.8	0.0	26.1
FICO 525-550 & Limited or Stated Doc	196,111	10,589,981	0.8	9.09	0.0	538	42.2	69.4	86.3	9.6	95.1	0.0	27.3	72.7	0.0	33.8
FICO 550-575 & Limited or Stated Doc	207,785	22,440,820	1.6	8.58	0.0	564	42.2	71.8	76.3	8.2	96.0	0.0	29.4	70.6	2.3	40.4
FICO 575-600 & Limited or Stated Doc	211,365	34,029,816	2.5	8.25	0.0	588	42.3	77.0	87.5	5.8	97.5	0.0	37.4	62.6	9.1	33.5
FICO 600-625 & Limited or Stated Doc	225,232	56,082,646	4.0	8.12	0.0	614	41.7	78.4	84.2	6.3	95.7	0.0	42.7	57.3	18.0	29.2
FICO 625-650 & Limited or Stated Doc	200,644	75,241,634	5.4	7.97	0.0	638	42.4	80.5	79.9	7.6	95.0	0.0	40.2	59.8	23.2	28.0
FICO 650-675 & Limited or Stated Doc	208,633	62,381,159	4.5	7.75	0.0	661	42.9	80.3	71.5	12.1	95.7	0.0	33.1	66.9	31.7	25.4
FICO 675-700 & Limited or Stated Doc	214,933	42,556,751	3.1	7.79	0.0	687	41.6	80.4	75.7	6.7	92.9	0.0	35.0	65.0	32.8	28.4
FICO 700-725 & Limited or Stated Doc	225,871	23,490,611	1.7	7.60	0.0	711	41.7	80.9	79.9	6.7	94.7	0.0	30.2	69.8	44.0	43.2
FICO 725-750 & Limited or Stated Doc	256,013	13,056,668	0.9	7.42	0.0	736	42.8	80.4	76.5	6.1	89.3	0.0	41.8	58.2	41.5	43.3
FICO 750-775 & Limited or Stated Doc	220,101	7,923,641	0.6	7.36	0.0	763	43.7	79.6	89.0	3.7	96.2	0.0	37.2	62.8	42.8	46.6
FICO 775-800 & Limited or Stated Doc	268,293	3,487,814	0.3	7.66	0.0	784	39.6	80.4	49.6	41.2	95.6	0.0	44.2	55.8	63.4	30.7
FICO=>800 & Limited or Stated Doc	270,694	541,387	0.0	7.87	0.0	805	39.2	78.1	100.0	0.0	100.0	0.0	38.1	61.9	0.0	0.0
Total:	165,586	1,385,458,952	100.0	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

IO	Wtd Avg Sched Bal	Total SCHED_BAL	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA
Not in Buckets	149,250	1,077,585,987	77.8	7.85	2.1	620	40.3	80.3	85.8	5.3	96.0	74.9	8.6	16.4	0.0	18.8
FICO 500-525 & InterestOnly	170,000	170,000	0.0	7.95	0.0	518	45.2	68.0	0.0	100.0	100.0	100.0	0.0	0.0	100.0	0.0
FICO 525-550 & InterestOnly	225,000	225,000	0.0	7.41	0.0	549	12.7	90.0	0.0	100.0	100.0	100.0	0.0	0.0	100.0	0.0
FICO 550-575 & InterestOnly	216,925	1,518,475	0.1	7.66	0.0	561	42.9	79.3	65.7	0.0	81.7	65.7	18.5	15.8	100.0	41.4
FICO 575-600 & InterestOnly	243,390	29,936,981	2.2	7.34	0.0	589	42.4	78.9	90.2	3.3	100.0	89.6	5.7	4.7	100.0	30.8
FICO 600-625 & InterestOnly	258,465	59,963,853	4.3	7.40	0.0	613	41.5	79.6	86.3	5.4	98.8	83.2	9.7	7.1	100.0	32.3
FICO 625-650 & InterestOnly	245,962	76,986,244	5.6	7.35	0.0	638	42.4	81.0	85.6	7.4	98.2	77.2	12.6	10.0	100.0	35.4
FICO 650-675 & InterestOnly	284,294	61,407,456	4.4	7.11	0.0	661	42.2	80.8	79.6	8.4	99.3	67.8	14.3	17.9	100.0	45.9
FICO 675-700 & InterestOnly	288,751	35,805,100	2.6	7.03	0.0	687	42.4	80.5	76.5	7.3	97.6	61.1	16.1	22.9	100.0	46.6
FICO 700-725 & InterestOnly	310,686	21,126,626	1.5	7.00	0.0	710	42.9	79.9	77.9	8.2	97.8	51.1	12.1	36.8	100.0	54.8
FICO 725-750 & InterestOnly	298,498	9,850,439	0.7	6.86	0.0	737	44.6	82.8	79.2	4.4	100.0	45.0	20.8	34.2	100.0	66.3
FICO 750-775 & InterestOnly	356,905	6,781,190	0.5	6.76	0.0	763	46.1	79.5	94.3	0.0	100.0	50.0	11.6	38.4	100.0	74.9
FICO 775-800 & InterestOnly	400,178	3,601,600	0.3	7.48	0.0	786	40.4	80.0	65.3	25.8	100.0	38.6	18.0	43.4	100.0	63.3
FICO=>800 & InterestOnly	500,000	500,000	0.0	5.59	0.0	806	48.0	46.2	100.0	0.0	100.0	100.0	0.0	0.0	100.0	100.0
Total:	165,586	1,385,458,952	100.0	7.71	1.6	627	40.8	80.3	85.2	5.7	96.6	74.3	9.4	16.3	22.2	23.8

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  Approximately 22.2% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	8,367
Total Outstanding Loan Balance	$1,385,458,952*	Min	Max
Average Loan Current Balance	$165,586	$5,894	$1,254,646
Weighted Average Original LTV	80.3%**
Weighted Average Coupon	7.71%	4.50%	14.38%
Arm Weighted Average Coupon	7.58%
Fixed Weighted Average Coupon	8.35%
Weighted Average Margin	5.74%	1.88%	10.20%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	96.0%
% Second Liens	4.0%
% Arms	83.2%
% Fixed	16.8%
% of Loans with Mortgage Insurance	1.6%

*

Total collateral will be approximately [$1,400,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.50 - 5.00	6	2,264,247	0.2	4.90	79.5	716
5.01 - 5.50	27	8,719,160	0.6	5.43	75.0	686
5.51 - 6.00	142	45,755,411	3.3	5.86	73.3	669
6.01 - 6.50	488	119,442,771	8.6	6.35	77.7	649
6.51 - 7.00	1,137	253,490,333	18.3	6.82	78.3	641
7.01 - 7.50	1,294	253,599,716	18.3	7.31	79.8	634
7.51 - 8.00	1,490	276,746,280	20.0	7.80	80.1	624
8.01 - 8.50	896	154,310,400	11.1	8.27	80.9	613
8.51 - 9.00	758	114,675,699	8.3	8.76	81.8	599
9.01 - 9.50	385	54,376,720	3.9	9.28	81.3	586
9.51 - 10.00	457	43,911,884	3.2	9.78	85.9	599
10.01 - 10.50	322	18,311,524	1.3	10.31	90.5	611
10.51 - 11.00	310	14,180,912	1.0	10.85	92.7	619
11.01 - 11.50	288	12,427,006	0.9	11.37	96.3	609
11.51 - 12.00	278	10,461,063	0.8	11.84	96.7	595
12.01 - 14.38	89	2,785,827	0.2	12.31	98.3	597
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	32	2,498,953	0.2	9.27	71.9	0
451 - 500	11	1,320,452	0.1	8.96	68.7	498
501 - 525	173	23,610,463	1.7	9.21	72.4	517
526 - 550	403	62,615,477	4.5	8.70	74.0	539
551 - 575	798	132,053,523	9.5	8.09	76.7	565
576 - 600	1,416	208,934,940	15.1	7.91	80.3	589
601 - 625	1,691	264,718,040	19.1	7.76	81.4	614
626 - 650	1,689	280,627,759	20.3	7.58	81.9	638
651 - 675	1,065	190,950,395	13.8	7.38	82.0	662
676 - 700	568	108,385,668	7.8	7.27	81.2	687
701 - 725	255	53,094,921	3.8	7.18	80.9	710
726 - 750	141	28,001,550	2.0	7.17	81.3	736
751 - 775	77	16,039,829	1.2	7.02	79.7	763
776 - 800	41	10,778,353	0.8	6.97	75.3	787
801 - 811	7	1,828,629	0.1	6.68	63.7	807
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
5,893 - 50,000	1,295	39,518,384	2.9	10.51	93.2	621
50,001 - 100,000	1,695	130,135,992	9.4	8.55	81.5	618
100,001 - 150,000	1,706	212,774,513	15.4	7.89	79.3	617
150,001 - 200,000	1,291	224,527,384	16.2	7.60	79.2	620
200,001 - 250,000	798	178,574,209	12.9	7.55	79.9	623
250,001 - 300,000	519	141,757,072	10.2	7.47	80.1	627
300,001 - 350,000	335	108,902,501	7.9	7.51	80.0	631
350,001 - 400,000	215	80,098,404	5.8	7.44	80.8	637
400,001 - 450,000	167	71,149,368	5.1	7.27	80.5	641
450,001 - 500,000	123	58,698,366	4.2	7.26	79.7	638
500,001 - 550,000	72	37,678,531	2.7	7.41	81.8	641
550,001 - 600,000	54	31,278,300	2.3	7.23	81.1	636
600,001 - 650,000	32	20,108,298	1.5	7.35	79.9	641
650,001 - 700,000	21	14,201,161	1.0	7.32	79.3	670
700,001 - 750,000	16	11,727,784	0.8	6.79	77.5	638
750,001 - 800,000	9	7,044,754	0.5	7.41	76.7	692
800,001 - 850,000	4	3,315,585	0.2	6.48	75.8	661
850,001 - 900,000	8	7,082,182	0.5	7.26	76.0	662
900,001 - 950,000	6	5,631,516	0.4	6.09	72.5	660
950,001 - 1,254,646	1	1,254,646	0.1	6.88	70.0	622
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
15.46 - 50.00	192	25,741,876	1.9	7.44	40.6	615
50.01 - 55.00	99	13,849,690	1.0	7.55	53.0	601
55.01 - 60.00	172	31,396,418	2.3	7.38	58.0	610
60.01 - 65.00	256	48,477,646	3.5	7.40	63.1	605
65.01 - 70.00	436	80,668,904	5.8	7.46	68.7	602
70.01 - 75.00	569	111,592,249	8.1	7.59	73.9	606
75.01 - 80.00	3,000	577,604,289	41.7	7.44	79.7	641
80.01 - 85.00	695	139,746,822	10.1	7.75	84.4	613
85.01 - 90.00	1,194	234,655,400	16.9	7.81	89.7	624
90.01 - 95.00	355	49,661,732	3.6	8.20	94.7	638
95.01 - 100.00	1,399	72,063,926	5.2	10.09	99.9	639
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	2,831	350,390,818	25.3	8.32	82.3	631
0.50	3	771,793	0.1	7.83	82.8	656
1.00	169	37,113,602	2.7	7.87	79.2	633
2.00	4,159	783,932,275	56.6	7.51	80.3	622
3.00	1,198	212,250,858	15.3	7.43	77.3	637
5.00	7	999,604	0.1	7.88	85.6	659
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	6,687	1,028,984,548	74.3	7.62	80.8	621
Reduced	581	130,258,131	9.4	8.09	80.8	644
Stated Income / Stated Assets	1,091	225,263,431	16.3	7.92	77.6	643
No Income / No Assets	8	952,841	0.1	8.14	62.4	630
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	8,061	1,337,897,717	96.6	7.70	80.4	626
Second Home	45	9,585,337	0.7	7.80	73.8	658
Investor	261	37,975,897	2.7	8.11	77.6	643
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	1,089	330,164,717	23.8	7.29	77.8	639
Florida	825	146,214,911	10.6	7.79	79.8	622
Maryland	355	70,831,355	5.1	7.58	79.3	618
Arizona	353	65,644,722	4.7	7.71	78.2	625
Illinois	365	59,717,951	4.3	7.90	81.0	627
Virginia	285	49,609,512	3.6	7.64	79.6	619
New Jersey	186	42,330,352	3.1	7.80	76.5	616
Washington	243	42,107,612	3.0	7.61	82.2	634
Texas	413	41,494,211	3.0	8.09	81.7	629
New York	171	37,219,491	2.7	7.74	80.5	628
Nevada	175	35,708,968	2.6	7.71	81.1	630
Pennsylvania	292	34,920,933	2.5	7.76	80.7	618
Georgia	258	31,748,066	2.3	8.24	84.4	621
Oregon	152	26,591,823	1.9	7.51	80.6	645
Missouri	270	26,508,715	1.9	8.16	84.5	610
Other	2,935	344,645,615	24.9	7.96	82.7	622
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	3,633	515,272,280	37.2	7.89	83.8	645
Refinance - Rate Term	550	80,970,403	5.8	7.62	80.9	630
Refinance - Cashout	4,184	789,216,269	57.0	7.60	78.0	614
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	39	8,018,582	0.6	7.69	77.4	624
Arm 2/28	4,925	942,853,168	68.1	7.57	80.4	624
Arm 2/28 - Balloon 40/30	269	56,126,515	4.1	7.68	79.0	634
Arm 2/28 - Dual 40/30	343	87,607,928	6.3	7.76	78.5	621
Arm 3/27	257	49,957,708	3.6	7.45	79.7	638
Arm 3/27 - Balloon 40/30	7	1,497,391	0.1	7.21	80.0	649
Arm 5/25	16	4,357,875	0.3	7.19	76.1	666
Arm 5/25 - Balloon 40/30	3	883,027	0.1	7.27	70.4	677
Arm 6 Month	3	962,859	0.1	7.55	83.2	651
Fixed Balloon 30/15	192	29,610,721	2.1	7.45	77.8	645
Fixed Balloon 40/30	10	2,889,380	0.2	7.80	78.8	620
Fixed Rate	2,303	200,693,798	14.5	8.49	82.0	635
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	7,261	1,179,897,743	85.2	7.70	80.4	625
PUD	401	78,631,069	5.7	7.98	81.3	634
Condo	447	69,468,456	5.0	7.62	80.4	640
2 Family	220	47,419,627	3.4	7.72	77.4	632
3-4 Family	38	10,042,057	0.7	7.80	77.0	641
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.88 - 4.00	393	101,276,644	8.8	6.37	76.9	653
4.01 - 4.50	539	118,045,790	10.2	6.86	79.5	630
4.51 - 5.00	501	100,640,961	8.7	7.29	82.0	616
5.01 - 5.50	819	178,377,261	15.5	7.53	82.1	631
5.51 - 6.00	1,041	213,959,092	18.6	7.60	79.3	627
6.01 - 6.50	761	136,575,026	11.9	7.58	79.5	630
6.51 - 7.00	832	150,774,823	13.1	7.96	79.4	622
7.01 - 7.50	424	71,788,134	6.2	8.45	80.7	609
7.51 - 8.00	333	49,282,995	4.3	8.86	81.5	596
8.01 - 8.50	160	23,682,598	2.1	9.32	81.1	575
8.51 - 9.00	42	5,577,225	0.5	9.76	82.7	565
9.01 - 10.20	17	2,284,504	0.2	10.48	88.5	579
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	3	485,089	0.0	8.29	85.1	646
4 - 6	8	2,177,441	0.2	8.35	84.5	600
7 - 9	32	5,532,485	0.5	7.59	75.2	622
10 - 12	4	1,571,101	0.1	8.11	80.4	649
13 - 15	12	1,672,036	0.1	7.30	89.3	615
16 - 18	156	33,539,042	2.9	7.05	80.6	624
19 - 21	3,645	691,820,440	60.0	7.44	80.4	623
22 - 24	1,720	358,919,626	31.1	7.92	79.6	627
28 - 30	12	2,411,714	0.2	7.27	79.9	617
31 - 33	177	33,999,159	3.0	7.33	79.5	633
34 - 36	74	14,896,018	1.3	7.73	80.0	653
37 >=	19	5,240,902	0.5	7.20	75.1	667
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.50 - 11.50	55	17,275,583	1.5	5.67	76.3	684
11.51 - 12.00	158	47,645,353	4.1	6.14	76.6	654
12.01 - 12.50	453	109,215,098	9.5	6.51	78.4	642
12.51 - 13.00	892	192,969,436	16.7	6.93	79.4	639
13.01 - 13.50	945	187,816,929	16.3	7.37	80.4	631
13.51 - 14.00	1,048	198,514,892	17.2	7.70	80.9	623
14.01 - 14.50	691	135,295,714	11.7	7.96	81.0	619
14.51 - 15.00	697	123,347,746	10.7	8.35	80.4	609
15.01 - 15.50	386	62,578,843	5.4	8.75	80.7	600
15.51 - 16.00	299	44,864,363	3.9	9.13	82.4	590
16.01 - 16.50	120	17,311,044	1.5	9.50	81.3	577
16.51 - 17.00	87	12,025,703	1.0	9.91	80.6	566
17.01 - 17.50	17	1,838,597	0.2	10.57	82.6	557
17.51 - 18.00	7	683,822	0.1	10.40	75.9	568
18.01 - 19.45	7	881,932	0.1	11.55	77.3	542
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.38 - 5.50	43	12,758,216	1.1	5.70	76.9	676
5.51 - 6.00	210	54,675,917	4.7	6.51	77.1	654
6.01 - 6.50	451	110,734,745	9.6	6.44	78.5	643
6.51 - 7.00	969	214,950,582	18.7	6.85	79.5	639
7.01 - 7.50	1,068	213,863,825	18.6	7.31	80.3	632
7.51 - 8.00	1,206	232,336,528	20.2	7.81	80.4	623
8.01 - 8.50	708	133,156,527	11.6	8.27	81.1	611
8.51 - 9.00	611	97,258,171	8.4	8.76	81.8	597
9.01 - 9.50	288	44,066,497	3.8	9.27	81.1	583
9.51 - 10.00	209	28,999,153	2.5	9.73	82.3	575
10.01 - 10.50	53	5,429,124	0.5	10.28	81.0	554
10.51 - 11.00	29	2,425,909	0.2	10.77	76.0	557
11.01 - 11.50	10	1,182,665	0.1	11.40	84.8	560
11.51 - 12.45	7	427,195	0.0	11.93	71.7	524
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2	574,380	0.0	7.52	66.4	607
1.50	77	18,481,698	1.6	7.40	76.6	624
2.00	321	83,212,624	7.2	7.78	78.2	629
3.00	5,453	1,046,819,730	90.8	7.57	80.3	625
5.00	9	3,176,622	0.3	6.90	71.8	680
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	4,854	948,577,149	82.3	7.51	80.2	627
1.50	462	74,738,792	6.5	7.94	79.8	618
2.00	546	128,949,112	11.2	7.88	79.5	617
Total:	5,862	1,152,265,054	100.0	7.58	80.1	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	7,220	1,077,585,987	77.8	7.85	80.3	620
24	18	4,389,519	0.3	7.43	75.4	633
36	2	293,500	0.0	7.07	83.3	628
60	1,107	298,361,501	21.5	7.22	80.3	651
120	20	4,828,445	0.3	7.17	82.3	660
Total:	8,367	1,385,458,952	100.0	7.71	80.3	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  Approximately 19.8% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	4,549
Total Outstanding Loan Balance	$638,579,451*	Min	Max
Average Loan Current Balance	$140,378	$5,894	$577,241
Weighted Average Original LTV	80.8%**
Weighted Average Coupon	7.70%	4.95%	14.38%
Arm Weighted Average Coupon	7.57%
Fixed Weighted Average Coupon	8.32%
Weighted Average Margin	5.78%	2.54%	10.10%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	96.4%
% Second Liens	3.6%
% Arms	82.9%
% Fixed	17.1%
% of Loans with Mortgage Insurance	1.4%

*

Total collateral will be approximately [$649,350,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.95 - 5.50	12	2,566,902	0.4	5.32	71.7	695
5.51 - 6.00	64	13,687,266	2.1	5.89	69.1	654
6.01 - 6.50	308	61,490,629	9.6	6.35	77.8	655
6.51 - 7.00	657	121,797,357	19.1	6.82	79.1	642
7.01 - 7.50	747	126,192,862	19.8	7.30	80.8	632
7.51 - 8.00	753	119,830,676	18.8	7.79	79.5	625
8.01 - 8.50	456	68,106,598	10.7	8.28	82.6	612
8.51 - 9.00	410	55,990,718	8.8	8.77	82.9	600
9.01 - 9.50	210	25,388,889	4.0	9.28	81.8	581
9.51 - 10.00	222	18,608,911	2.9	9.75	86.4	589
10.01 - 10.50	158	7,418,478	1.2	10.28	90.9	618
10.51 - 11.00	174	6,290,898	1.0	10.81	91.4	615
11.01 - 11.50	155	4,937,001	0.8	11.32	97.8	617
11.51 - 12.00	167	4,808,265	0.8	11.80	98.5	599
12.01 - 14.38	56	1,464,001	0.2	12.25	98.6	594
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	12	1,207,356	0.2	9.32	77.1	0
451 - 500	4	481,464	0.1	9.01	68.0	498
501 - 525	48	6,192,063	1.0	9.31	73.4	518
526 - 550	130	19,485,294	3.1	9.04	76.1	539
551 - 575	354	55,656,853	8.7	8.40	81.4	566
576 - 600	737	95,327,208	14.9	8.06	82.6	589
601 - 625	1,139	151,186,827	23.7	7.69	80.5	614
626 - 650	990	140,063,634	21.9	7.46	80.6	637
651 - 675	570	81,861,253	12.8	7.31	81.0	661
676 - 700	303	48,049,747	7.5	7.24	80.7	686
701 - 725	136	19,807,090	3.1	7.23	80.6	710
726 - 750	69	10,092,864	1.6	7.03	81.6	736
751 - 775	31	5,024,758	0.8	7.00	78.4	762
776 - 800	23	3,534,224	0.6	7.13	78.3	785
801 - 807	3	608,815	0.1	7.71	79.4	804
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
5,893 - 50,000	817	23,247,650	3.6	10.50	94.8	626
50,001 - 100,000	976	75,283,066	11.8	8.27	81.8	623
100,001 - 150,000	971	120,942,565	18.9	7.69	79.8	625
150,001 - 200,000	741	129,028,128	20.2	7.53	79.6	626
200,001 - 250,000	440	98,180,720	15.4	7.44	80.1	629
250,001 - 300,000	276	75,226,100	11.8	7.39	80.1	626
300,001 - 350,000	164	53,411,093	8.4	7.39	80.7	625
350,001 - 400,000	123	45,808,266	7.2	7.42	80.3	635
400,001 - 450,000	34	14,081,797	2.2	7.33	79.9	626
450,001 - 500,000	6	2,792,825	0.4	7.48	83.9	642
550,001 - 577,241	1	577,241	0.1	8.13	84.5	684
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
15.46 - 50.00	105	15,638,109	2.4	7.32	40.1	626
50.01 - 55.00	49	6,745,767	1.1	7.63	52.9	618
55.01 - 60.00	84	14,286,406	2.2	7.34	58.0	622
60.01 - 65.00	113	20,158,432	3.2	7.36	62.9	621
65.01 - 70.00	209	35,066,505	5.5	7.38	68.6	618
70.01 - 75.00	249	44,579,388	7.0	7.69	73.8	615
75.01 - 80.00	1,420	219,161,221	34.3	7.38	79.7	639
80.01 - 85.00	537	92,105,691	14.4	7.78	84.5	609
85.01 - 90.00	809	137,144,756	21.5	7.73	89.6	624
90.01 - 95.00	191	21,962,723	3.4	8.41	94.7	626
95.01 - 100.00	783	31,730,453	5.0	9.99	99.9	635
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,473	146,073,385	22.9	8.28	82.5	630
0.50	1	219,793	0.0	9.74	89.8	607
1.00	77	12,689,199	2.0	8.05	81.3	624
2.00	2,304	373,564,519	58.5	7.52	80.6	623
3.00	694	106,032,555	16.6	7.48	78.9	636
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,611	473,759,999	74.2	7.58	82.4	627
Reduced	215	32,168,284	5.0	8.15	78.0	627
Stated Income / Stated Assets	716	131,724,293	20.6	8.01	75.8	627
No Income / No Assets	7	926,875	0.1	8.04	61.3	631
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	4,340	607,953,254	95.2	7.69	81.0	626
Second Home	27	4,916,640	0.8	7.87	72.4	645
Investor	182	25,709,558	4.0	8.02	77.1	647
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	427	110,406,826	17.3	7.29	75.0	628
Florida	404	65,334,176	10.2	7.65	79.3	621
Maryland	195	37,072,329	5.8	7.48	81.4	630
Illinois	218	31,540,437	4.9	7.84	81.9	634
Arizona	186	31,036,456	4.9	7.53	78.9	634
Virginia	163	26,832,017	4.2	7.63	81.6	624
Pennsylvania	187	21,650,651	3.4	7.78	82.6	622
Washington	140	20,919,246	3.3	7.65	83.0	638
Nevada	90	17,356,134	2.7	7.60	81.6	633
New Jersey	87	17,083,312	2.7	7.73	77.9	621
Ohio	169	16,461,960	2.6	7.80	84.4	622
Oregon	104	16,184,119	2.5	7.54	80.4	643
Missouri	183	16,052,345	2.5	8.14	85.4	614
Colorado	124	15,826,925	2.5	7.79	82.0	631
Michigan	134	15,257,083	2.4	8.17	85.0	624
Other	1,738	179,565,435	28.1	7.96	83.2	625
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,672	152,466,099	23.9	8.06	84.5	637
Refinance - Rate Term	497	66,396,784	10.4	7.63	80.9	630
Refinance - Cashout	2,380	419,716,568	65.7	7.58	79.4	622
Total:	4,549	638,579,451	100.0	7.70	80.8	627
*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	22	3,621,688	0.6	7.52	76.5	626
Arm 2/28	2,657	427,249,395	66.9	7.58	80.9	624
Arm 2/28 - Balloon 40/30	152	28,011,438	4.4	7.67	78.2	626
Arm 2/28 - Dual 40/30	192	44,526,680	7.0	7.66	77.0	623
Arm 3/27	141	23,229,427	3.6	7.24	79.8	636
Arm 3/27 - Balloon 40/30	2	387,963	0.1	6.72	80.0	688
Arm 5/25	9	1,640,792	0.3	7.81	80.4	634
Arm 5/25 - Balloon 40/30	1	135,882	0.0	6.55	80.0	730
Arm 6 Month	2	721,163	0.1	7.60	82.6	630
Fixed Balloon 30/15	104	14,023,009	2.2	7.38	81.4	653
Fixed Balloon 40/30	4	865,854	0.1	8.54	81.8	591
Fixed Rate	1,263	94,166,157	14.7	8.46	83.1	636
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	4,015	552,434,721	86.5	7.69	81.0	626
Condo	250	33,171,887	5.2	7.62	80.2	636
PUD	141	23,484,463	3.7	7.90	81.0	625
2 Family	120	23,163,030	3.6	7.71	76.4	631
3-4 Family	23	6,325,350	1.0	7.80	77.8	648
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.54 - 4.00	212	39,305,399	7.4	6.48	76.0	654
4.01 - 4.50	291	54,958,093	10.4	6.84	80.4	638
4.51 - 5.00	262	45,493,940	8.6	7.25	82.8	617
5.01 - 5.50	477	87,744,031	16.6	7.46	81.9	628
5.51 - 6.00	569	97,836,973	18.5	7.56	79.8	629
6.01 - 6.50	413	63,648,462	12.0	7.54	79.8	630
6.51 - 7.00	429	67,748,494	12.8	7.93	78.7	617
7.01 - 7.50	212	31,266,039	5.9	8.38	81.7	607
7.51 - 8.00	181	25,576,248	4.8	8.81	82.1	594
8.01 - 8.50	96	11,842,798	2.2	9.37	79.7	568
8.51 - 9.00	24	2,956,957	0.6	9.71	82.9	568
9.01 - 10.10	12	1,146,996	0.2	10.09	86.3	567
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 6	4	1,079,995	0.2	7.69	85.1	616
7 - 9	19	3,071,916	0.6	7.45	74.7	630
10 - 12	1	190,940	0.0	7.95	80.0	621
13 - 15	7	788,983	0.1	7.10	86.3	606
16 - 18	80	12,739,150	2.4	7.14	83.3	617
19 - 21	2,033	330,394,278	62.4	7.45	80.7	625
22 - 24	882	156,013,312	29.5	7.93	79.4	622
28 - 30	6	1,221,576	0.2	6.62	75.9	641
31 - 33	97	15,476,837	2.9	7.20	79.9	635
34 - 36	39	6,770,769	1.3	7.42	79.9	642
37 >=	10	1,776,675	0.3	7.72	80.4	641
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.50 - 11.50	24	5,225,612	1.0	5.79	75.7	678
11.51 - 12.00	81	17,638,026	3.3	6.28	74.2	648
12.01 - 12.50	278	53,591,936	10.1	6.49	78.7	647
12.51 - 13.00	518	93,557,157	17.7	6.92	79.4	640
13.01 - 13.50	550	95,019,852	17.9	7.34	81.4	630
13.51 - 14.00	534	85,692,768	16.2	7.67	80.6	626
14.01 - 14.50	361	57,871,519	10.9	7.96	82.1	615
14.51 - 15.00	369	57,230,378	10.8	8.37	79.7	603
15.01 - 15.50	198	29,219,220	5.5	8.77	81.1	596
15.51 - 16.00	156	21,959,372	4.1	9.16	83.4	589
16.01 - 16.50	54	6,678,169	1.3	9.45	82.5	576
16.51 - 17.00	41	4,418,952	0.8	9.92	83.1	560
17.01 - 17.50	7	730,127	0.1	10.35	73.2	537
17.51 - 18.03	7	691,342	0.1	10.33	78.1	571
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.95 - 5.50	15	3,176,107	0.6	5.52	73.0	680
5.51 - 6.00	104	19,443,439	3.7	6.71	74.9	646
6.01 - 6.50	276	54,287,973	10.3	6.46	78.9	647
6.51 - 7.00	574	107,696,034	20.3	6.85	79.9	640
7.01 - 7.50	631	107,948,359	20.4	7.31	81.0	630
7.51 - 8.00	598	97,133,399	18.3	7.80	79.1	623
8.01 - 8.50	352	56,806,746	10.7	8.28	82.6	609
8.51 - 9.00	322	46,272,205	8.7	8.77	82.6	595
9.01 - 9.50	152	20,252,719	3.8	9.27	80.8	578
9.51 - 10.00	113	13,235,658	2.5	9.72	84.0	575
10.01 - 10.50	22	2,087,012	0.4	10.29	83.9	566
10.51 - 11.00	14	950,025	0.2	10.81	69.9	548
11.01 - 11.95	5	234,755	0.0	11.55	79.7	538
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	51	11,760,387	2.2	7.45	75.7	614
2.00	172	36,141,373	6.8	7.82	76.2	627
3.00	2,952	480,838,962	90.8	7.56	80.7	624
5.00	3	783,709	0.1	8.11	80.1	615
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2,664	434,726,859	82.1	7.52	80.6	626
1.50	233	36,224,762	6.8	7.83	79.4	617
2.00	281	58,572,809	11.1	7.81	78.9	617
Total:	3,178	529,524,431	100.0	7.57	80.3	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	3,936	512,249,019	80.2	7.82	81.0	624
24	13	2,645,119	0.4	7.46	73.1	609
36	2	293,500	0.0	7.07	83.3	628
60	586	120,819,268	18.9	7.23	80.0	639
120	12	2,572,545	0.4	6.78	82.6	675
Total:	4,549	638,579,451	100.0	7.70	80.8	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  Approximately 24.3% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,818
Total Outstanding Loan Balance	$746,879,500*	Min	Max
Average Loan Current Balance	$195,621	$8,620	$1,254,646
Weighted Average Original LTV	79.9%**
Weighted Average Coupon	7.72%	4.50%	13.99%
Arm Weighted Average Coupon	7.59%
Fixed Weighted Average Coupon	8.37%
Weighted Average Margin	5.71%	1.88%	10.20%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	95.6%
% Second Liens	4.4%
% Arms	83.4%
% Fixed	16.6%
% of Loans with Mortgage Insurance	1.8%

*

Total collateral will be approximately [$750,650,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.50 - 5.00	5	2,065,521	0.3	4.89	79.9	720
5.01 - 5.50	16	6,350,983	0.9	5.46	76.3	683
5.51 - 6.00	78	32,068,145	4.3	5.85	75.1	675
6.01 - 6.50	180	57,952,142	7.8	6.35	77.7	642
6.51 - 7.00	480	131,692,976	17.6	6.82	77.6	640
7.01 - 7.50	547	127,406,854	17.1	7.31	78.9	635
7.51 - 8.00	737	156,915,604	21.0	7.80	80.6	624
8.01 - 8.50	440	86,203,801	11.5	8.27	79.6	614
8.51 - 9.00	348	58,684,981	7.9	8.75	80.8	599
9.01 - 9.50	175	28,987,832	3.9	9.28	80.9	591
9.51 - 10.00	235	25,302,973	3.4	9.81	85.5	606
10.01 - 10.50	164	10,893,047	1.5	10.34	90.3	607
10.51 - 11.00	136	7,890,014	1.1	10.87	93.8	622
11.01 - 11.50	133	7,490,004	1.0	11.41	95.4	605
11.51 - 12.00	111	5,652,798	0.8	11.87	95.1	592
12.01 - 13.99	33	1,321,825	0.2	12.38	98.1	600
Total:	3,818	746,879,501	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	20	1,291,597	0.2	9.22	67.0	0
451 - 500	7	838,988	0.1	8.93	69.1	498
501 - 525	125	17,418,399	2.3	9.17	72.0	516
526 - 550	273	43,130,183	5.8	8.55	73.0	540
551 - 575	444	76,396,670	10.2	7.87	73.2	564
576 - 600	679	113,607,733	15.2	7.80	78.3	589
601 - 625	552	113,531,213	15.2	7.87	82.7	613
626 - 650	699	140,564,126	18.8	7.70	83.1	638
651 - 675	495	109,089,142	14.6	7.44	82.7	663
676 - 700	265	60,335,921	8.1	7.30	81.6	687
701 - 725	119	33,287,830	4.5	7.15	81.0	710
726 - 750	72	17,908,685	2.4	7.25	81.1	736
751 - 775	46	11,015,071	1.5	7.02	80.2	764
776 - 800	18	7,244,130	1.0	6.89	73.9	787
801 - 811	4	1,219,814	0.2	6.16	55.9	808
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation

.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
8,620 -50,000	478	16,270,734	2.2	10.53	91.0	615
50,001 - 100,000	719	54,852,926	7.3	8.93	81.2	612
100,001 - 150,000	735	91,831,948	12.3	8.15	78.7	607
150,001 - 200,000	550	95,499,256	12.8	7.71	78.8	612
200,001 - 250,000	358	80,393,489	10.8	7.68	79.7	615
250,001 - 300,000	243	66,530,972	8.9	7.56	80.0	627
300,001 - 350,000	171	55,491,409	7.4	7.62	79.4	637
350,001 - 400,000	92	34,290,137	4.6	7.47	81.4	639
400,001 - 450,000	133	57,067,571	7.6	7.26	80.7	645
450,001 - 500,000	117	55,905,541	7.5	7.25	79.5	638
500,001 - 550,000	72	37,678,531	5.0	7.41	81.8	641
550,001 - 600,000	53	30,701,059	4.1	7.21	81.1	635
600,001 - 650,000	32	20,108,298	2.7	7.35	79.9	641
650,001 - 700,000	21	14,201,161	1.9	7.32	79.3	670
700,001 - 750,000	16	11,727,784	1.6	6.79	77.5	638
750,001 - 800,000	9	7,044,754	0.9	7.41	76.7	692
800,001 - 850,000	4	3,315,585	0.4	6.48	75.8	661
850,001 - 900,000	8	7,082,182	0.9	7.26	76.0	662
900,001 - 950,000	6	5,631,516	0.8	6.09	72.5	660
950,001 - 1,254,646	1	1,254,646	0.2	6.88	70.0	622
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
20.83 - 50.00	87	10,103,767	1.4	7.62	41.4	597
50.01 - 55.00	50	7,103,923	1.0	7.48	53.1	584
55.01 - 60.00	88	17,110,012	2.3	7.42	57.9	600
60.01 - 65.00	143	28,319,214	3.8	7.43	63.3	594
65.01 - 70.00	227	45,602,399	6.1	7.53	68.8	589
70.01 - 75.00	320	67,012,860	9.0	7.53	74.0	599
75.01 - 80.00	1,580	358,443,068	48.0	7.47	79.8	641
80.01 - 85.00	158	47,641,131	6.4	7.70	84.3	620
85.01 - 90.00	385	97,510,644	13.1	7.91	89.8	625
90.01 - 95.00	164	27,699,009	3.7	8.04	94.7	647
95.01 - 100.00	616	40,333,473	5.4	10.17	99.9	641
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,358	204,317,433	27.4	8.34	82.1	632
0.50	2	552,000	0.1	7.07	80.0	676
1.00	92	24,424,403	3.3	7.77	78.1	638
2.00	1,855	410,367,756	54.9	7.49	80.0	621
3.00	504	106,218,303	14.2	7.38	75.6	637
5.00	7	999,604	0.1	7.88	85.6	659
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,076	555,224,549	74.3	7.64	79.6	617
Reduced	366	98,089,847	13.1	8.07	81.8	649
Stated Income / Stated Assets	375	93,539,138	12.5	7.80	80.1	666
No Income / No Assets	1	25,966	0.0	11.50	100.0	607
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	3,721	729,944,463	97.7	7.71	80.0	627
Second Home	18	4,668,698	0.6	7.72	75.2	672
Investor	79	12,266,340	1.6	8.28	78.7	635
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	662	219,757,891	29.4	7.29	79.2	645
Florida	421	80,880,735	10.8	7.90	80.1	623
Arizona	167	34,608,266	4.6	7.87	77.7	618
Maryland	160	33,759,026	4.5	7.70	77.1	605
Georgia	258	31,748,066	4.3	8.24	84.4	621
Illinois	147	28,177,514	3.8	7.97	79.9	619
Texas	223	26,678,437	3.6	8.04	81.4	632
New Jersey	99	25,247,040	3.4	7.86	75.6	612
New York	87	24,149,999	3.2	7.70	81.4	630
Virginia	122	22,777,495	3.0	7.65	77.3	614
Washington	103	21,188,365	2.8	7.58	81.3	630
Nevada	85	18,352,834	2.5	7.81	80.6	627
Pennsylvania	105	13,270,282	1.8	7.74	77.6	612
Minnesota	60	11,397,342	1.5	7.54	79.6	620
Massachusetts	43	10,464,560	1.4	7.62	75.5	619
Other	1,076	144,421,649	19.3	8.03	82.0	619
Total:	3,818	746,879,501	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,961	362,806,181	48.6	7.82	83.5	649
Refinance - Rate Term	53	14,573,618	2.0	7.59	80.7	629
Refinance - Cashout	1,804	369,499,701	49.5	7.62	76.4	606
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	17	4,396,894	0.6	7.82	78.2	623
Arm 2/28	2,268	515,603,772	69.0	7.56	80.0	624
Arm 2/28 - Balloon 40/30	117	28,115,076	3.8	7.69	79.7	642
Arm 2/28 - Dual 40/30	151	43,081,248	5.8	7.87	80.0	618
Arm 3/27	116	26,728,280	3.6	7.63	79.7	639
Arm 3/27 - Balloon 40/30	5	1,109,428	0.1	7.39	80.0	635
Arm 5/25	7	2,717,083	0.4	6.81	73.5	685
Arm 5/25 - Balloon 40/30	2	747,145	0.1	7.40	68.6	667
Arm 6 Month	1	241,697	0.0	7.40	85.0	715
Fixed Balloon 30/15	88	15,587,712	2.1	7.51	74.6	638
Fixed Balloon 40/30	6	2,023,525	0.3	7.49	77.6	632
Fixed Rate	1,040	106,527,641	14.3	8.51	80.9	634
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	3,246	627,463,022	84.0	7.70	79.8	625
PUD	260	55,146,606	7.4	8.02	81.4	638
Condo	197	36,296,569	4.9	7.61	80.7	643
2 Family	100	24,256,597	3.2	7.73	78.3	632
3-4 Family	15	3,716,706	0.5	7.81	75.7	629
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.88 - 4.00	181	61,971,245	10.0	6.29	77.5	652
4.01 - 4.50	248	63,087,697	10.1	6.87	78.7	624
4.51 - 5.00	239	55,147,021	8.9	7.32	81.4	615
5.01 - 5.50	342	90,633,231	14.6	7.59	82.4	634
5.51 - 6.00	472	116,122,119	18.6	7.64	78.9	625
6.01 - 6.50	348	72,926,565	11.7	7.62	79.3	630
6.51 - 7.00	403	83,026,329	13.3	7.98	80.0	626
7.01 - 7.50	212	40,522,095	6.5	8.51	79.9	611
7.51 - 8.00	152	23,706,746	3.8	8.92	80.8	598
8.01 - 8.50	64	11,839,800	1.9	9.28	82.6	582
8.51 - 9.00	18	2,620,267	0.4	9.82	82.4	562
9.01 - 10.20	5	1,137,508	0.2	10.86	90.7	592
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	2	356,664	0.1	8.71	83.4	674
4 - 6	5	1,225,871	0.2	8.81	84.5	582
7 - 9	13	2,460,569	0.4	7.76	75.7	612
10 - 12	3	1,380,161	0.2	8.13	80.4	653
13 - 15	5	883,053	0.1	7.49	92.1	624
16 - 18	76	20,799,893	3.3	7.00	78.9	628
19 - 21	1,612	361,426,162	58.0	7.44	80.1	621
22 - 24	838	202,906,314	32.6	7.91	79.7	631
28 - 30	6	1,190,137	0.2	7.94	84.0	592
31 - 33	80	18,522,322	3.0	7.43	79.2	632
34 - 36	35	8,125,249	1.3	7.99	80.1	662
37 >=	9	3,464,228	0.6	6.94	72.5	681
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.50 - 11.50	31	12,049,971	1.9	5.61	76.5	687
11.51 - 12.00	77	30,007,327	4.8	6.05	78.0	658
12.01 - 12.50	175	55,623,162	8.9	6.53	78.1	638
12.51 - 13.00	374	99,412,280	16.0	6.94	79.4	639
13.01 - 13.50	395	92,797,077	14.9	7.39	79.4	632
13.51 - 14.00	514	112,822,124	18.1	7.72	81.2	621
14.01 - 14.50	330	77,424,195	12.4	7.96	80.2	621
14.51 - 15.00	328	66,117,367	10.6	8.33	80.9	614
15.01 - 15.50	188	33,359,622	5.4	8.74	80.4	603
15.51 - 16.00	143	22,904,991	3.7	9.10	81.5	591
16.01 - 16.50	66	10,632,876	1.7	9.53	80.5	578
16.51 - 17.00	46	7,606,751	1.2	9.91	79.2	569
17.01 - 18.00	11	1,164,653	0.2	10.77	87.4	566
18.01 - 19.45	6	818,227	0.1	11.59	76.7	542
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.38 - 5.50	28	9,582,109	1.5	5.76	78.2	674
5.51 - 6.00	106	35,232,479	5.7	6.40	78.3	659
6.01 - 6.50	175	56,446,772	9.1	6.43	78.1	639
6.51 - 7.00	395	107,254,548	17.2	6.84	79.0	638
7.01 - 7.50	437	105,915,466	17.0	7.31	79.6	635
7.51 - 8.00	608	135,203,129	21.7	7.81	81.3	624
8.01 - 8.50	356	76,349,781	12.3	8.27	79.9	613
8.51 - 9.00	289	50,985,966	8.2	8.75	81.0	599
9.01 - 9.50	136	23,813,778	3.8	9.28	81.3	588
9.51 - 10.00	96	15,763,495	2.5	9.74	80.8	576
10.01 - 10.50	31	3,342,112	0.5	10.27	79.1	547
10.51 - 11.00	15	1,475,884	0.2	10.74	79.8	562
11.01 - 11.50	8	1,076,154	0.2	11.41	84.8	562
11.51 - 12.45	4	298,951	0.0	11.99	70.1	517
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2	574,380	0.1	7.52	66.4	607
1.50	26	6,721,310	1.1	7.31	78.1	642
2.00	149	47,071,251	7.6	7.76	79.7	630
3.00	2,501	565,980,768	90.9	7.58	80.0	625
5.00	6	2,392,914	0.4	6.51	69.1	701
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	2,190	513,850,290	82.5	7.50	79.9	627
1.50	229	38,514,030	6.2	8.05	80.2	618
2.00	265	70,376,304	11.3	7.95	80.0	617
Total:	2,684	622,740,623	100.0	7.59	79.9	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	3,284	565,336,968	75.7	7.88	79.7	617
24	5	1,744,400	0.2	7.39	78.8	669
60	521	177,542,233	23.8	7.21	80.6	660
120	8	2,255,900	0.3	7.60	81.9	642
Total:	3,818	746,879,500	100.0	7.72	79.9	627

*

Note, for second liens, CLTV is employed in this calculation.

DERIVED INFORMATION [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2006-3
TOTAL

Total Number of Loans	8,367
Total Loan Balance	1,385,458,952
Average Loan Balance	165,586
WA CLTV (w/o Silent Seconds)	80.5%
WAC	7.71%
WA FICO	627
WALA	3
WAM	352
Fxd Rate	16.8
IOs	22.2
MH	0.0
1st Lien	96.0
2nd Lien	4.0
Occupancy--OO	96.6
Doc Type--Full/Alternative	74.3
Stated Doc	16.3
Cash Out Refi	57.0
Purchase	37.2
Loans with silent seconds :
% of Portfolio w/ SS	28.2%
$ amount	391,285,262
# of First Liens w/ SS	2,074
CLTV of Total Portfolo (that includes silent 2nds)	85.7%
California	23.8%
Prepay Penalties	74.7%
Pre-Funding Balance
Expected Final Pool	1,385,458,952

Mortgage Rate
Balance
0.000 - 4.999	2,264,247	0.2%
5.000 - 5.499	3,346,829	0.2%
5.500 - 5.999	49,963,947	3.6%
6.000 - 6.499	87,064,016	6.3%
6.500 - 6.999	280,399,914	20.2%
7.000 - 7.499	221,933,760	16.0%
7.500 - 7.999	305,335,861	22.0%
8.000 - 8.499	149,647,626	10.8%
8.500 - 8.999	125,326,701	9.0%
9.000 - 9.499	53,522,645	3.9%
9.500 - 9.999	40,134,103	2.9%
10.000 - 10.499	20,736,058	1.5%
10.500 - 10.999	14,546,235	1.1%
11.000 - 11.499	11,732,242	0.8%
11.500 - 11.999	12,468,545	0.9%
12.000 - 12.499	6,837,830	0.5%
12.500 - 12.999	139,622	0.0%
13.500 - 13.999	45,783	0.0%
14.000 - 14.499	12,989	0.0%
Total:	1,385,458,953	100%

Gross Margin
Balance
2.000 - 2.500	920,612	0.1%
2.500 - 2.999	1,896,941	0.1%
3.000 - 3.499	15,144,394	1.1%
3.500 - 3.999	58,801,231	4.2%
4.000 - 4.499	113,584,894	8.2%
4.500 - 4.999	102,542,469	7.4%
5.000 - 5.499	181,298,834	13.1%
5.500 - 5.999	223,473,516	16.1%
6.000 - 6.499	136,548,098	9.9%
6.500 - 6.999	150,501,794	10.9%
7.000 - 7.499	80,014,581	5.8%
7.500 - 7.999	51,986,571	3.8%
8.000 - 8.499	25,359,216	1.8%
8.500 - 8.999	7,007,449	0.5%
9.000 - 9.499	1,438,055	0.1%
9.500 - 9.999	409,353	0.0%
10.000 - 10.499	437,096	0.0%
Fixed	233,193,898	16.8%
Total:	1,384,559,002	100%

ARM Maximum Rate
Balance
10.500 - 10.999	4,597,901	0.4%
11.000 - 11.499	6,229,290	0.5%
11.500 - 11.999	51,178,496	4.4%
12.000 - 12.499	79,342,594	6.9%
12.500 - 12.999	221,879,899	19.3%
13.000 - 13.499	165,093,554	14.3%
13.500 - 13.999	219,598,962	19.1%
14.000 - 14.499	125,842,508	10.9%
14.500 - 14.999	133,188,449	11.6%
15.000 - 15.499	64,599,750	5.6%
15.500 - 15.999	46,784,657	4.1%
16.000 >=	33,928,994	2.9%
Total:	1,152,265,054	100%

ARM Minimum Rate
Balance
4.000 - 4.499	74,766	0.0%
4.500 - 4.999	2,264,247	0.2%
5.000 - 5.499	5,365,838	0.5%
5.500 - 5.999	57,916,599	5.0%
6.000 - 6.499	81,122,778	7.0%
6.500 - 6.999	237,783,705	20.6%
7.000 - 7.499	190,858,143	16.6%
7.500 - 7.999	254,404,737	22.1%
8.000 - 8.499	129,713,871	11.3%
8.500 - 8.999	107,211,559	9.3%
9.000 - 9.499	44,167,756	3.8%
9.500 - 9.999	31,292,641	2.7%
10.000 - 10.499	5,433,517	0.5%
10.500 - 10.999	2,880,056	0.3%
11.000 - 11.499	1,294,608	0.1%
11.500 - 11.999	443,476	0.0%
12.000 - 12.499	36,758	0.0%
Total:	1,152,265,055	100%

Initial Cap (%)
Balance
1.00	574,380	0.1%
1.50	18,481,698	1.6%
2.00	83,212,624	7.2%
3.00	1,046,819,730	90.8%
5.00	3,176,622	0.3%
Total:	1,152,265,054	100%

Periodic Cap (%)
Balance
1.00	948,577,149	82.3%
1.50	74,738,792	6.5%
2.00	128,949,112	11.2%
Total:	1,152,265,053	100%

CLTV's (w/0 Silent Seconds)
Balance
0.01 - 50.00	25,062,418	2.5%
50.01 - 55.00	13,486,141	1.4%
55.01 - 60.00	31,124,814	3.1%
60.01 - 65.00	47,687,283	4.8%
65.01 - 70.00	78,103,088	7.9%
70.01 - 75.00	105,491,771	10.6%
75.01 - 80.00	205,642,896	20.7%
80.01 - 85.00	135,906,443	13.7%
85.01 - 90.00	230,038,177	23.1%
90.01 - 95.00	49,566,732	5.0%
95.01 - 100.00	72,063,926	7.2%
Total:	994,173,689	100%

Credit Scores
Balance
<= 499	3,127,472	0.2%
500 - 519	12,554,016	0.9%
520 - 539	39,060,161	2.8%
540 - 559	60,874,913	4.4%
560 - 579	129,941,330	9.4%
580 - 599	173,420,522	12.5%
600 - 619	195,289,793	14.1%
620 - 639	241,247,408	17.4%
640 - 659	198,968,992	14.4%
660 - 679	130,739,129	9.4%
680 - 699	88,220,555	6.4%
700 - 719	49,539,249	3.6%
720 - 739	23,769,515	1.7%
740 - 759	15,189,045	1.1%
760 >=	23,516,852	1.7%
Total:	1,385,458,952	100%

DTI
Balance
<= 0.000	1,645,276	0.1%
0.001 - 11.000	24,504,778	1.8%
11.001 - 16.000	23,945,323	1.7%
16.001 - 21.000	35,738,534	2.6%
21.001 - 26.000	54,388,876	3.9%
26.001 - 31.000	82,871,294	6.0%
31.001 - 36.000	133,204,276	9.6%
36.001 - 41.000	198,516,936	14.3%
41.001 - 46.000	307,837,581	22.2%
46.001 - 51.000	384,560,801	27.8%
51.001 - 56.000	131,794,971	9.5%
56.001 - 61.000	6,390,653	0.5%
61.001 - 66.000	59,652	0.0%
Total:	1,385,458,951	100%

Loan Balance
Balance
<= 50,000	39,518,384.00	2.9%
50,001 - 100,000	130,135,992.00	9.4%
100,001 - 150,000	212,774,513.00	15.4%
150,001 - 200,000	224,527,384.00	16.2%
200,001 - 250,000	178,574,209.00	12.9%
250,001 - 300,000	141,757,072.00	10.2%
300,001 - 350,000	108,902,501.00	7.9%
350,001 - 400,000	80,098,404.00	5.8%
400,001 - 450,000	71,149,368.00	5.1%
450,001 - 500,000	58,698,366.00	4.2%
500,001 - 550,000	37,678,531.00	2.7%
550,001 - 600,000	31,278,300.00	2.3%
600,001 - 650,000	20,108,298.00	1.5%
650,001 - 700,000	14,201,161.00	1.0%
700,001 - 750,000	11,727,784.00	0.8%
750,001 - 800,000	7,044,754.00	0.5%
800,001 - 850,000	3,315,585.00	0.2%
850,001 - 900,000	7,082,182.00	0.5%
900,001 - 950,000	5,631,516.00	0.4%
950,001 >=	1,254,646.00	0.1%
Total:	1,385,458,950	100%

Occupancy Types
Balance
Primary	1,337,897,717	96.6%
Second Home	9,585,337	0.7%
Investor	37,975,897	2.7%
Total:	1,385,458,951	100%

Loan Term
Balance
60	22,490	0.0%
180	38,879,496	2.8%
240	1,737,847	0.1%
300	755,388	0.1%
360	1,344,063,731	97.0%
Total:	1,385,458,952	100%

Loan Purpose
Balance
Purchase	515,272,280	37.2%
Refi (Cashout)	789,216,269	57.0%
Debt Consolidation
Home Improvement
Refi (Rate Term)	80,970,403	5.8%
Total:	1,385,458,952	100%

Product Type
Balance
Fixed	233,193,898	16.8%
Floating	1,152,265,054	83.2%
Total:	1,385,458,952	100%

Interest Only
Balance
2YR IO	4,389,519	0.3%
3YR IO	293,500	0.0%
5YR IO	298,361,501	21.5%
10YR IO	4,828,445	0.3%
NON IO	1,077,585,987	77.8%
Total:	1,385,458,952	100%

Hybrid Types
Balance
6MO ARM	962,859	0.1%
1/29 ARM	8,018,582	0.6%
2/28 ARM	1,086,587,611	78.4%
3/27 ARM	51,455,099	3.7%
5/25 ARM	5,240,902	0.4%
15/15 ARM
Fixed	233,193,898	16.8%
Total:	1,385,458,951	100%

Property Type
Balance
Single Family	1,179,897,743	85.2%
PUD	78,631,069	5.7%
2-4 Family	57,461,684	4.1%
Condo	69,468,456	5.0%
MH
Townhouse
Total:	1,385,458,952	100%

Documentation
Balance
Full	1,028,984,548	74.3%
Reduced	130,258,131	9.4%
Stated	225,263,431	16.3%
No Doc	952,841	0.1%
Total:	1,385,458,951	100%

Lien Priority
Balance
First	1,330,010,778	96.0%
Second	55,448,173	4.0%
Total:	1,385,458,951	100%

Mortgage Insurance
	Balance
Mortgage Insurance	22,250,934	1.6%
Not Insured	1,363,208,018	98.4%

Coverage Down to:

Total:	1,385,458,952	100.0%

	Originator	Servicer
[Names of originators & servicers]

Geographic Distribution-States
State	Balance
Alabama	9,887,462	0.7%
Alaska	4,267,981	0.3%
Arizona	65,644,722	4.7%
Arkansas	2,992,390	0.2%
California	330,164,717	23.8%
Colorado	23,212,377	1.7%
Connecticut	12,441,088	0.9%
Delaware	6,572,391	0.5%
District of Columbia	8,501,341	0.6%
Florida	146,214,911	10.6%
Georgia	31,748,066	2.3%
Hawaii	2,901,447	0.2%
Idaho	5,539,590	0.4%
Illinois	59,717,951	4.3%
Indiana	14,360,928	1.0%
Iowa	6,155,983	0.4%
Kansas	5,194,612	0.4%
Kentucky	4,861,881	0.4%
Louisiana	13,607,997	1.0%
Maine	3,880,708	0.3%
Maryland	70,831,355	5.1%
Massachusetts	19,780,005	1.4%
Michigan	24,721,464	1.8%
Minnesota	25,462,231	1.8%
Mississippi	10,605,448	0.8%
Missouri	26,508,715	1.9%
Montana	4,364,881	0.3%
Nebraska	2,352,284	0.2%
Nevada	35,708,968	2.6%
New Hampshire	3,598,639	0.3%
New Jersey	42,330,352	3.1%
New Mexico	7,011,162	0.5%
New York	37,219,491	2.7%
North Carolina	22,851,579	1.6%
North Dakota	475,552	0.0%
Ohio	25,215,077	1.8%
Oklahoma	8,433,365	0.6%
Oregon	26,591,823	1.9%
Pennsylvania	34,920,933	2.5%
Rhode Island	4,155,292	0.3%
South Carolina	9,439,799	0.7%
South Dakota	1,460,239	0.1%
Tennessee	16,647,627	1.2%
Texas	41,494,211	3.0%
Utah	5,129,847	0.4%
Vermont	287,883	0.0%
Virginia	49,609,512	3.6%
Washington	42,107,612	3.0%
West Virginia	4,015,644	0.3%
Wisconsin	22,963,373	1.7%
Wyoming	1,296,051	0.1%
Total:	1,385,458,957	100%

Geographic Distribution-MSAs
MSA	Balance
Abilene TX MSA	50,704	0.0%
Akron OH PMSA	2,353,149	0.2%
Albany-Schenectady-Troy, NY	1,027,394	0.1%
Albuquerque NM MSA	4,985,731	0.4%
Alexandria LA MSA	129,704	0.0%
Allentown-Bethlehem-Easton PA MSA	3,525,782	0.3%
Altoona PA MSA	231,453	0.0%
Amarillo, TX	14,570	0.0%
Anchorage AK MSA	3,137,936	0.2%
Ann Arbor MI PMSA	553,438	0.0%
Anniston AL MSA	162,694	0.0%
Appleton-Oshkosh-Neenah, WI	1,302,665	0.1%
Asheville NC MSA	1,106,861	0.1%
Athens GA MSA	613,417	0.0%
Atlanta GA MSA	24,968,020	1.8%
Atlantic-Cape May, NJ	1,616,380	0.1%
Auburn-Opelika AL MSA	244,548	0.0%
Augusta-Aiken GA-SC MSA	1,170,034	0.1%
Austin-San Marcos, TX	4,033,899	0.3%
Bakersfield CA MSA	8,417,763	0.6%
Baltimore MD PMSA	34,714,208	2.5%
Bangor ME NECMA	135,292	0.0%
Barnstable-Yarmouth MA NECMA	1,500,191	0.1%
Baton Rouge, LA	5,677,650	0.4%
Beaumont-Port Arthur, TX	590,934	0.0%
Bellingham WA MSA	366,000	0.0%
Benton Harbor MI MSA	238,607	0.0%
Bergen-Passaic NJ PMSA	5,728,504	0.4%
Billings MT MSA	653,498	0.0%
Biloxi-Gulfport-Pascagoula, MS	2,016,796	0.1%
Binghamton NY MSA	497,457	0.0%
Birmingham, AL	2,467,025	0.2%
Bismarck ND MSA	99,581	0.0%
Bloomington-Normal IL MSA	129,659	0.0%
Boise City, ID	3,007,915	0.2%
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	19,201,757	1.4%
Boulder-Longmont CO PMSA	158,141	0.0%
Brazoria TX PMSA	345,050	0.0%
Bremerton WA PMSA	1,149,045	0.1%
Brownsville-Harlingen-San Benito TX MSA	121,342	0.0%
Bryan-College Station TX MSA	210,239	0.0%
Buffalo-Niagara Falls, NY	1,811,343	0.1%
Canton-Massillon, OH	661,641	0.0%
Casper WY MSA	394,261	0.0%
Cedar Rapids, IA	435,953	0.0%
Champaign-Urbana, IL	291,641	0.0%
Charleston-North Charleston, SC	2,550,564	0.2%
Charleston, WV	445,064	0.0%
Charlottesville VA MSA	761,533	0.1%
Charlotte-Gastonia-Rock Hill, NC-SC	7,845,757	0.6%
Chattanooga TN-GA MSA	2,801,741	0.2%
Cheyenne WY MSA	207,602	0.0%
Chicago IL PMSA	53,214,878	3.8%
Chico-Paradise CA MSA	911,254	0.1%
Cincinnati, OH-KY-IN	4,669,871	0.3%
Clarksville-Hopkinsville TN-KY MSA	586,987	0.0%
Cleveland-Lorain-Elyria, OH	4,199,333	0.3%
Columbia MO MSA	574,749	0.0%
Columbia, SC	1,552,006	0.1%
Columbus GA-AL MSA	544,245	0.0%
Columbus OH MSA	5,604,944	0.4%
Corpus Christi, TX	210,523	0.0%
CO Springs, CO	3,457,873	0.3%
Dallas TX PMSA	10,303,520	0.7%
Danville VA MSA	217,682	0.0%
Davenport-Moline-Rock Island, IA-IL	1,119,754	0.1%
Daytona Beach, FL	2,825,257	0.2%
Dayton-Springfield, OH	1,299,032	0.1%
Decatur AL MSA	339,737	0.0%
Decatur IL MSA	84,014	0.0%
Denver CO PMSA	12,919,853	0.9%
Des Moines, IA	2,100,481	0.2%
Detroit MI PMSA	15,472,513	1.1%
Dover DE MSA	1,275,412	0.1%
Dubuque IA MSA	99,722	0.0%
Duluth-Superior MN-WI MSA	982,315	0.1%
Dutchess County NY PMSA	2,119,055	0.2%
Eau Claire WI MSA	36,095	0.0%
El Paso, TX	1,135,112	0.1%
Elkhart-Goshen IN MSA	181,778	0.0%
Elmira NY MSA	13,168	0.0%
Enid OK MSA	64,883	0.0%
Erie PA MSA	272,707	0.0%
Eugene-Springfield OR MSA	2,353,878	0.2%
Evansville-Henderson IN-KY MSA	538,255	0.0%
Fargo-Moorhead, ND-MN	273,010	0.0%
Fayetteville NC MSA	156,355	0.0%
Fayetteville-Springdale-Rogers AR MSA	834,595	0.1%
Flagstaff Arizona-Utah MSA	57,896	0.0%
Flint MI PMSA	846,191	0.1%
Florence AL MSA	85,707	0.0%
Florence SC MSA	366,073	0.0%
Fort Collins-Loveland CO MSA	1,793,292	0.1%
Fort Lauderdale, FL	20,492,676	1.5%
Fort Myers-Cape Coral FL MSA	13,655,099	1.0%
Fort Pierce-Port St. Lucie FL MSA	3,420,216	0.2%
Fort Smith AR-OK MSA	102,215	0.0%
Fort Walton Beach FL MSA	102,423	0.0%
Fort Wayne, IN	737,995	0.1%
Fort Worth-Arlington, TX	5,450,812	0.4%
Fresno CA MSA	10,697,396	0.8%
Gadsden AL MSA	90,677	0.0%
Gainesville, FL	696,844	0.1%
Galveston-Texas City TX PMSA	976,982	0.1%
Gary IN PMSA	2,179,830	0.2%
Glens Falls NY MSA	532,098	0.0%
Goldsboro NC MSA	253,170	0.0%
Grand Forks ND-MN MSA	129,311	0.0%
Grand Junction CO MSA	362,016	0.0%
Grand Rapids-Muskegon-Holland, MI	2,266,123	0.2%
Great Falls MT MSA	80,915	0.0%
Greeley CO PMSA	732,896	0.1%
Green Bay, WI	600,808	0.0%
Greensboro-Winston Salem-High Point, NC	2,481,938	0.2%
Greenville NC MSA	422,159	0.0%
Greenville-Spartanburg-Anderson, SC	2,462,809	0.2%
Hagerstown MD PMSA	2,003,183	0.1%
Hamilton-Middletown OH PMSA	684,937	0.0%
Harrisburg-Lebanon-Carlisle PA MSA	983,667	0.1%
Hartford, CT	4,181,884	0.3%
Hattiesburg MS MSA	432,280	0.0%
Hickory-Morgantown-Lenoir NC MSA	580,218	0.0%
Honolulu, HI	1,717,756	0.1%
Houma LA MSA	716,653	0.1%
Houston TX PMSA	9,431,024	0.7%
Huntington-Ashland WV-KY-OH MSA	277,579	0.0%
Huntsville AL MSA	2,053,816	0.1%
Indianapolis IN MSA	6,622,005	0.5%
Iowa City IA MSA	164,676	0.0%
Jackson MI MSA	71,428	0.0%
Jackson TN MSA	890,666	0.1%
Jacksonville NC MSA	118,777	0.0%
Jacksonville, FL	4,692,319	0.3%
Jackson, MS	4,628,064	0.3%
Jamestown NY MSA	8,620	0.0%
Janesville-Beloit WI MSA	896,677	0.1%
Jersey City, NJ	1,255,293	0.1%
Johnson City-Kingsport-Bristol TN-VA MSA	698,597	0.1%
Johnstown PA MSA	177,539	0.0%
Jonesboro AR MSA	170,814	0.0%
Joplin MO MSA	33,688	0.0%
Kalamazoo-Battle Creek, MI	1,180,738	0.1%
Kankakee IL PMSA	175,331	0.0%
Kansas City, MO-KS	9,513,836	0.7%
Kenosha WI PMSA	536,311	0.0%
Killeen-Temple TX MSA	505,158	0.0%
Knoxville, TN	1,479,546	0.1%
Kokomo IN MSA	70,090	0.0%
La Crosse WI-MN MSA	233,277	0.0%
Lafayette IN MSA	97,033	0.0%
Lafayette LA MSA	915,475	0.1%
Lake Charles LA MSA	345,356	0.0%
Lakeland-Winter Haven FL MSA	4,667,164	0.3%
Lancaster PA MSA	812,754	0.1%
Lansing-East Lansing, MI	1,186,623	0.1%
Laredo TX MSA	211,132	0.0%
Las Cruces NM MSA	766,234	0.1%
Las Vegas NV-AZ MSA	29,698,470	2.1%
Lawton OK MSA	231,581	0.0%
Lexington, KY	1,202,478	0.1%
Lima OH MSA	508,946	0.0%
Lincoln, NE	215,674	0.0%
Little Rock-North Little Rock AR MSA	1,039,859	0.1%
Longview-Marshall TX MSA	163,215	0.0%
Los Angeles-Long Beach CA PMSA	52,395,331	3.8%
Louisville, KY-IN	1,815,983	0.1%
Lubbock TX MSA	210,477	0.0%
Lynchburg VA MSA	673,413	0.0%
Macon GA MSA	361,014	0.0%
Madison, WI	1,798,379	0.1%
Mansfield OH MSA	532,934	0.0%
McAllen-Edinburg-Mission TX MSA	1,077,677	0.1%
Medford-Ashland OR MSA	1,174,736	0.1%
Melbourne-Titusville-Palm Bay, FL	2,305,239	0.2%
Memphis TN-AR-MS MSA	6,307,068	0.5%
Merced CA MSA	3,571,641	0.3%
Miami, FL	19,516,097	1.4%
Middlesex-Somerset-Hunterdon, NJ	5,498,349	0.4%
Milwaukee-Waukesha, WI	10,648,076	0.8%
Minneapolis-St. Paul, MN-WI	20,762,366	1.5%
Missoula MT MSA	156,989	0.0%
Mobile, AL	2,952,111	0.2%
Modesto CA MSA	10,630,351	0.8%
Monmouth-Ocean, NJ	8,363,907	0.6%
Monroe LA MSA	25,457	0.0%
Montgomery, AL	875,471	0.1%
Muncie IN MSA	23,912	0.0%
Myrtle Beach, SC	1,201,152	0.1%
Naples, FL	3,189,188	0.2%
Nashville TN MSA	126,618	0.0%
Nashville, TN	4,015,199	0.3%
Nassau-Suffolk, NY	6,959,485	0.5%
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	5,006,993	0.4%
New London-Norwich CT NECMA	1,210,938	0.1%
New Orleans, LA	3,511,409	0.3%
New York NY PMSA	17,954,006	1.3%
Newark NJ PMSA	10,636,276	0.8%
Newburgh NY-PA PMSA	1,127,638	0.1%
Norfolk-Virginia Beach-Newport News VA-NC MSA	16,876,157	1.2%
NA	96,522,141	7.0%
Oakland CA PMSA	34,033,863	2.5%
Ocala, FL	2,455,114	0.2%
Odessa-Midland TX MSA	709,007	0.1%
Oklahoma City OK MSA	2,489,246	0.2%
Olympia WA PMSA	2,233,424	0.2%
Omaha, NE-IA	2,137,490	0.2%
Orange County CA PMSA	27,417,394	2.0%
Orlando FL MSA	21,170,247	1.5%
Panama City FL MSA	1,060,581	0.1%
Parkersburg-Marietta WV-OH MSA	159,267	0.0%
Pensacola FL MSA	2,007,841	0.1%
Peoria-Pekin IL MSA	488,324	0.0%
Philadelphia PA-NJ PMSA	24,523,424	1.8%
Phoenix-Mesa AZ MSA	55,844,615	4.0%
Pine Bluff AR MSA	48,939	0.0%
Pittsburgh PA PMSA	4,860,585	0.4%
Pittsfield MA NECMA	75,760	0.0%
Pocatello ID MSA	272,696	0.0%
Portland ME NECMA	212,325	0.0%
Portland-Vancouver, OR-WA	21,379,877	1.5%
Portland, ME	1,526,623	0.1%
Providence-Warwick-Pawtucket RI NECMA	4,768,849	0.3%
Provo-Orem, UT	810,709	0.1%
Pueblo CO MSA	636,161	0.0%
Punta Gorda FL MSA	999,828	0.1%
Racine WI PMSA	963,001	0.1%
Raleigh-Durham-Chapel Hill NC MSA	3,575,067	0.3%
Rapid City SD MSA	196,085	0.0%
Reading PA MSA	1,100,838	0.1%
Redding CA MSA	941,823	0.1%
Reno, NV	7,028,920	0.5%
Richland-Kennewick-Pasco, WA	818,282	0.1%
Richmond-Petersburg VA MSA	7,919,568	0.6%
Riverside-San Bernardino CA PMSA	62,598,609	4.5%
Roanoke VA MSA	393,139	0.0%
Rochester MN MSA	321,360	0.0%
Rochester NY MSA	1,743,408	0.1%
Rockford IL MSA	778,501	0.1%
Rocky Mount NC MSA	523,662	0.0%
Sacramento CA PMSA	29,314,252	2.1%
Saginaw-Bay City-Midland, MI	517,773	0.0%
Salem OR MSA	2,302,211	0.2%
Salinas CA MSA	4,293,646	0.3%
Salt Lake City-Ogden, UT	3,703,094	0.3%
San Angelo TX MSA	203,132	0.0%
San Antonio, TX	4,161,389	0.3%
San Diego, CA	17,549,865	1.3%
San Francisco, CA	9,215,372	0.7%
San Jose, CA	13,769,809	1.0%
San Luis Obispo-Atascadero-Paso Robles CA MSA	1,820,711	0.1%
Santa Barbara-Santa Maria-Lompoc CA MSA	2,105,107	0.2%
Santa Cruz-Watsonville CA PMSA	932,470	0.1%
Santa Fe NM MSA	416,480	0.0%
Santa Rosa CA PMSA	2,679,206	0.2%
Sarasota-Bradenton FL MSA	5,731,107	0.4%
Savannah GA MSA	292,322	0.0%
Scranton--Wilkes-Barre-Hazleton PA MSA	905,114	0.1%
Seattle-Bellevue-Everett WA PMSA	21,135,405	1.5%
Sharon PA MSA	151,038	0.0%
Sheboygan WI MSA	269,991	0.0%
Sherman-Denison TX MSA	95,689	0.0%
Shreveport LA MSA	786,480	0.1%
Sioux City IA-NE MSA	81,084	0.0%
Sioux Falls, SD	642,593	0.0%
South Bend IN MSA	638,290	0.0%
Spokane, WA	913,851	0.1%
Springfield IL MSA	678,297	0.0%
Springfield, MA	1,908,069	0.1%
Springfield, MO	1,925,257	0.1%
State College PA MSA	20,963	0.0%
Steubenville-Weirton OH-WV MSA	43,933	0.0%
Stockton-Lodi CA MSA	11,602,200	0.8%
St. Cloud MN MSA	573,628	0.0%
St. Joseph MO MSA	560,823	0.0%
St. Louis, MO-IL	17,289,996	1.2%
Sumter SC MSA	19,457	0.0%
Syracuse, NY	676,489	0.0%
Tacoma WA PMSA	7,130,790	0.5%
Tallahassee FL MSA	1,385,038	0.1%
Tampa-St. Petersburg-Clearwater FL MSA	21,919,668	1.6%
Terre Haute IN MSA	65,489	0.0%
Toledo, OH	872,573	0.1%
Trenton, NJ	541,838	0.0%
Tucson, AZ	5,517,383	0.4%
Tulsa OK MSA	3,878,592	0.3%
Tuscaloosa AL MSA	411,604	0.0%
Tyler TX MSA	311,351	0.0%
Utica-Rome NY MSA	123,819	0.0%
Vallejo-Fairfield-Napa CA PMSA	5,837,066	0.4%
Ventura CA PMSA	5,592,922	0.4%
Vineland-Millville-Bridgeton NJ PMSA	190,312	0.0%
Visalia-Tulare-Porterville CA MSA	3,969,198	0.3%
Waco TX MSA	101,993	0.0%
Washington DC-MD-VA-WV PMSA	60,717,560	4.4%
Waterloo-Cedar Falls, IA	281,471	0.0%
Wausau WI MSA	170,454	0.0%
West Palm Beach-Boca Raton FL MSA	10,232,750	0.7%
Wheeling WV-OH MSA	334,908	0.0%
Wichita, KS	1,375,778	0.1%
Williamsport PA MSA	166,275	0.0%
Wilmington NC MSA	1,612,596	0.1%
Wilmington-Newark DE-MD PMSA	4,997,937	0.4%
Yakima WA MSA	498,119	0.0%
Yolo CA PMSA	869,390	0.1%
York PA MSA	770,069	0.1%
Youngstown-Warren, OH	1,105,954	0.1%
Yuba City CA MSA	2,092,872	0.2%
Yuma AZ MSA	485,973	0.0%
Total:	1,385,408,248	100%

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – 40Y Original Amortization Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.

Total Number of Loans	632
Total Outstanding Loan Balance	$149,004,242*	Min	Max
Average Loan Current Balance	$235,766	$57,546	$710,761
Weighted Average Original LTV	78.6%
Weighted Average Coupon	7.72%	6.03%	11.00%
Arm Weighted Average Coupon	7.72%
Fixed Weighted Average Coupon	7.80%
Weighted Average Margin	5.96%	3.32%	8.64%
Weighted Average FICO (Non-Zero)	626
Weighted Average Age (Months)	3
% First Liens	100.0%
% Second Liens	0.0%
% Arms	98.1%
% Fixed	1.9%
% of Loans with Mortgage Insurance	0.0%

*

40yr Amortization loans with amount to approximately [$150,500,000] of the total [$1,400,000,100] in collateral.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
6.03 - 6.50	22	5,012,086	3.4	6.34	74.8	648
6.51 - 7.00	120	29,107,239	19.5	6.84	79.1	640
7.01 - 7.50	128	30,774,956	20.7	7.30	77.8	632
7.51 - 8.00	161	37,208,832	25.0	7.81	78.6	624
8.01 - 8.50	105	25,186,529	16.9	8.26	79.6	628
8.51 - 9.00	58	12,729,865	8.5	8.79	79.9	601
9.01 - 9.50	26	5,868,611	3.9	9.25	76.9	587
9.51 - 10.00	10	2,730,674	1.8	9.71	81.1	591
10.01 - 10.50	1	220,469	0.1	10.40	90.0	594
10.51 - 11.00	1	164,981	0.1	11.00	41.3	558
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
FICO	Loans	Balance	Balance	%	%	FICO
504 - 525	8	1,795,596	1.2	8.74	72.4	518
526 - 550	29	6,595,170	4.4	8.49	74.2	540
551 - 575	60	13,960,372	9.4	8.08	71.6	565
576 - 600	92	23,514,705	15.8	7.89	78.9	589
601 - 625	113	26,932,523	18.1	7.66	78.5	613
626 - 650	153	35,343,632	23.7	7.56	80.1	637
651 - 675	89	19,483,638	13.1	7.48	80.1	662
676 - 700	41	9,530,753	6.4	7.52	79.4	687
701 - 725	27	6,553,611	4.4	7.63	83.3	710
726 - 750	13	3,806,989	2.6	7.59	82.0	733
751 - 775	4	815,519	0.5	7.45	80.6	763
776 - 791	3	671,734	0.5	7.26	83.6	785
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
57,546 - 100,000	42	3,510,163	2.4	7.74	79.6	639
100,001 - 150,000	112	13,954,296	9.4	7.76	73.4	625
150,001 - 200,000	133	23,102,681	15.5	7.76	77.7	627
200,001 - 250,000	103	23,157,881	15.5	7.74	77.4	620
250,001 - 300,000	77	20,999,720	14.1	7.57	79.4	619
300,001 - 350,000	71	23,057,452	15.5	7.91	81.4	636
350,001 - 400,000	42	15,609,693	10.5	7.68	78.8	626
400,001 - 450,000	19	8,029,847	5.4	7.63	76.5	628
450,001 - 500,000	16	7,663,537	5.1	7.53	81.6	622
500,001 - 550,000	7	3,656,107	2.5	7.77	81.4	619
550,001 - 600,000	5	2,899,799	1.9	7.43	78.1	632
600,001 - 650,000	2	1,280,336	0.9	8.52	87.5	661
650,001 - 700,000	2	1,371,967	0.9	7.94	85.0	637
700,001 - 710,761	1	710,761	0.5	6.91	80.0	634
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Original LTV (%)	Loans	Balance	Balance	%	%	FICO
29.74 - 50.00	14	2,029,015	1.4	7.79	44.1	606
50.01 - 55.00	11	2,009,787	1.3	7.62	52.5	572
55.01 - 60.00	14	2,971,308	2.0	7.95	57.7	599
60.01 - 65.00	35	7,449,452	5.0	7.64	63.3	593
65.01 - 70.00	37	8,841,409	5.9	7.66	68.8	608
70.01 - 75.00	56	14,552,808	9.8	7.92	74.1	607
75.01 - 80.00	313	70,349,929	47.2	7.60	79.8	638
80.01 - 85.00	63	17,275,778	11.6	7.71	84.3	617
85.01 - 90.00	80	21,050,197	14.1	7.97	89.7	636
90.01 - 95.00	8	2,394,678	1.6	8.20	94.7	644
95.01 - 100.00	1	79,881	0.1	8.63	100.0	676
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	127	27,375,546	18.4	8.04	79.1	643
1.00	17	4,098,981	2.8	7.99	78.9	630
2.00	422	101,528,704	68.1	7.63	78.4	624
3.00	66	16,001,011	10.7	7.67	79.3	611
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	327	72,489,917	48.6	7.48	79.3	613
Reduced	89	23,578,323	15.8	8.18	82.7	648
Stated Income / Stated Assets	216	52,936,002	35.5	7.85	75.8	634
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	603	141,717,882	95.1	7.72	78.6	624
Second Home	6	1,846,271	1.2	7.84	77.3	675
Investor	23	5,440,088	3.7	7.75	80.4	664
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
State	Loans	Balance	Balance	%	%	FICO
California	242	74,478,804	50.0	7.64	77.6	617
Florida	89	17,741,884	11.9	7.68	79.2	628
Illinois	66	13,132,297	8.8	7.90	78.8	644
Washington	28	6,384,752	4.3	7.56	81.5	628
Arizona	23	4,587,948	3.1	8.14	78.2	630
Minnesota	22	4,164,319	2.8	7.69	82.0	626
Massachusetts	11	3,140,137	2.1	7.76	79.0	630
Georgia	24	3,132,160	2.1	7.89	80.7	628
New Jersey	10	2,690,690	1.8	7.95	79.2	651
Michigan	17	2,652,956	1.8	8.41	84.2	615
Oregon	14	2,326,812	1.6	7.76	80.0	643
Nevada	10	2,208,369	1.5	7.96	81.1	685
Virginia	7	1,967,967	1.3	7.68	77.9	644
North Carolina	6	964,209	0.6	7.81	84.8	655
Maryland	4	880,917	0.6	7.71	79.6	608
Other	59	8,550,020	5.7	7.70	78.2	641
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	214	47,302,857	31.7	7.82	82.1	651
Refinance - Rate Term	39	8,657,474	5.8	7.33	78.9	633
Refinance - Cashout	379	93,043,910	62.4	7.71	76.9	613
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28 - Balloon 40/30	269	56,126,515	37.7	7.68	79.0	634
Arm 2/28 - Dual 40/30	343	87,607,928	58.8	7.76	78.5	621
Arm 3/27 - Balloon 40/30	7	1,497,391	1.0	7.21	80.0	649
Arm 5/25 - Balloon 40/30	3	883,027	0.6	7.27	70.4	677
Fixed Balloon 40/30	10	2,889,380	1.9	7.80	78.8	620
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	503	116,962,810	78.5	7.70	78.4	625
PUD	50	13,572,569	9.1	7.90	82.3	632
Condo	49	9,278,181	6.2	7.75	78.0	636
2 Family	28	8,570,087	5.8	7.68	76.3	629
3-4 Family	2	620,595	0.4	7.99	77.7	639
Total:	632	149,004,242	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
3.32 - 4.00	5	1,024,825	0.7	8.10	80.9	665
5.01 - 5.50	208	51,408,848	35.2	7.53	79.5	633
5.51 - 6.00	196	48,718,663	33.3	7.74	77.2	615
6.01 - 6.50	51	11,331,571	7.8	7.28	79.2	649
6.51 - 7.00	114	23,624,177	16.2	7.95	79.9	628
7.01 - 7.50	24	5,702,439	3.9	8.27	79.2	624
7.51 - 8.00	18	3,160,306	2.2	8.68	77.4	604
8.01 - 8.50	5	876,474	0.6	9.15	66.7	582
8.51 - 8.64	1	267,559	0.2	9.64	75.0	547
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
16 - 18	1	77,247	0.1	6.74	80.0	616
19 - 21	266	60,833,456	41.6	7.65	79.2	619
22 - 24	345	82,823,741	56.7	7.79	78.2	631
31 - 33	5	987,714	0.7	6.97	80.0	642
34 - 36	2	509,677	0.3	7.68	80.0	660
37 >=	3	883,027	0.6	7.27	70.4	677
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.04 - 11.50	6	1,234,931	0.8	6.31	76.6	645
11.51 - 12.00	27	7,355,156	5.0	6.84	76.5	655
12.01 - 12.50	47	10,440,510	7.1	7.12	74.6	628
12.51 - 13.00	98	20,302,793	13.9	7.35	77.4	643
13.01 - 13.50	85	19,710,149	13.5	7.74	78.3	632
13.51 - 14.00	117	26,212,340	17.9	7.53	80.6	630
14.01 - 14.50	96	24,060,102	16.5	7.73	79.7	630
14.51 - 15.00	73	18,196,149	12.5	8.06	79.4	607
15.01 - 15.50	31	7,699,865	5.3	8.41	79.0	624
15.51 - 16.00	25	6,645,522	4.5	8.91	78.5	584
16.01 - 16.50	13	3,084,056	2.1	9.29	78.4	569
16.51 - 16.90	4	1,173,290	0.8	9.71	78.9	585
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
6.03 - 6.50	22	5,012,086	3.4	6.34	74.8	648
6.51 - 7.00	123	29,786,495	20.4	6.90	78.8	639
7.01 - 7.50	127	30,532,798	20.9	7.30	77.8	632
7.51 - 8.00	155	35,273,211	24.1	7.81	78.8	625
8.01 - 8.50	101	24,353,490	16.7	8.25	79.8	627
8.51 - 9.00	57	12,487,790	8.5	8.79	79.8	602
9.01 - 9.50	26	5,868,611	4.0	9.25	76.9	587
9.51 - 10.00	9	2,414,931	1.7	9.68	80.0	597
10.01 - 10.50	1	220,469	0.2	10.40	90.0	594
10.51 - 11.00	1	164,981	0.1	11.00	41.3	558
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	16	4,200,551	2.9	7.79	73.4	581
2.00	147	35,112,516	24.0	7.79	76.1	625
3.00	458	106,362,472	72.8	7.70	79.7	628
5.00	1	439,324	0.3	7.00	60.7	666
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	406	88,813,429	60.8	7.73	78.2	633
1.50	18	4,734,508	3.2	7.72	74.9	591
2.00	198	52,566,924	36.0	7.71	79.6	619
Total:	622	146,114,862	100.0	7.72	78.6	626

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	632	149,004,242	100.0	7.72	78.6	626
Total:	632	149,004,242	100.0	7.72	78.6	626

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Interest Only Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  The mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,147
Total Outstanding Loan Balance	$307,872,965*	Min	Max
Average Loan Current Balance	$268,416	$54,000	$950,000
Weighted Average Original LTV	80.3%
Weighted Average Coupon	7.22%	4.95%	9.59%
Arm Weighted Average Coupon	7.22%
Fixed Weighted Average Coupon	7.25%
Weighted Average Margin	5.48%	1.88%	8.55%
Weighted Average FICO (Non-Zero)	651
Weighted Average Age (Months)	3
% First Liens	100.0%
% Second Liens	0.0%
% Arms	97.9%
% Fixed	2.1%
% of Loans with Mortgage Insurance	0.0%

*

Interest only loans will compromise approximately [$311,000,000] of the total [$1,400,000,100] in collateral.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.95 - 5.00	3	1,108,668	0.4	4.95	79.0	717
5.01 - 5.50	15	5,057,807	1.6	5.41	76.8	693
5.51 - 6.00	41	14,113,287	4.6	5.81	76.2	667
6.01 - 6.50	138	44,362,477	14.4	6.34	78.9	654
6.51 - 7.00	236	66,707,644	21.7	6.80	80.2	653
7.01 - 7.50	292	71,286,687	23.2	7.29	81.2	651
7.51 - 8.00	237	60,673,529	19.7	7.79	79.7	645
8.01 - 8.50	105	25,930,557	8.4	8.26	81.7	648
8.51 - 9.00	57	12,787,485	4.2	8.72	82.7	634
9.01 - 9.50	19	4,925,825	1.6	9.30	87.9	634
9.51 - 9.59	4	919,000	0.3	9.56	93.6	604
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
FICO	Loans	Balance	Balance	%	%	FICO
518 - 525	1	170,000	0.1	7.95	68.0	518
526 - 550	1	225,000	0.1	7.41	90.0	549
551 - 575	7	1,518,475	0.5	7.66	79.3	561
576 - 600	133	32,170,591	10.4	7.36	79.2	590
601 - 625	239	61,205,856	19.9	7.39	79.4	614
626 - 650	306	75,493,920	24.5	7.34	81.1	639
651 - 675	214	61,570,417	20.0	7.12	80.8	662
676 - 700	116	33,658,850	10.9	7.01	80.5	688
701 - 725	68	21,126,626	6.9	7.00	79.9	710
726 - 750	33	9,850,439	3.2	6.86	82.8	737
751 - 775	19	6,781,190	2.2	6.76	79.5	763
776 - 800	9	3,601,600	1.2	7.48	80.0	786
801 - 806	1	500,000	0.2	5.59	46.2	806
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
54,000 - 100,000	72	6,162,294	2.0	7.55	78.2	637
100,001 - 150,000	201	25,641,133	8.3	7.55	79.3	637
150,001 - 200,000	208	36,841,490	12.0	7.32	79.9	641
200,001 - 250,000	160	36,130,458	11.7	7.29	81.6	645
250,001 - 300,000	143	39,296,582	12.8	7.20	79.4	652
300,001 - 350,000	90	29,268,399	9.5	7.21	80.2	652
350,001 - 400,000	68	25,307,274	8.2	7.13	80.7	654
400,001 - 450,000	56	23,900,983	7.8	6.98	81.4	664
450,001 - 500,000	49	23,468,030	7.6	7.15	80.8	657
500,001 - 550,000	32	16,695,068	5.4	7.24	80.7	661
550,001 - 600,000	27	15,611,206	5.1	7.08	81.5	640
600,001 - 650,000	12	7,492,701	2.4	7.18	83.0	639
650,001 - 700,000	10	6,824,800	2.2	7.03	79.0	671
700,001 - 750,000	5	3,648,751	1.2	7.13	77.3	658
750,001 - 800,000	8	6,271,200	2.0	7.49	76.9	680
800,001 - 850,000	1	803,612	0.3	5.63	80.0	710
850,001 - 900,000	3	2,635,950	0.9	7.15	78.1	692
900,001 - 950,000	2	1,873,034	0.6	6.01	77.1	661
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Original LTV (%)	Loans	Balance	Balance	%	%	FICO
22.51 - 50.00	13	2,977,396	1.0	7.05	40.1	652
50.01 - 55.00	13	2,589,500	0.8	7.27	53.4	639
55.01 - 60.00	11	2,158,800	0.7	7.02	58.3	636
60.01 - 65.00	20	6,339,874	2.1	7.18	63.3	624
65.01 - 70.00	37	9,174,104	3.0	6.84	68.7	625
70.01 - 75.00	53	16,311,168	5.3	6.99	73.8	638
75.01 - 80.00	729	190,788,814	62.0	7.17	79.8	660
80.01 - 85.00	82	25,743,106	8.4	7.16	84.3	634
85.01 - 90.00	147	41,289,883	13.4	7.52	89.7	638
90.01 - 95.00	36	9,260,820	3.0	7.83	94.5	650
95.01 - 100.00	6	1,239,500	0.4	9.07	99.8	669
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	219	64,478,751	20.9	7.71	80.4	651
0.50	2	552,000	0.2	7.07	80.0	676
1.00	31	10,121,652	3.3	7.58	80.3	658
2.00	771	199,330,846	64.7	7.07	80.5	648
3.00	123	33,229,715	10.8	7.06	79.0	668
5.00	1	160,000	0.1	7.45	86.5	600
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	850	221,583,606	72.0	7.05	80.5	643
Reduced	132	38,073,650	12.4	7.73	80.8	661
Stated Income / Stated Assets	164	48,140,708	15.6	7.62	79.2	680
No Income / No Assets	1	75,000	0.0	7.25	60.0	628
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	1,130	303,701,790	98.6	7.21	80.3	651
Second Home	8	2,052,199	0.7	7.26	76.6	645
Investor	9	2,118,975	0.7	8.18	78.8	650
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
State	Loans	Balance	Balance	%	%	FICO
California	341	127,363,097	41.4	6.97	79.5	662
Arizona	106	23,752,334	7.7	7.49	80.6	638
Florida	96	21,382,343	6.9	7.52	79.6	649
Maryland	63	16,428,362	5.3	7.25	80.6	636
Nevada	61	13,997,206	4.5	7.32	81.7	649
Washington	52	11,969,148	3.9	7.20	81.8	649
Virginia	42	11,372,687	3.7	7.35	79.5	641
New York	22	8,229,058	2.7	7.38	81.2	641
Colorado	40	8,138,648	2.6	7.37	80.7	649
Oregon	33	6,813,410	2.2	7.34	80.7	658
Illinois	20	5,503,652	1.8	7.66	82.2	646
Georgia	33	5,383,324	1.7	7.50	82.5	636
New Jersey	15	4,628,200	1.5	8.09	80.0	624
Texas	17	3,571,380	1.2	7.44	82.5	643
Massachusetts	10	3,415,487	1.1	6.83	78.3	642
Other	196	35,924,628	11.7	7.39	81.3	642
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	581	149,928,435	48.7	7.27	80.8	663
Refinance - Rate Term	56	12,910,754	4.2	7.31	80.8	642
Refinance - Cashout	510	145,033,776	47.1	7.16	79.7	640
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,040	281,508,850	91.4	7.22	80.4	650
Arm 3/27	72	16,961,550	5.5	7.40	80.1	654
Arm 5/25	8	2,816,288	0.9	6.56	73.6	690
Fixed Rate	27	6,586,276	2.1	7.25	77.4	651
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	943	255,458,506	83.0	7.20	80.4	650
Condo	107	23,115,136	7.5	7.09	80.0	662
PUD	73	21,134,690	6.9	7.60	80.2	656
2 Family	22	7,253,883	2.4	7.21	78.0	650
3-4 Family	2	910,750	0.3	7.87	81.9	681
Total:	1,147	307,872,965	100.0	7.22	80.3	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.88 - 4.00	66	23,253,870	7.7	6.13	78.4	677
4.01 - 4.50	179	49,381,800	16.4	6.67	78.7	648
4.51 - 5.00	167	41,824,010	13.9	7.10	81.0	631
5.01 - 5.50	155	46,902,287	15.6	7.23	80.3	645
5.51 - 6.00	175	49,158,116	16.3	7.24	81.2	662
6.01 - 6.50	156	36,587,307	12.1	7.39	80.6	658
6.51 - 7.00	122	30,650,269	10.2	7.84	80.0	654
7.01 - 7.50	57	13,195,385	4.4	8.30	81.5	650
7.51 - 8.00	34	8,014,345	2.7	8.70	83.8	633
8.01 - 8.50	8	2,079,600	0.7	9.41	90.1	644
8.51 - 8.55	1	239,700	0.1	9.55	85.0	560
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
13 - 15	2	387,413	0.1	6.46	80.0	614
16 - 18	38	11,435,097	3.8	6.58	81.5	650
19 - 21	673	181,821,073	60.3	7.10	80.4	645
22 - 24	327	87,865,267	29.2	7.54	80.3	662
31 - 33	46	11,563,660	3.8	7.29	80.3	644
34 - 36	26	5,397,890	1.8	7.62	79.5	676
37 >=	8	2,816,288	0.9	6.56	73.6	690
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.50 - 11.50	28	10,053,119	3.3	5.66	77.3	699
11.51 - 12.00	46	15,333,905	5.1	6.01	77.7	664
12.01 - 12.50	123	38,637,921	12.8	6.38	79.0	650
12.51 - 13.00	206	58,156,264	19.3	6.87	80.3	653
13.01 - 13.50	230	55,502,277	18.4	7.26	81.4	654
13.51 - 14.00	192	49,127,430	16.3	7.62	80.7	644
14.01 - 14.50	136	37,092,490	12.3	7.77	81.1	647
14.51 - 15.00	86	22,247,143	7.4	8.18	78.8	642
15.01 - 15.50	42	9,270,492	3.1	8.64	83.7	648
15.51 - 16.00	24	4,198,328	1.4	8.87	86.3	627
16.01 - 16.50	6	1,436,020	0.5	9.24	83.9	613
16.51 - 16.59	1	231,300	0.1	9.59	90.0	600
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.95 - 5.50	22	7,096,674	2.4	5.61	77.4	686
5.51 - 6.00	70	20,534,627	6.8	6.42	77.8	665
6.01 - 6.50	135	43,876,200	14.6	6.36	79.1	654
6.51 - 7.00	237	67,111,464	22.3	6.84	80.2	652
7.01 - 7.50	271	66,454,567	22.1	7.29	81.1	651
7.51 - 8.00	216	55,170,559	18.3	7.81	80.1	645
8.01 - 8.50	93	23,538,887	7.8	8.27	81.9	650
8.51 - 9.00	55	12,269,285	4.1	8.71	82.2	631
9.01 - 9.50	17	4,315,425	1.4	9.31	88.5	639
9.51 - 9.59	4	919,000	0.3	9.56	93.6	604
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1	474,500	0.2	7.30	63.7	619
1.50	47	10,934,900	3.6	7.33	78.1	642
2.00	65	22,649,526	7.5	7.32	79.8	648
3.00	1,003	265,325,070	88.1	7.21	80.6	651
5.00	4	1,902,692	0.6	6.31	70.6	714
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	934	254,830,727	84.6	7.17	80.5	653
1.50	128	25,505,237	8.5	7.63	78.9	638
2.00	58	20,950,724	7.0	7.39	79.8	646
Total:	1,120	301,286,689	100.0	7.22	80.4	651

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
24	18	4,389,519	1.4	7.43	75.4	633
36	2	293,500	0.1	7.07	83.3	628
60	1,107	298,361,501	96.9	7.22	80.3	651
120	20	4,828,445	1.6	7.17	82.3	660
Total:	1,147	307,872,965	100.0	7.22	80.3	651

HOME EQUITY ASSET TRUST 2006-3

DERIVED INFORMATION  [2/3/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Silent Second Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/06 cutoff date.  Approximately 40.2% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.

Total Number of Loans	2,074
Total Outstanding Loan Balance	$391,285,262*	Min	Max
Average Loan Current Balance	$188,662	$25,457	$945,963
Weighted Average Original LTV	79.8%
Weighted Average Coupon	7.37%	4.50%	11.45%
Arm Weighted Average Coupon	7.37%
Fixed Weighted Average Coupon	7.46%
Weighted Average Margin	5.82%	1.88%	9.53%
Weighted Average FICO (Non-Zero)	656
Weighted Average Age (Months)	3
% First Liens	100.0%
% Second Liens	0.0%
% Arms	93.5%
% Fixed	6.5%
% of Loans with Mortgage Insurance	0.3%
*

Loans with silent seconds will compromise approximately [$395,400,000] of the total [$1,400,000,100] in collateral.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.50 - 5.00	4	1,284,761	0.3	4.86	79.2	681
5.01 - 5.50	14	4,541,977	1.2	5.41	78.2	683
5.51 - 6.00	40	13,939,836	3.6	5.81	77.5	672
6.01 - 6.50	146	36,114,037	9.2	6.35	79.6	668
6.51 - 7.00	394	82,400,261	21.1	6.82	79.7	659
7.01 - 7.50	498	90,754,556	23.2	7.30	79.8	656
7.51 - 8.00	514	90,353,451	23.1	7.78	80.0	653
8.01 - 8.50	243	41,394,772	10.6	8.26	80.0	651
8.51 - 9.00	146	20,767,351	5.3	8.74	79.9	634
9.01 - 9.50	41	5,862,326	1.5	9.22	81.5	635
9.51 - 10.00	19	2,581,764	0.7	9.70	82.3	600
10.01 - 10.50	6	464,788	0.1	10.20	85.0	566
10.51 - 11.00	2	92,556	0.0	10.62	85.0	564
11.01 - 11.45	7	732,826	0.2	11.35	80.8	556
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
FICO	Loans	Balance	Balance	%	%	FICO
Unavailable	4	240,626	0.1	9.98	79.6	0
501 - 525	7	985,520	0.3	9.20	81.1	511
526 - 550	8	875,269	0.2	10.72	81.4	541
551 - 575	23	2,692,492	0.7	8.17	76.8	567
576 - 600	166	24,130,850	6.2	7.88	80.7	590
601 - 625	399	61,698,804	15.8	7.52	79.8	615
626 - 650	596	108,872,133	27.8	7.42	79.9	638
651 - 675	396	85,481,657	21.8	7.20	79.7	662
676 - 700	228	48,575,402	12.4	7.20	79.7	687
701 - 725	127	30,604,933	7.8	7.23	79.6	711
726 - 750	60	12,997,168	3.3	7.01	79.7	736
751 - 775	40	9,223,967	2.4	7.12	79.0	764
776 - 800	18	4,365,054	1.1	7.45	79.1	787
801 - 809	2	541,387	0.1	7.87	78.1	805
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
25,457 - 50,000	16	631,040	0.2	8.97	77.9	612
50,001 - 100,000	479	37,961,428	9.7	7.78	80.1	641
100,001 - 150,000	561	69,619,324	17.8	7.61	79.9	642
150,001 - 200,000	353	61,234,153	15.6	7.32	79.7	651
200,001 - 250,000	204	45,880,017	11.7	7.32	79.9	655
250,001 - 300,000	144	39,623,981	10.1	7.28	80.0	657
300,001 - 350,000	96	31,089,546	7.9	7.43	80.0	666
350,001 - 400,000	77	28,620,041	7.3	7.24	79.6	659
400,001 - 450,000	36	15,287,504	3.9	7.16	79.7	681
450,001 - 500,000	38	18,179,876	4.6	7.05	79.6	665
500,001 - 550,000	26	13,571,213	3.5	7.11	79.6	671
550,001 - 600,000	17	9,821,543	2.5	7.05	80.6	658
600,001 - 650,000	3	1,868,000	0.5	7.79	80.0	659
650,001 - 700,000	12	8,137,009	2.1	7.17	78.9	680
700,001 - 750,000	3	2,178,863	0.6	6.25	80.0	661
750,001 - 800,000	4	3,079,200	0.8	7.20	79.6	725
850,001 - 900,000	3	2,635,950	0.7	7.15	78.1	692
900,001 - 945,963	2	1,866,576	0.5	6.20	71.4	662
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Original LTV (%)	Loans	Balance	Balance	%	%	FICO
40.43 - 50.00	4	679,457	0.2	6.41	43.7	687
50.01 - 55.00	2	363,549	0.1	6.05	53.0	642
55.01 - 60.00	2	271,604	0.1	5.94	56.1	713
60.01 - 65.00	3	790,363	0.2	6.23	61.7	719
65.01 - 70.00	9	2,565,816	0.7	7.08	69.0	655
70.01 - 75.00	27	6,100,478	1.6	6.74	74.2	657
75.01 - 80.00	1,968	371,961,393	95.1	7.37	79.9	656
80.01 - 85.00	32	3,840,379	1.0	8.12	84.0	624
85.01 - 90.00	26	4,617,223	1.2	8.19	89.4	628
90.01 - 95.00	1	95,000	0.0	8.25	95.0	629
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	392	81,959,313	20.9	7.64	79.5	659
0.50	2	552,000	0.1	7.07	80.0	676
1.00	54	13,939,190	3.6	7.59	79.3	660
2.00	1,338	240,148,234	61.4	7.27	80.0	652
3.00	288	54,686,524	14.0	7.34	79.6	663
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,289	229,860,432	58.7	7.11	79.7	646
Reduced	288	66,715,865	17.1	7.83	80.0	661
Stated Income / Stated Assets	497	94,708,966	24.2	7.69	79.9	676
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,061	389,107,098	99.4	7.37	79.8	655
Second Home	3	1,020,010	0.3	7.36	73.5	708
Investor	10	1,158,153	0.3	7.83	80.3	656
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
State	Loans	Balance	Balance	%	%	FICO
California	294	102,599,479	26.2	6.95	79.6	672
Florida	188	37,378,470	9.6	7.65	80.0	659
Texas	161	19,218,501	4.9	7.73	80.0	635
Washington	76	15,760,255	4.0	7.17	79.8	660
Arizona	76	15,186,739	3.9	7.66	80.0	653
Illinois	72	14,887,772	3.8	7.67	79.2	655
Oregon	66	13,325,894	3.4	7.21	79.4	665
Nevada	53	11,987,653	3.1	7.26	80.0	655
Georgia	83	10,739,379	2.7	7.47	80.0	648
Virginia	51	10,415,074	2.7	7.31	79.4	647
Colorado	63	10,301,142	2.6	7.49	79.5	642
Maryland	47	10,093,839	2.6	7.20	79.2	644
Ohio	68	8,418,589	2.2	7.32	80.9	638
North Carolina	67	8,255,431	2.1	7.78	80.1	643
New York	32	8,153,880	2.1	7.61	80.0	659
Other	677	94,563,164	24.2	7.57	80.0	646
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,626	298,755,228	76.4	7.45	80.0	657
Refinance - Rate Term	157	26,274,120	6.7	7.13	79.0	649
Refinance - Cashout	291	66,255,913	16.9	7.14	79.3	651
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 1Y	8	1,728,343	0.4	6.70	71.4	647
Arm 2/28	1,565	293,885,443	75.1	7.33	79.9	656
Arm 2/28 - Balloon 40/30	144	27,799,211	7.1	7.55	80.0	656
Arm 2/28 - Dual 40/30	71	16,684,773	4.3	7.68	80.2	643
Arm 3/27	116	22,089,214	5.6	7.38	79.8	656
Arm 3/27 - Balloon 40/30	6	1,225,958	0.3	7.31	80.0	663
Arm 5/25	6	1,881,482	0.5	7.36	79.8	658
Arm 5/25 - Balloon 40/30	2	443,704	0.1	7.54	80.0	688
Fixed Balloon 30/15	24	4,096,496	1.0	7.37	80.3	655
Fixed Balloon 40/30	3	575,252	0.1	8.19	80.0	660
Fixed Rate	129	20,875,386	5.3	7.46	78.8	661
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	1,742	318,467,628	81.4	7.35	79.8	654
PUD	127	32,064,366	8.2	7.52	80.0	659
Condo	144	26,651,820	6.8	7.27	80.0	663
2 Family	53	12,293,554	3.1	7.60	80.1	670
3-4 Family	8	1,807,893	0.5	8.01	80.0	654
Total:	2,074	391,285,262	100.0	7.37	79.8	656

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
1.88 - 4.00	99	29,581,853	8.1	6.21	79.3	675
4.01 - 4.50	116	26,488,280	7.2	6.73	79.4	654
4.51 - 5.00	93	19,508,071	5.3	7.16	79.8	633
5.01 - 5.50	206	44,396,989	12.1	7.28	80.0	655
5.51 - 6.00	412	83,940,612	23.0	7.15	79.9	659
6.01 - 6.50	374	62,647,352	17.1	7.39	79.9	656
6.51 - 7.00	378	63,352,425	17.3	7.83	79.8	654
7.01 - 7.50	144	21,816,684	6.0	8.47	80.0	653
7.51 - 8.00	72	10,583,341	2.9	8.79	80.4	633
8.01 - 8.50	21	3,144,657	0.9	9.44	80.5	614
8.51 - 9.00	1	172,324	0.0	10.11	85.0	579
9.01 - 9.53	2	105,540	0.0	10.30	82.6	545
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	1	114,967	0.0	11.45	80.0	587
4 - 6	1	368,886	0.1	11.45	80.0	547
7 - 9	8	1,728,343	0.5	6.70	71.4	647
16 - 18	40	8,544,103	2.3	6.74	79.1	646
19 - 21	1,141	205,927,793	56.3	7.21	79.9	653
22 - 24	597	123,413,677	33.7	7.67	79.8	660
28 - 30	4	715,593	0.2	6.72	79.6	605
31 - 33	73	13,883,024	3.8	7.09	79.8	651
34 - 36	45	8,716,556	2.4	7.88	79.9	671
37 >=	8	2,325,186	0.6	7.40	79.9	664
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
10.50 - 11.50	24	7,973,893	2.2	5.57	78.8	680
11.51 - 12.00	52	16,853,051	4.6	6.12	78.4	668
12.01 - 12.50	141	33,803,593	9.2	6.49	79.7	669
12.51 - 13.00	347	71,826,612	19.6	6.92	79.7	659
13.01 - 13.50	391	70,579,782	19.3	7.34	79.9	657
13.51 - 14.00	364	64,009,124	17.5	7.66	80.0	655
14.01 - 14.50	216	42,196,754	11.5	7.83	79.8	654
14.51 - 15.00	202	34,897,246	9.5	8.12	80.2	641
15.01 - 15.50	94	13,240,373	3.6	8.47	80.4	634
15.51 - 16.00	59	7,095,640	1.9	8.88	80.1	628
16.01 - 16.50	15	1,493,232	0.4	9.39	84.5	599
16.51 - 17.00	8	995,473	0.3	9.81	81.2	574
17.01 - 17.50	2	225,798	0.1	10.33	85.0	579
18.01 - 18.45	3	547,558	0.1	11.40	80.6	555
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
4.50 - 5.50	22	6,852,478	1.9	5.79	78.6	671
5.51 - 6.00	105	25,552,424	7.0	6.82	79.1	661
6.01 - 6.50	141	34,826,411	9.5	6.37	79.9	667
6.51 - 7.00	371	77,998,714	21.3	6.83	79.8	659
7.01 - 7.50	441	80,517,694	22.0	7.30	79.7	656
7.51 - 8.00	446	78,146,445	21.4	7.78	80.1	652
8.01 - 8.50	205	35,625,825	9.7	8.26	79.9	654
8.51 - 9.00	127	18,345,166	5.0	8.74	79.9	635
9.01 - 9.50	34	4,637,379	1.3	9.21	81.9	624
9.51 - 10.00	15	2,140,921	0.6	9.69	82.1	604
10.01 - 10.50	6	464,788	0.1	10.20	85.0	566
10.51 - 11.00	2	92,556	0.0	10.62	85.0	564
11.01 - 11.45	3	537,327	0.1	11.41	80.5	557
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.50	26	6,371,930	1.7	7.24	80.0	663
2.00	90	24,362,029	6.7	7.65	80.0	648
3.00	1,800	334,152,979	91.4	7.35	79.8	656
5.00	2	851,190	0.2	6.95	79.6	678
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,573	307,297,794	84.0	7.30	79.9	659
1.50	253	35,980,870	9.8	7.90	80.1	632
2.00	92	22,459,465	6.1	7.36	79.2	646
Total:	1,918	365,738,129	100.0	7.37	79.8	655

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	1,456	234,006,483	59.8	7.50	79.8	649
24	7	2,115,920	0.5	7.23	80.0	665
36	1	94,000	0.0	7.25	80.0	666
60	601	152,829,339	39.1	7.18	79.8	665
120	9	2,239,520	0.6	7.31	80.0	656
Total:	2,074	391,285,262	100.0	7.37	79.8	656